UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Aaron’s, Inc.

(Name of Registrant as Specified in Its Charter)

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309 E. Paces Ferry Road, N.E.

Atlanta, Georgia 30305-2377

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 6, 2015

The 2015 Annual Meeting of Shareholders of Aaron’s, Inc., which we refer to as “Aaron’s” or the “Company,” will be held on Wednesday, May 6, 2015, at 9:00 a.m., local time, at the Atlanta Financial Center, 3343 Peachtree Road, NE, Atlanta, Georgia 30326, for the purpose of considering and voting on the following:

1.	To elect seven directors to serve for a term expiring at the 2016 Annual Meeting of Shareholders.

2.	To vote on a non-binding advisory resolution approving Aaron’s executive compensation.

3.	To ratify the appointment of Ernst & Young LLP as Aaron’s independent registered public accounting firm for 2015.

4.	To adopt and approve the Aaron’s, Inc. 2015 Equity and Incentive Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Information relating to the above items is set forth in the accompanying Proxy Statement.

Only shareholders of record, as shown on the stock transfer books of Aaron’s, on March 26, 2015 are entitled to notice of, or to vote at, the meeting. If you hold shares through a bank, broker or other nominee, more commonly known as holding shares in “street name,” you must contact the firm that holds your shares for instructions on how to vote your shares.

If you were a shareholder of record on March 26, 2015, you are strongly encouraged to vote in one of the following ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it promptly in the enclosed postage-prepaid envelope; (2) by completing your proxy on the Internet at the website listed on the proxy card; or (3) by telephone using the telephone number listed on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Robert W. Kamerschen

Executive Vice President, General Counsel

and Corporate Secretary

Atlanta, Georgia

April 7, 2015

Aaron’s, Inc.

309 E. Paces Ferry Road, N.E.

Atlanta, Georgia 30305-2377

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of Aaron’s, Inc., which we refer to as “Aaron’s” or the “Company,” of proxies for use at the 2015 Annual Meeting of Shareholders to be held at the Atlanta Financial Center, 3343 Peachtree Road, NE, Atlanta, Georgia 30326 on Wednesday, May 6, 2015 at 9:00 a.m., local time, which we refer to as the “Annual Meeting,” and any adjournment or postponement of the Annual Meeting.

On or about April 7, 2015, the Company first sent this Proxy Statement, the enclosed proxy card, the accompanying Notice of Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2014, which we refer to as the “Annual Report,” to our registered and beneficial shareholders. All shareholders have the ability to access this Proxy Statement, the enclosed proxy card, the accompanying Notice of Annual Meeting of Shareholders and the Annual Report by (i) accessing the materials at http://www.aarons.com/proxy and http://www.aarons.com/annualreport or (ii) requesting a printed set of these materials from us at no charge. To request a printed copy of these materials, please write to us at our principal executive offices located at the address above.

Only shareholders, the board of directors, board nominees, management of the Company and management’s invited guests are permitted to attend the Annual Meeting. If you are a shareholder of record and wish to attend the Annual Meeting, you must provide valid picture identification, such as a driver’s license or passport, showing a name that matches a name on the Company’s list of record shareholders as of March 26, 2015 to be admitted to the Annual Meeting. If you hold your shares through a bank, broker or other nominee, more commonly known as holding shares in “street name,” and desire to vote at the Annual Meeting, you must inform your broker or other nominee and request a “legal” proxy from the broker or nominee. You will need to bring the legal proxy to the Annual Meeting along with valid picture identification. If you do not have a legal proxy, you will not be able to vote at the Annual Meeting. You are, however, still welcome to attend the Annual Meeting, but you must bring your most recent brokerage account statement showing that you owned Aaron’s common stock as of the record date along with valid picture identification to be admitted to the Annual Meeting. You are advised that if you own shares in street name and obtain a legal proxy, any proxy you have previously executed will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING

TO BE HELD ON MAY 6, 2015

This Proxy Statement and the Annual Report are available at:

http://www.aarons.com/proxy and http://www.aarons.com/annualreport, respectively

VOTING SECURITIES AND VOTE REQUIRED

Record Date and Shares Outstanding

As of March 26, 2015, the record date for determining shareholders entitled to receive notice of, and vote at, the Annual Meeting, there were 72,539,881 shares of Aaron’s common stock outstanding. Each share of Aaron’s common stock entitles the holder thereof to one vote on each matter properly coming before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

Voting Instructions

If you are a shareholder of record as of the record date, you may vote by completing, signing, dating and returning the enclosed proxy card by mail. To vote by using the enclosed proxy card, mark your selections on the enclosed proxy card, date the proxy card and sign your name exactly as it appears on your proxy card, and return your proxy card by mail in the pre-addressed, postage-paid envelope enclosed with this Proxy Statement. If you are a shareholder of record as of the record date, you may also vote by (i) completing your proxy on the Internet at the website listed on your proxy card, (ii) telephone using the telephone number listed on your proxy card or (iii) attending the Annual Meeting and voting in person. Votes at the Annual Meeting will be taken by written ballot. At the commencement of the Annual Meeting, we will distribute a written ballot to any shareholder of record who attends the Annual Meeting and wishes to vote in person.

If your shares are registered in your name with our transfer agent, Computershare, you are a stockholder of record. If your shares are held in the name of your bank, broker or other nominee, your shares are held in street name, and you should receive information from your bank, broker or other nominee about your specific voting options.

Quorum And Vote Required

The presence, in person or by proxy, of holders of a majority of Aaron’s outstanding common stock as of March 26, 2015, the record date for the Annual Meeting, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All proxies representing shares that are entitled to vote at the Annual Meeting, including abstentions and broker non-votes, will be counted toward establishing whether there is a quorum present at the Annual Meeting.

Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” for each of the director-nominees pursuant to proposal 1. A director-nominee will be elected upon the affirmative vote of a majority of the total votes cast at the Annual Meeting, which means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. If an incumbent director fails to receive a majority of the votes cast, the incumbent director will promptly tender his or her resignation to our board of directors which can then choose to accept it, reject it or take other action our board of directors deems appropriate.

Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” for each of proposals 2, 3 and 4. Assuming a quorum is present, for each of proposals 2, 3 and 4 to be approved, the votes cast by holders of shares of common stock present, in person or by proxy, at the Annual Meeting in favor of the proposal must exceed the votes cast against the proposal.

For any other matter that may be properly presented at the Annual Meeting and assuming a quorum is present, the matter will be approved if the votes cast by holders of shares of common stock present, in person or by proxy, at the Annual Meeting in favor of the matter exceed the votes cast against the matter, unless a greater vote is required by law.

Abstentions and broker non-votes, which occur when a bank, broker or other nominee of shares held in street name is not permitted to vote without instructions from the shareholder, will have no effect on the outcome of the vote for the election of directors or any other matter expected to be voted on at the Annual Meeting. Other than with respect to proposal 3 regarding the ratification of Ernst & Young LLP as our independent registered public accounting firm, banks, brokers and other nominees of shares held in street name are not expected to be permitted to vote without instructions from the shareholder on any of the matters expected to be voted on at the Annual Meeting. The ratification of Ernst & Young LLP as our independent registered public accounting firm is considered to be a routine matter on which banks, brokers and other nominees of shares held in street name may permissibly vote without receiving instructions from the shareholder.

Revocation

Each proxy card that is properly executed and returned by a shareholder will be voted as specified unless it is revoked. Shareholders are requested to execute the enclosed proxy card and return it in the enclosed envelope or otherwise vote their shares as described herein. If no direction is specified on the enclosed proxy card as to any matter being acted upon, the shares represented by the proxy will be voted FOR each proposal described in this Proxy Statement and in accordance with the proxy holder’s best judgment as to any other business that may properly come before the Annual Meeting.

Voting via telephone or the Internet should be accomplished prior to May 5, 2015 at 11:59 p.m., Eastern time. Proxy cards will be accepted when received up through the closing of the polls at the Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by submitting another proxy bearing a later date or by giving written notification to the Corporate Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person. If you hold your shares in street name, your bank, broker or other nominee should provide you with instructions on how you may instruct it to vote on your behalf and how you may revoke any voting instructions given.

Solicitation

Only shareholders of record at the close of business on the record date are entitled to vote at the Annual Meeting. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting. The cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement, the enclosed proxy card and any other communications that we will be sending to you in advance of the Annual Meeting. The Company has engaged the firm of MacKenzie Partners, Inc., as its proxy solicitor, at a fee estimated to be up to $20,000 for the initial solicitation services, plus reimbursement of out-of-pocket expenses.

In addition to solicitation by mail and the Internet, certain officers, directors and employees of the Company may solicit proxies by telephone, email, facsimile or in person, although no additional compensation will be paid for such solicitation. The Company may also request banks, brokers and other nominees to solicit their customers who have a beneficial interest in our common stock registered in their names and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses.

PROPOSAL ONE

ELECTION OF DIRECTORS

The board of directors is currently comprised of ten directors, seven of which have terms expiring at the Annual Meeting and three of which have terms expiring at our 2016 Annual Meeting of Shareholders. Prior to our 2014 Annual Meeting of Shareholders, our bylaws divided the board of directors into three classes, with each class being elected for a three-year term. Effective as of our 2014 Annual Meeting of Shareholders, shareholders approved an amendment to our bylaws to declassify our board structure so that directors standing for election after the declassification will be elected for a term expiring at the next annual meeting following their election. Therefore, at our 2014 Annual Meeting of Shareholders, each of our historical Class I directors was elected for a one-year term expiring at the Annual Meeting. In addition, each of our historical Class II directors, and each director that was appointed by the board of directors subsequent to our 2014 Annual Meeting of Shareholders, has a term expiring at the Annual Meeting. The terms of the three remaining historical Class III directors will expire at our 2016 Annual Meeting of Shareholders. At our 2016 Annual Meeting of Shareholders, all directors will stand for election for a one-year term that expires at our 2017 Annual Meeting of Shareholders. Each of our directors will continue to hold office until the expiration of his or her term and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.

The board of directors recommends the election of the seven nominees listed below, each of whom will have a term of office expiring at our 2016 Annual Meeting of Shareholders. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or will vote to reduce the number of directors serving on the board of directors, as the board of directors recommends. In no event will the proxy be voted for more than seven nominees. Management has no reason to believe that any nominee for election at the Annual Meeting will be unable to serve if elected, however.

All of the nominees listed below are now directors of the Company and have consented to serve as directors if elected.

Nominees to Serve as Directors Whose Terms, if Elected, Will Expire at our Next Annual Meeting in 2016

Matthew E. Avril, 54, has served as a director of the Company since July 2014. Mr. Avril has been named the Chief Executive Officer of Starwood Vacation Ownership, a vacation ownership business that is expected to be spun-off from Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) into a separate publicly-traded company. Mr. Avril retired from Starwood in December 2012, where he had served as President, Hotel Group since September 2008. Mr. Avril began his career with Starwood in 1989 through Vistana, Inc., the original predecessor to Starwood Vacation Ownership, and served as both Chief Financial Officer and Co-President of Starwood Vacation Ownership during his tenure. Mr. Avril is also a director of API Technologies Corp., a designer and manufacturer of systems, subsystems, modules and components for multiple applications and Zentila, a SaaS based meetings management technology company.

Among other qualifications, Mr. Avril brings senior executive experience to our board of directors. His extensive management and executive service, and service on other boards provides him with operational skills and financial and strategic expertise, which are utilized by our board of directors. These skills and experiences qualify him to serve on our board of directors.

Leo Benatar, 85, has served as a director of the Company since 1994. Mr. Benatar is currently a Principal with consulting firm Benatar & Associates. Mr. Benatar previously served as Chairman of packaging manufacturer Engraph, Inc. and, from 1981 to 1992, served as Engraph’s Chief Executive Officer. Mr. Benatar also previously served as Chairman of the Federal Reserve Bank of Atlanta, as a director of Paxar Corporation and Mohawk Industries, Inc. and as nonexecutive Chairman of Interstate Bakeries Corporation.

Among other qualifications, Mr. Benatar brings intimate knowledge of the Company to our board of directors. His strong leadership and management experience, past experience as a long-term senior executive, experience as an entrepreneur and service on the boards of several other prominent companies and organizations gives Mr. Benatar valuable strategic, financial and accounting experience, which is utilized by our board of directors. These skills and experiences qualify him to serve on our board of directors.

Kathy T. Betty, 58, has served as a director of the Company since 2012. From 2009 until 2011, Ms. Betty was the owner of the Atlanta Dream of the WNBA. She also founded The Tradewind Group, an incubator company, where she worked until 2007. Her other experience includes serving as Executive Vice President and Partner of Scott, Madden from 1993 to 2000, where she worked on international mergers and acquisitions, working at Ernst & Young LLP from 1989 to 1993, including serving as one of the first women admitted to the partnership.

Among other qualifications, Ms. Betty brings over 30 years of business management and consultancy experience to our board of directors. Her leadership positions in the Atlanta community, including serving on the boards of the Children’s Healthcare of Atlanta Foundation, YMCA of Metropolitan Atlanta and the Alexander-Tharpe Fund, Georgia Institute of Technology, as well as the Board of Councilors of the Carter Center, provide her with management, entrepreneurial, financial and accounting experience, which is utilized by our board of directors. These skills and experience qualify her to serve on our board of directors

Brian R. Kahn, 41, has served as a director of the Company since May 2014. Mr. Kahn founded and has served as the investment manager of Vintage Capital and its predecessor, KCM, since 1998, which focuses on public and private market investments in the consumer, manufacturing and defense industries. Mr. Kahn has served as Chairman of API Technologies Corp. since January 2011; from January 2011 to August 2012, Mr. Kahn also served as Chief Executive Officer of API. From October 2010 to July 2011, Mr. Kahn was a director of Integral Systems, Inc., a provider of products, systems and services for satellite command and control, telemetry and digital signal processing, data communications, enterprise network management and communications information assurance. Mr. Kahn also previously served as the Chairman of White Electronic Designs Corporation, a provider of products for defense and aerospace applications from February 2009 to May 2010. Mr. Kahn is also a member of the Board of Managers and a controlling shareholder of Buddy’s Newco, LLC d/b/a/ Buddy’s Home Furnishings, an owner and franchisor of rent-to-own stores. Earlier in his career, Mr. Kahn was the owner of Rosey Rentals L.P., which we refer to as RRLP, which at that time was the second-largest franchisee of the Company, as well as Ace TV Rental and Choice Rent-to-Own. In December 2008, Vintage Capital acquired RRLP. Mr. Kahn was previously an analyst covering the rent-to-own sector with Fidelity Investments.

Among other qualifications, Mr. Kahn brings extensive knowledge of the rent-to-own industry to our board of directors. His industry experience and understanding of technology, together with his other board service, provide him with operational and financial experience, which is utilized by our board of directors. These skills and experiences qualify him to serve on our board of directors

H. Eugene Lockhart, 65, has served as a director of the Company since August 2014. Mr. Lockhart currently serves as Senior Advisor to General Atlantic, a leading global growth equity firm providing capital and strategic support for growth companies, a position he has held since January 2012. Mr. Lockhart also serves as the Chairman of Diamond Castle LLC and Mission OG LLC, and on the board of directors of Huron Consulting, IMS Health and Radioshack Corporation. Mr. Lockhart previously served as President and Chief Executive Officer of MasterCard Worldwide and, prior to that, he led the retail and commercial banking businesses as President of the Global Retail Bank at Bank of America until its sale to NationsBank. Mr. Lockhart also previously served as the CEO of Midland Bank UK, Chairman of First Direct and Thomas Cook, and on the boards of directors of Progressive Finance Holdings, LLC (which, together with its subsidiaries, we refer to as “Progressive”), First Republic Bank, RJR/Nabisco and Cognizant.

Among other qualifications, Mr. Lockhart brings extensive experience in the finance and payment industries to our board of directors. His knowledge of the Progressive business, extensive leadership and senior executive experience and other board service provide him with deep industry knowledge, financial expertise and operational experience, which is utilized by our board of directors. These skills and experiences qualify him to serve on our board of directors.

John W. Robinson III, 43, has been a director of the Company since November 2014, when he was named the Chief Executive Officer of the Company. Mr. Robinson served as the Chief Executive Officer of Progressive Finance Holdings, LLC from 2012 until November 2014 when he was named Aaron’s Chief Executive Officer. Prior to that, he served as the President and Chief Operating Officer of TMX Finance LLC (d/b/a TitleMax), one of the largest auto title lenders in the U.S. He joined TitleMax as Chief Operating Officer in 2004 and was appointed President in 2008. Prior to TitleMax, he worked in the investment banking groups at Morgan Stanley, Lehman Brothers, and Wheat First Butcher Singer where he covered the rent-to-own industry.

Among other qualifications, Mr. Robinson brings significant operational and financial experience to our board of directors. His considerable experience in senior management, and his leadership and intimate knowledge of the Progressive business, provide him with strategic and operational expertise, which is utilized by our board of directors. These skills and experiences qualify him to serve on our board of directors.

Ray M. Robinson, 66, has served as a director of the Company since 2002 and has been our Chairman since April 2014. From November 2012 until his appointment as Chairman, Mr. Robinson was the Company’s independent lead director. Mr. Robinson started his career at AT&T in 1968, and prior to his retirement in 2003, he held several executive positions, including President of the Southern Region, its largest region, President and Chief Executive Officer of AT&T Tridom, Vice President of Operations for AT&T Business Customer Care, Vice President of AT&T Outbound Services, and Vice President of AT&T Public Relations. Mr. Robinson is also a director of Acuity Brands, Inc., a lighting solutions company, American Airlines Group Inc., a holding company operating various commercial airlines (including American Airlines and US Airways), and Avnet, Inc., a distributor of electronic components, enterprise computer and storage products, information technology services and embedded subsystems, all of which are public companies. Since 2003, Mr. Robinson has also served as a director and non-executive Chairman of Citizens Bancshares Corporation of Atlanta, Georgia, the largest African American-owned bank in the Southeastern U.S. and the nation’s second largest. He previously served as a director of RailAmerica Inc. from 2010 to 2012. Mr. Robinson has also been Vice Chairman of the East Lake Community Foundation in Atlanta, Georgia since November 2003.

Among other qualifications, Mr. Robinson brings experience in senior management and board service for numerous public companies to our board of directors. His service on the boards of a number of organizations of varying sizes provides him with extensive operational skills and governance expertise, which is utilized by our board of directors. These skills and experiences qualify him to serve on our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES ABOVE.

Continuing Class III Directors of the Company Whose Terms Will Expire at Our Next Annual Meeting in 2016

Cynthia N. Day, 48, has served as a director of the Company since 2011. Ms. Day is currently President and Chief Executive Officer of Citizens Bancshares Corporation and Citizens Trust Bank. She served as Chief Operating Officer and Senior Executive Vice President of Citizens Trust Bank from 2003 to January 2012 and served as its acting President and Chief Executive Officer from January 2012 to February 2012. Ms. Day previously served as the Executive Vice President and Chief Operating Officer and in other capacities of Citizens Federal Savings Bank of Birmingham from 1993 until its acquisition by Citizens Trust Bank in 2003 and previously served as an audit manager for KPMG. She currently serves on the board of directors of Primerica, Inc., Citizens Bancshares Corporation and Citizens Trust Bank. Ms. Day has also served as a member of the board of directors of the National Banker’s Association, the Georgia Society of CPAs, the University of Alabama Continuing Education Advisory Board and the United Negro College Fund.

Ms. Day brings management and financial experience to our board of directors. Her experience in multiple senior executive leadership positions and service on other boards, provider her with accounting and financial expertise, which is utilized by our board of directors. These skills and experiences qualify her to serve on our board of directors.

Hubert L. Harris, Jr., 71, has served as a director of the Company since 2012. Since 1992, Mr. Harris has owned and operated Harris Plantation, Inc., a cattle, hay and timber business. Mr. Harris has also served as a trustee for SEI mutual funds since 2008. Mr. Harris previously served as CEO of Invesco North America and Chairman of Invesco Retirement Services, and served on the board of directors of Invesco from 1993 to 2004. From 1988 to 2005, Mr. Harris was President and Executive Director of the International Association for Financial Planning. Mr. Harris also served as the Assistant Director of the Office of Management and Budget in Washington, D.C. from 1977 to 1980. Mr. Harris is on the Board of Councilors of the Carter Center, and he previously served as a director of Colonial BancGroup, Inc., chair of the Georgia Tech Foundation and chair of the Georgia Tech Alumni Association.

Among other qualifications, Mr. Harris brings a strong financial background and extensive business experience to our board of directors. His service on numerous for-profit and non-profit boards and management experience provide him with governance and financial expertise, which is utilized by our board of directors. These skills and experiences qualify him to serve on our board of directors.

David L. Kolb, 75, has served as a director of the Company since 2003. Mr. Kolb was Chairman of Mohawk Industries, Inc., a manufacturer of flooring products, from 2001 until 2004. Prior to 2001, he served as Chief Executive Officer of Mohawk from 1988 to 2001. He also serves on the board of directors for Chromcraft Revington Corporation and was previously a director of Paxar Corporation.

Among other qualifications, Mr. Kolb brings intimate knowledge of the Company and experience as a member and chair of public company boards, including on various audit, nominating and corporate governance committees, to the board of directors. His management and accounting expertise, together with his senior executive leadership experience and service on the boards of several other prominent companies and organizations, provide Mr. Kolb with valuable strategic financial operational expertise, which is utilized by our board of directors. These skills and experiences qualify him to serve on our board of directors.

Executive Officers Who Are Not Directors

Set forth below are the names and ages of each executive officer of the Company who is not a director. All positions and offices with the Company held by each such person are also indicated.

Name (Age)	Position with the Company and Principal Occupation During the Past Five Years
James L. Cates (64)	Senior Vice President, Risk Management since 2015. Prior to this, Mr. Cates served as Senior Group Vice President from 2002 until 2015 and as Corporate Secretary from 2002 until November 2013.

Gilbert L. Danielson (68)	Chief Financial Officer since 1990 and Executive Vice President since 1998. Mr. Danielson was a director from 1990 until April 2014 and our interim Chief Executive Officer from August 2014 until November 2014.

Robert W. Kamerschen (47)	Executive Vice President, General Counsel and Corporate Secretary since April 2014. Previously, Mr. Kamerschen served as Senior Vice President and General Counsel from June 2013 and also as Corporate Secretary from November 2013. Before joining the Company, Mr. Kamerschen worked at information solution provider Equifax Inc. from 2008 through 2013, serving in multiple executive positions and most recently as its U.S. Chief Counsel, Senior Vice President and Chief Compliance Officer. Mr. Kamerschen began his legal career in 1994 in the Atlanta office of the international law firm Troutman Sanders LLP.

Steven A. Michaels (43)	President of Aaron’s, Inc. since April 2014. Prior to this, Mr. Michaels served as (i) Vice President Strategic Planning & Business Development from 2013 until April 2014, (ii) Vice President, Finance from 2012 until April 2014 and (iii) Vice President, Finance, Aaron’s Sales & Lease Ownership Division from 2008 until 2011.

Tristan J. Montanero (43)	Senior Vice President, Operations since 2013. Prior to this, Mr. Montanero held a Divisional Vice President position since 2002.

Michael P. Ryan (52)	Senior Vice President, Operations since 2013. Prior to this, Mr. Ryan served as Vice President, Franchise in 2014 and Divisional Vice President, Northern Operations from 2013 until 2014.

Robert P. Sinclair, Jr. (53)	Vice President, Corporate Controller since 1999.

D. Chad Strickland (39)	Senior Vice President, Associate Resources since April 2014. Prior to this, Mr. Strickland served as Vice President, Associate Resources from 2010 until April 2014 and Vice President, Employee Relations from 2006 until 2010.

John T. Trainor (42)	Vice President, Chief Information Officer since November 2010. Prior to this, Mr. Trainor was Information Technology Director for the Company from 1999 to 2007 when he was appointed Vice President, Information Technology, Aaron’s Sales & Lease Ownership Division.

Ryan Woodley (38)	Chief Executive Officer of Progressive Finance Holdings, LLC since January 2015. Mr. Woodley joined Progressive Finance Holdings, LLC as Chief Operating Officer and Chief Financial Officer in June of 2013. Prior to that, he was Chief Operating Officer and Chief Financial Officer at DigiCert, a digital security certificate provider which was sold to TA Associates in November 2012.

Composition, Meetings and Committees of the Board of Directors

Our board of directors currently has ten members. Our Corporate Governance Guidelines include categorical standards adopted by our board of directors to determine director independence that meet the listing standards set forth by the New York Stock Exchange, or “NYSE.” Our Corporate Governance Guidelines also require that at least

75% of our board of directors must be “independent” in accordance with NYSE listing requirements. Upon recommendation by our Nominating and Corporate Governance Committee, our board of directors has affirmatively determined that all of the directors on the board of directors are “independent” in accordance with NYSE listing requirements and the requirements of our Corporate Governance Guidelines, other than Mr. John Robinson, our Chief Executive Officer. Mr. Ray Robinson is the Chairman of our board of directors.

Our board of directors currently has four standing committees consisting of an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Operational and Financial Advisory Committee. From time to time, our board of directors may establish ad-hoc committees at its discretion. Other than the Operational and Financial Advisory Committee, our board of directors has adopted a charter for each of its standing committees, copies of which are available on our website at http://www.aaronsinc.com. The current members of each committee are identified in the table below:

Director	Audit Committee*	Compensation Committee	Nominating and Corporate Governance Committee	Operational and Financial Advisory Committee
Matthew E. Avril	Member	Member
Leo Benatar	Member	Member
Kathy T. Betty	Member	(Chair)
Cynthia N. Day	(Chair)		Member
Hubert L. Harris, Jr.		Member	(Chair)
Brian R. Kahn			Member	Member
David L. Kolb	Member		Member
H. Eugene Lockhart		Member	Member
John W. Robinson III				Member
Ray M. Robinson		Member	Member	Member

Number of Meetings in Fiscal Year 2014	4	15	13	1

*	Each member of the Audit Committee has been designated an “audit committee financial expert” as defined by SEC regulations.

Meetings

The board of directors held 24 meetings during 2014. The number of meetings held by each of our committees in 2014 is set forth in the table above. Each of our directors then in office attended at least 75% of the total number of meetings of the board of directors and 75% of the total number of meetings of each committee on which he or she served. It is our policy that directors are expected to attend the annual meeting of shareholders in the absence of a scheduling conflict or other valid reason. All of our directors then in office attended in person the 2014 Annual Meeting of Shareholders held on June 10, 2014.

The non-management and independent members of the board of directors meet frequently in executive session, without management present. Mr. Ray Robinson chairs these meetings.

Committees

Audit Committee. The function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s consolidated financial statements; (ii) the financial reporting process and the systems of internal accounting and financial controls; (iii) the performance of the Company’s internal audit function and independent auditors; (iv) the independent auditors’ qualifications and independence; and (v) the Company’s compliance with ethics policies and legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention, and termination of our independent auditors, who report directly to the Audit Committee.

Each member of the Audit Committee satisfies the independence requirements of the NYSE and Securities and Exchange Commission, or “SEC,” rules applicable to audit committee members, and each is financially literate. The board of directors has designated each of Mses. Betty and Day and Messrs. Avril, Benatar and Kolb as an “audit committee financial expert” as defined by SEC regulations.

Compensation Committee. The purpose of the Compensation Committee is to assist our board of directors in fulfilling its oversight responsibilities relating to: (i) executive and director compensation; (ii) equity compensation plans and other compensation and benefit plans; (iii) management succession; and (iv) other significant associate resources matters.

The Compensation Committee has the authority to review and approve performance goals and objectives for the named executive officers in connection with the Company’s compensation programs, and to evaluate the performance of the named executive officers, in light of such performance goals and objectives and other matters, for compensation purposes. Based on such evaluation and other matters, the Compensation Committee recommends to the independent members of the board of directors for determination (or makes such determination itself in some circumstances) the compensation of the named executive officers, including the Chief Executive Officer. The Compensation Committee also has the authority to approve grants of stock options, restricted stock, stock appreciation rights (“SARs”), restricted stock units (“RSUs”), performance shares and other equity incentives and to consider from time to time, and recommend to the board of directors, changes to director compensation.

Each member of the Compensation Committee satisfies the independence requirements of the NYSE applicable to compensation committee members, is a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934, or the “Exchange Act,” and is an outside director under Section 162(m) of the Internal Revenue Code.

Nominating and Corporate Governance Committee. The primary purpose of the Nominating and Corporate Governance Committee is to assist our board of directors in fulfilling its responsibilities relating to: (i) board and committee membership, organization, and function; (ii) director qualifications and performance; and (iii) corporate governance. The Nominating and Corporate Governance Committee from time to time identifies and recommends to the board of directors individuals to be nominated for election as directors and develops and recommends to the board of directors for adoption corporate governance principles applicable to the Company.

Each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE.

Operational and Financial Advisory Committee. The primary purpose of the Operational and Financial Advisory Committee is to act as an advisory committee to assist the Company and the board of directors by generating and sharing ideas and methodologies, in respect of operational matters, capital allocation, strategic transactions, management succession, franchisee relations (or any other areas the Committee deems appropriate), that the committee members believe will benefit the Company.

Assessment of Director Candidates and Required Qualifications

The Nominating and Corporate Governance Committee is responsible for considering and recommending to our board of directors nominees for election as director at our annual meeting of shareholders and nominees to fill any vacancy on our board of directors. Our board of directors, after taking into account the assessment provided by the Nominating and Corporate Governance Committee, is responsible for considering and recommending to our shareholders nominees for election as director at our annual meeting of shareholders. In accordance with our Corporate Governance Guidelines, both the Nominating and Corporate Governance Committee and our board of directors, in evaluating director candidates, consider the experience, talents, skills and other characteristics of each candidate and the board of directors as a whole in assessing potential nominees to serve as director.

We believe that, at a minimum, a director should have the highest personal and professional ethics, moral character and integrity, demonstrated accomplishment in his or her field and the ability to devote sufficient time to carry out the duties of a director. To help ensure the ability to devote sufficient time to board matters, no director may serve on the board of more than five other public companies while continuing to serve on the board of directors, and no director that serves as chief executive officer of another company may serve on the board of more than one other public company (other than the board of the company where such director serves as chief executive officer) while continuing to serve on our board of directors.

In addition to these minimum qualifications, the board of directors may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular board seat. These factors may include a candidate’s professional and educational background, reputation, industry knowledge and business experience and the relevance of those characteristics to the Company and the board of directors. In addition, candidates will be evaluated on their ability to complement or contribute to the mix of talents, skills and other characteristics needed to maintain the board of directors’ effectiveness and their ability to fulfill the responsibilities of a director and of a member of one or more of the standing committees of the board of directors. While the board of directors does not have a specific policy regarding diversity among directors, diversity of race, ethnicity, gender, age, cultural background and professional experiences is considered in evaluating candidates for membership on the board of directors.

Following the Annual Meeting, no person may be nominated for election to the board of directors after his or her 80th birthday and must offer his or her resignation, effective as of the next annual meeting of shareholders, from the board of directors in accordance with our Corporate Governance Guidelines following his or her 80th birthday. Further, following the Annual Meeting, any director will also be required to offer his or her resignation immediately in the event the director, or any of his or her respective affiliates or associates, takes any action (including encouraging or supporting others) to (i) nominate, propose or vote in favor of any candidate to serve on the board of directors (other than the nominees proposed by the board of directors) or oppose for election any nominee proposed by the board of directors or (ii) solicit proxies with respect to any of our securities within the meaning of the Exchange Act and the rules thereunder (other than any proxy solicitation in favor of a matter approved by the board of directors).

In determining whether to nominate an incumbent director for reelection, the Nominating and Corporate Governance Committee and the board of directors evaluate each incumbent’s continued service, in light of these collective requirements. When the need for a new director arises (whether because of a newly created seat or vacancy), the Nominating and Corporate Governance Committee and the board of directors proceed by whatever means they deem appropriate to identify a qualified candidate or candidates. The Nominating and Corporate Governance Committee and the board of directors evaluate the qualifications of each candidate. Final candidates are generally interviewed by one or more members of the Nominating and Corporate Governance Committee or other members of our board of directors before a decision is made.

Mr. Lockhart was recommended by our Chief Executive Officer Mr. John Robinson to fill a vacancy occurring on the board of directors in 2014. Mr. Lockhart’s candidacy was subsequently considered by the Nominating and Corporate Governance Committee and the board of directors in accordance with this process for evaluating candidates to serve on the board of directors. In addition, Mr. Avril was appointed to fill a vacancy resulting from an increase in the size of our board of directors in July 2014 pursuant to the terms of the agreement among the Company, a group of investors led by Vintage Capital Management, L.L.C. and Mr. Avril entered into in May 2014. Mr. Avril’s candidacy was considered by the Nominating and Corporate Governance Committee and the board of directors in accordance with this process for evaluating candidates to serve on the board of directors. See “Certain Relationships and Related Transactions—Related Party Transactions—Vintage Group Agreement” for additional information.

Shareholder Recommendations and Nominations for Election to the Board

Our Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director at the next annual shareholders’ meeting must submit a proposal as described under “Additional Information—Shareholder Proposals for the 2016 Annual Meeting of Shareholders” and otherwise comply with the advance notice provisions and information requirements contained in our bylaws. The shareholder submission should be sent to the President of Aaron’s, Inc. at 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377.

Shareholder nominees are evaluated under the same standards as other candidates for board membership described in “—Director Qualifications” above. In addition, in evaluating shareholder nominees for inclusion with the board’s slate of nominees, the Nominating and Corporate Governance Committee and the board of directors may consider any other information they deem relevant, including (i) the factors described above, (ii) whether there are or will be any vacancies on the board of directors, (iii) the size of the nominating shareholder’s holdings in the Company, (iv) the length of time such shareholder has owned such holdings and (v) any statements by the nominee or the shareholder regarding proposed changes in the operation of the Company.

Board Leadership Structure

In April 2014, we separated the roles of Chairman and Chief Executive Officer in recognition of the important differences between the two roles. The Chairman is responsible for leading the board of directors in its duty to oversee the management of the business and affairs of the Company. The Chief Executive Officer is responsible for oversight of the day-to-day operations and business affairs of the Company, including directing the business conducted by the employees, managers and officers of the Company. The independent Lead Director, when applicable, is responsible for serving as the leader and representative of the non-management and independent directors in interacting with the Chairman and Chief Executive Officer, and when appropriate, the shareholders and public. The board of directors has determined that Mr. Ray Robinson, who serves as our Chairman, is independent under NYSE listing requirements, so currently our board of directors has not designated a Lead Director.

Our Chief Executive Officer serves on our board of directors, which we believe helps to serve as a bridge between management and our board of directors, ensuring that both groups act with a common purpose. We believe that Mr. John Robinson’s presence on our board of directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions by our board of directors.

Our board of directors does not have a formal policy on whether the Chairman and Chief Executive Officer roles should be separated or combined but, instead, makes that determination from time to time employing its business judgment. Our board of directors, however, does believe that if the Chairman and Chief Executive Officer roles are combined, or if the Chairman is not an independent director, that the board of directors should appoint an independent Lead Director.

Board Role in Risk Oversight

Senior management is responsible for day-to-day risk management, while the board oversees planning and responding to risks, as a whole, through its committees and independent directors. Although our board of directors has ultimate responsibility with respect to risk management oversight, primary responsibility for certain areas has been delegated, as appropriate, to our committees. For example, our Audit Committee is charged with, among other matters, overseeing risks attendant to (i) our system of disclosure controls and procedures, (ii) internal control over financial reporting, and (iii) performance of our internal audit functions and independent auditors. The Audit Committee considers the steps management has taken to monitor and control such risks, including our risk assessment and risk management policies. The Audit Committee also considers issues relating to our legal and regulatory compliance obligations, including consumer protection laws in the rent-to-own industry in particular, at each meeting together with our General Counsel or another representative from our legal department.

Likewise, our Compensation Committee considers risks that may be implicated by our executive compensation programs. For 2014, our Compensation Committee has reviewed the Company’s compensation policies and practices and determined that they do not encourage excessive risk or unnecessary risk taking and do not otherwise create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2014, our Compensation Committee consisted of Ms. Betty and Messrs. Avril, Benatar, Harris, Lockhart and Ray Robinson, each of whom our board of directors determined was independent in accordance with New York Stock Exchange listing requirements. Mr. John B. Schuerholz also served on our Compensation Committee prior to his retirement from the board of directors in August 2014.

No member of our Compensation Committee during 2014 is or was formerly an officer or employee of the Company or any of its subsidiaries or was a related person in a transaction with the Company where the amount exceeded $120,000, other than Mr. Schuerholz. Please see the disclosure under “Certain Relationships and Related Transactions—Related Party Transactions” for additional information related to Mr. Schuerholz.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file with the SEC certain reports of beneficial ownership of the Company’s common stock. Based solely on a review of information furnished to us, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers and more than 10% shareholders during the year ended December 31, 2014, other than one Form 4 filing by Mr. Kamerschen relating to the withholding of shares for the payment of taxes in connection with the vesting of restricted stock and five Form 4 filings by Ms. Betty, six Form 4 filings by Mr. Kolb and four Form 4 filings by Mr. Schuerholz, all of which related to shares of our common stock issued to these directors in lieu of cash fees payable for service on our board of directors.

NON-MANAGEMENT DIRECTOR COMPENSATION IN 2014

The current compensation program for non-management directors is designed to fairly pay directors for work required for a company of our size and scope and to align directors’ interests with the long-term interests of our shareholders. For 2014, each non-employee director received a $50,000 annual stock retainer as well as cash quarterly retainers of $8,000. Our Lead Director, however, received cash quarterly retainers of $13,000 reflecting the additional demands of the position. During 2014, Mr. Ray Robinson served as our Lead Director until he was appointed Chairman of the Board in April 2014. In recognition of the demands of serving as Chairman, Mr. Robinson receives a cash retainer of $100,000, paid quarterly in $25,000 installments. Our board of directors has not appointed a Lead Director following Mr. Ray Robinson’s appointment as Chairman.

Each director was paid board meeting fees of $4,000 per meeting. For our Compensation Committee and Nominating and Corporate Governance Committee, meeting fees were set at $2,000 per meeting while the Audit Committee meeting fee was $2,500 per meeting. The Chair of each of the Compensation Committee and Nominating and Corporate Governance Committee, however, received a meeting fee of $2,500 per meeting while the Chair of the Audit Committee received a meeting fee of $5,000 per meeting.

Directors who are employees of the Company receive no compensation for attendance at board of directors or committee meetings.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Matthew E. Avril	63,000	50,000	113,000
Leo Benatar	171,000	50,000	221,000
Kathy T. Betty	198,000	50,000	248,000
Cynthia N. Day	198,000	50,000	248,000
Hubert L. Harris, Jr.	215,500	50,000	265,500
Brian R. Kahn	70,000	50,000	120,000
David L. Kolb	162,000	50,000	212,000
H. Eugene Lockhart	65,000	50,000	115,000
Ray M. Robinson, Jr.	295,000	50,000	345,000
John B. Schuerholz	103,000	50,000	153,000

(1)	Amounts listed for Ms. Betty and Messrs. Kolb and Schuerholz reflect cash fees taken in the form of Company stock. During 2014, Ms. Betty and Messers. Kolb and Schuerholz received 7,045 shares, 5,984 shares and 3,803 shares, respectively, of our common stock in lieu of cash fees payable in connection with their service on our board of directors, of which 220 shares, 233 shares and 441 shares, respectively, reflected payment for services rendered during 2013.
(2)	Represents the grant date fair value of stock awards pursuant to Financial Accounting Standards Board Codification Topic 718.
(3)	As of December 31, 2014, Messrs. Avril, Kahn and Lockhart each held 1,936 shares of restricted stock subject to vesting, and each of our other non-executive directors held 1,698 shares of restricted stock subject to vesting. As of December 31, 2014, Messrs. Benatar, Kolb and Robinson each held an aggregate of 6,000 vested options, of which 3,000 expire in October 2018 and have an exercise price of $14.11 and 3,000 expire in February 2020 and have an exercise price of $19.92.

Stock Ownership Guidelines

In March 2015, our board of directors adopted stock ownership guidelines for non-employee directors to further align the interests of our non-employee directors with those of our shareholders. Under these guidelines, each director is expected to own or acquire shares of our common stock and common stock equivalents having a value of at least $300,000 prior to the later of March 10, 2021 and six years from when such director first joined the board of directors.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section of this Proxy Statement describes our executive compensation program and the compensation decisions made by our Compensation Committee with respect to the fiscal year 2014 compensation of our named executive officers and the Remuneration of Executive Officers section described the compensation paid during that year. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, our board of directors is requesting shareholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.”

We believe that our executive compensation programs have been effective at incentivizing the achievement of positive results, appropriately aligning pay and performance and in enabling us to attract and retain very talented executives within our industry.

Accordingly, we are requesting our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2014 executive compensation policies and procedures for named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement. While the advisory vote we are requesting you to cast is non-binding, our Compensation Committee values the views of our shareholders and expects to consider the outcome of the vote when considering future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Introduction. The purpose of this section is to provide material information about the compensation objectives and policies for our named executive officers and to explain how the Compensation Committee of our board of directors, which we refer to as our Compensation Committee, made its compensation decisions for 2014.

For 2014, our named executive officers are listed below and consist of (i) our Chief Executive Officer, (ii) our Chief Financial Officer, (iii) our three most highly compensated executive officers for 2014 (other than our Chief Executive Officer and our Chief Financial Officer) and (iv) our former Chief Executive Officer and our former Chief Operating Officer, who would have been included in the preceding group but for their respective retirements in 2014.

Named Executive Officer	2014 Position
John W. Robinson III	Chief Executive Officer as of November 10, 2014
Gilbert L. Danielson	Executive Vice President and Chief Financial Officer (also served as interim Chief Executive Officer from August 31, 2014 until November 10, 2014)
Steven A. Michaels	President
Robert W. Kamerschen	Executive Vice President, General Counsel and Corporate Secretary
Tristan J. Montanero	Senior Vice President, Operations
Ronald W. Allen	Former Chief Executive Officer until August 31, 2014
David L. Buck	Former Chief Operating Officer until August 1, 2014

Our compensation programs are designed to retain key executives and to motivate them to foster a culture of engagement and performance. We believe that doing so will enable the Company to meet the operational, financial and strategic objectives established by our board of directors.

Fiscal Year Operational Results. Key operational results from 2014 include:

•	becoming a true omni-channel lease purchase provider by completing the strategically transformational acquisition of Progressive, which established us as a leader in the high-growth virtual rent-to-own market;

•	emphasizing same store revenue growth for our core business; refining and growing our online platform; driving cost efficiency to recapture margin; moderating growth in new Company-operated stores; and strengthening and growing our franchise store base;

•	growing our total revenues by 22% to $2.725 billion, based on expanding our presence in the virtual rent-to-own industry through the acquisition of Progressive, offset somewhat by a decline in revenues from our traditional rent-to-own (“Core”) business in the face of an economy that has continued to prove challenging to our traditional rent-to-own customers;

•	pre-tax earnings of $121.7 million, a 34% reduction from 2013, due in large measure to amortization expense, fair value adjustments and transaction costs related to the acquisition of Progressive, executive retirement expenses associated with the retirement of our former Chief Executive Officer Mr. Allen and our former Chief Operating Officer Mr. Buck, restructuring charges, income relating to the resolution of a regulatory investigation, and financial advisory and legal costs with respect to strategic matters, including proxy contests; and

•	further realigning our senior management team, with the promotion of Mr. Robinson from the position of Chief Executive Officer of our subsidiary Progressive to Chief Executive Officer of the Company, the promotion of Mr. Michaels to the role of President of the Company and the promotion of Mr. Kamerschen to the level of Executive Vice President.

Pay for Performance Linkage. Our 2014 compensation program linked a substantial portion of executive compensation to our financial results. Although our performance was solid in many areas, we did not fully meet the financial performance goals set by the Compensation Committee for the annual and long-term incentive plans in which our named executive officers participated.

The impact of our financial performance on incentive awards to our named executive officers is summarized below and discussed in greater detail under “—Components of the Executive Compensation Program:”

•	due to the timing of his promotion to Chief Executive Officer of the Company in November 2014, Mr. Robinson remained a participant in Progressive’s annual incentive plan for all of 2014. Mr. Robinson earned an award under that program of $461,336, or 115% of his target award based on Progressive having fully met or exceeded the targets for the financial goals established at the beginning of the year (prior to our acquisition of Progressive), and based on the Committee’s assessment of Mr. Robinson’s individual performance after the acquisition;

•	our other named executive officers earned partial awards under the annual incentive plan in which they participated, for performance against strategic and operational goals in the case of Mr. Michaels and for performance against Company-wide or Core financial goals in the case of the other named executive officers who remained in our employ at year-end. As a result, Mr. Michaels was granted an award of $265,000, which was 82% of his prorated target award for the year. Our other named executive officers earned awards that ranged from 32% to 72% of their respective target awards, as described in detail below;

•	in addition, the Compensation Committee exercised its business judgment and approved discretionary payments to select named executive officers to acknowledge the significant business challenges they faced during 2014 due to overall industry conditions, the efforts required to coordinate with Progressive to achieve the benefits expected from that acquisition, and their contributions to the accomplishment of the strategic and operational goals assigned specifically to Mr. Michaels;

•	none of our named executive officers earned awards under the performance share component of our 2014 long-term incentive plan. Although the threshold revenue growth goal for that program was met, no awards were earned because our pre-tax margin results were below the threshold level that also was required to earn an award; and

•	based on year-over-year revenue growth, Mr. Danielson earned 50% of the performance-based restricted stock units granted to him as part of his 2012 and 2013 equity awards. The balance of the shares that could have been earned based on 2014 results for pre-tax margin performance under each of those grants was forfeited.

Summary of our Executive Compensation Practices. The following discussion highlights key practices that we believe contribute to aligning the interests of our named executive officers with those of our shareholders.

What We Do	What We Don’t Do

☑ Pay mix that emphasizes performance-based compensation rather than “fixed” pay	☒ No excessive perquisites or other benefits

☑ Provide an appropriate balance between annual and long-term incentives	☒ No hedging or pledging of Company securities

☑ Performance is measured from multiple perspectives in both the annual cash and long-term incentive plans	☒ No excise or other tax gross-ups related to a change in control

☑ Set maximum award levels under the annual cash incentive and performance share awards	☒ No dividend equivalents paid on RSUs or performance shares

☑ Have meaningful share ownership requirements for our executives	☒ No repricing of underwater options

☑ Adopted a clawback or recoupment policy for cash and equity incentives in the event of a restatement of our consolidated financial statements	☒ No stock options granted below fair market value

☑ Review tally sheets for our executive officers

☑ Revised our program so that 2015 and future equity awards will vest on a “double trigger” basis after a change in control

☑ Retain independent advisors who report directly to the Compensation Committee

Say on Pay Vote. Last year, our shareholders cast an advisory vote on our executive compensation practices as described in our 2014 proxy statement, and the result was that 93% of the total votes actually cast approved the compensation of our named executive officers. In light of this high level of shareholder support from our shareholders, the Compensation Committee continued applying the same overall compensation practices. The Committee appreciates the shareholder support that this vote reflected and regularly evaluates and revises the program to reflect the Company’s evolving business circumstances.

After carefully considering our existing programs, the impact of our acquisition of Progressive, and our upcoming business challenges, the Compensation Committee determined that certain changes to the overall structure of the program for 2015 would better align incentives across our organization, reflect the changing nature of our business in light of the Progressive acquisition, and further enhance our program’s ability to support our business and strategic objectives. These program changes are described under each of the sections titled “—Annual Cash Bonuses—Program Changes for 2015” and “—Long-Term Equity Incentive Awards—Program Changes for 2015.”

Objectives of Executive Compensation

The primary objectives and priorities of our executive compensation program are to:

•	attract, motivate and retain quality executive leadership;

•	align the incentive goals of our executive officers with the interests of our shareholders;

•	enhance the individual performance of each executive;

•	improve our overall Company performance; and

•	support achievement of our business plans and long-term goals.

To accomplish these objectives, the Compensation Committee provides the named executive officers with compensation opportunities based on the range of compensation paid by similar companies for positions of similar responsibility. Opportunities for compensation and amounts delivered reflect (i) the Company’s performance results, (ii) the individual’s performance and (iii) other factors the Compensation Committee views as relevant, as described in greater detail in this Compensation Discussion & Analysis.

Compensation Process

Role of the Compensation Committee. The Compensation Committee is comprised solely of independent directors. Its role is to oversee (i) executive and outside director compensation, (ii) benefit plans and policies, including equity compensation plans and other forms of compensation and (iii) other significant associate resources matters.

More specifically, the Compensation Committee reviews and discusses proposed compensation for the named executive officers, evaluates their performance and sets their compensation. In addition, the Compensation Committee approves all equity awards for named executive officers and other executive officers, based on the recommendations of senior management, as appropriate.

Role of Management. During 2014, the Compensation Committee considered the input and recommendations of Mr. Allen and, later, Mr. Robinson, with respect to our executive compensation programs and decisions that impact other named executive officers and other employees. Mr. Danielson and our Senior Vice President of Associate Resources also provide input with respect to financial goals and recommendations and overall program design. Although management and other invitees at Compensation Committee meetings may participate in discussions and provide input, all votes and final decision-making on named executive officer compensation are solely the responsibility of the Compensation Committee.

Independent Compensation Consultants. The Compensation Committee has retained Meridian Compensation Partners, LLC, which we refer to as Meridian, as its ongoing independent consultant with respect to executive and outside director compensation matters. In this role, Meridian reports directly to the Compensation Committee, but works with management at the direction of the Compensation Committee. The Compensation Committee assessed Meridian’s independence, including the potential for conflicts of interest as required by New York Stock Exchange listing requirements, and concluded that Meridian was appropriately independent and free from potential conflicts of interest.

During 2014, Meridian assisted the Compensation Committee with several matters, including:

•	presenting information on executive compensation trends, including related legislative, regulatory and governance developments;

•	reviewing compensation proposals relative to significant business transactions and executive transitions;

•	reviewing the benchmarking peer group for the consideration and approval of the Compensation Committee;

•	conducting competitive assessments of executive compensation levels and certain features of incentive program designs;

•	reviewing the outside director compensation program;

•	assisting with the re-design of the annual and long-term incentive programs applicable to the named executive officers and other employees;

•	conducting a review of the Company’s compensation programs from a risk assessment perspective;

•	finalizing a severance policy for key employees; and

•	reviewing the Compensation Committee’s annual calendar and related governance matters.

Meridian representatives attended a majority of the Compensation Committee meetings and also participated in executive sessions as requested by the Compensation Committee.

Determination of 2014 Executive Compensation. The Compensation Committee established the base salary for Mr. Allen and the other named executive officers. The Committee also set annual bonus opportunities and determined the size and performance conditions of equity awards for Mr. Allen and the other named executive officers.

In making these compensation decisions, the Compensation Committee considered the conclusions of Meridian’s analyses from 2013. Other factors material to the Compensation Committee’s deliberations included (i) objective measurements of business performance, (ii) the accomplishment of strategic and financial objectives, (iii) the development of management talent, (iv) enhancement of shareholder value and (v) other matters relevant to both the short- and the long-term success of the Company.

In connection with Mr. Robinson’s appointment as Chief Executive Officer of the Company, the Compensation Committee approved the terms of his compensation and employment agreement. Due to the importance of this promotion, these terms were then reviewed with the full board of directors for its input and concurrence.

Benchmarking

Use of Market Data. We use compensation market data as a reference for understanding the competitive positioning of each element of our compensation program and of total compensation. The Compensation Committee does not manage total compensation for our named executive officers within a prescribed competitive position or percentile of the compensation market. Rather, the Compensation Committee reviews compensation for each named executive officer relative to market data and considers other internal and external factors when exercising its business judgment as to compensation decisions.

Peer Group. The proxy peer group used for compensation decisions made in early 2014 emphasized publicly traded retail and related consumer finance peers that were similar to the Company in terms of size, complexity and business focus at that time. Annual revenues for the peer companies generally range between 1/2x to 2x the annual revenues of Aaron’s but may extend outside that range for key competitors for talent. Median revenues for the peer companies for 2012 (based on the most recent financial information and executive pay data available for the analysis referred to for early 2014 pay decisions) were $2.4 billion and ranged from $935 million to $7.4 billion:

Advance Auto Parts	Dick’s Sporting Goods	Rent-A-Center
Big 5 Sporting Goods	Dollar Tree	Sears Hometown & Outlet
Big Lots	Fred’s	Select Comfort
Cabela’s	Hhgregg	Stage Stores
Cash America International	O’Reilly Automotive	Stein Mart
Conn’s	Pier 1 Imports	Tractor Supply
DFC Global	RadioShack	Ulta Salon Cosmetics & Fragrance

During 2014, the Committee conducted its annual review of the peer group and, with input from Meridian, determined that it should be revised for future benchmarking purposes. DFC Global, a consumer finance company, was removed from the group because it was acquired. To maintain the consumer finance focus, Springleaf Holdings was added to the peer group. With these changes, median revenues for the peer group remained constant, at $2.4 billion.

Survey Data. Because data from the proxy peer group are not available for all named executive officer positions, the Committee also reviews broader survey benchmarking data from time to time, as necessary. To adjust Mr. Kamerschen’s target annual and long-term incentive awards, the Committee considered data from both the historical peer group described above as well as from a broad group of retailers who participate in an executive pay database maintained by Aon Hewitt.

Components of the Executive Compensation Program

Direct Compensation. The three primary components of each named executive officer’s total direct compensation for 2014 were:

•	base salary;

•	annual performance-based cash bonus; and

•	long-term equity incentive awards.

These components are designed to be competitive with employers with whom we compete for executive talent and to support our compensation program objectives. The Compensation Committee has not set a prescribed mix or allocation for each component, but rather focuses on total direct compensation when making compensation decisions for our executives. In determining direct compensation, the Compensation Committee also considers a number of related factors including: (i) performance against corporate and individual objectives for the previous year; (ii) performance of general management responsibilities; (iii) the value of any unique skills and capabilities; (iv) contributions as a member of the executive management team; and (v) competitive market considerations.

The named executive officers generally have a greater portion of their total direct compensation that is variable and performance-based than do other employees. This is consistent with a philosophy that incentive compensation opportunities linked to performance—including financial, operating, and stock price performance—should increase as overall responsibility increases.

The following discussion first summarizes the actions of the Compensation Committee with respect to establishing the compensation terms for Mr. Robinson upon our acquisition of Progressive and his subsequent promotion to Chief Executive Officer of the Company. It then describes the annual base salary, annual performance-based cash bonus awards and long-term equity incentive compensation awards for our other named executive officers for 2014. Significant program design changes effective for 2015 are also described.

Chief Executive Officer – Mr. John W. Robinson III

Terms of Employment Agreements. Effective November 10, 2014, the board of directors appointed Mr. Robinson as the Company’s Chief Executive Officer.

Prior to this appointment, and following the Company’s acquisition of Progressive, Mr. Robinson served as Executive Vice President of the Company and Chief Executive Officer of our subsidiary Progressive. The key terms of the employment agreement we entered into with him at the close of the Progressive acquisition include the following:

•	Base salary. Base salary of $375,000

•	Target annual incentive. Target annual incentive award of 100% of base salary

•	Long-term incentive. Participation in the Company’s long-term incentive program for 2015, with target level to be determined

•	Other benefits. Eligibility for health and welfare benefits generally available to other employees

•	Equity retention grant. Grant of time-based RSUs with a grant date value of 225% of base salary and that vest in full on the fourth anniversary of the grant date based on continued employment

•	Severance protections. Provided under the Company’s Executive Severance Pay Plan, with certain modifications

In connection with Mr. Robinson’s appointment as Chief Executive Officer of the Company, the Company entered into a new employment agreement (“CEO Agreement”) with him that supersedes the prior agreement. Key terms of the CEO Agreement include:

•	Term. Three years, with automatic extension until Company provides notice of non-renewal

•	Base salary. Initial base salary of $700,000

•	Target annual incentive award. Target award remained at 100% of base salary

•	2015 equity award. Award with grant date value of $5.2 million

•	Initial equity grant. Award of 5,000 time-based RSUs that vest on the first anniversary of the grant date

•	Other benefits. Eligibility for health and welfare benefits generally available to other employees

•	Limited personal use of corporate aircraft. In connection with his relocation to the Atlanta metropolitan area, expected to be completed by August 31, 2015, the Company will pay the cost of his personal travel to Atlanta, provided that the aggregate incremental cost to the Company shall not exceed $150,000 without the prior approval of the board of directors or the Compensation Committee

•	Severance protections. Specific benefits will be provided in the event Mr. Robinson’s employment is terminated without cause by the Company or by him for good reason (with terms as defined in the CEO Agreement)

•	Restrictive covenants. The CEO Agreement also contains customary confidentiality, non-competition and non-solicitation covenants

Mr. Robinson’s compensation as Chief Executive Officer of the Company was established by the Compensation Committee after considering the following: his compensation as Chief Executive Officer of Progressive, the significant increase in his responsibilities as a result of his appointment as Chief Executive Officer of the Company, market compensation levels generally for chief executive officers across the Company’s historical peer group (as described above), and the need to provide compensation opportunities to Mr. Robinson commensurate with his experience in and knowledge of the industry.

Additional details concerning post termination payments under the CEO Agreement are summarized below under “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Annual Incentive Award. Due to the timing of Mr. Robinson’s promotion to Chief Executive Officer of the Company late in the fiscal year, the Committee determined that he should continue to participate in the annual incentive plan established by Progressive through the end of 2014. At the time of the acquisition, the Committee determined that the program for Progressive employees should remain in place, and that achieving the challenging goals established at the start of the year was critical to the success of Progressive and to motivating participants.

Under the Progressive annual incentive program, Mr. Robinson’s performance was assessed against goals for each of the following equally weighted performance categories:

•	Revenue. Based on financial statement results

•	Gross Profit. Measured as total revenue less depreciation on leased assets, bad debt expense, and merchant rebates

•	Adjusted EBITDA. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense and accounting fees

•	Personal Goals. Individual performance

Progressive established quarterly and annual goals for each of the three financial performance measures above. Interim payments may be made based on quarterly performance results, but any quarterly payment could not exceed 20% of the overall target award for Mr. Robinson (or for other plan participants). At year-end, Mr. Robinson’s final cash incentive award was based on Progressive’s full year 2014 financial results, with any final payment due reduced by the sum of interim payments made to him.

Threshold payouts for the three financial metrics were to be made at 50% of the weighted target award when performance results were achieved between 75% and 79.99% of target. When performance was at 80% of target, the payout also would be 80% of the target award and would increase by one percentage point for each percentage point improvement in performance until the target was achieved. Thereafter, payouts would increase by two percentage points for each percentage point improvement in results and were capped at 150% of target.

The table below shows the 2014 quarterly and annual financial performance goals, results achieved, and related payouts:

Financial Performance Measure	Weight	Financial Performance Goals – Quarterly and Annual ($ in millions)				Actual Results Achieved	Award Earned as % of Target based on Annual Performance Results
		Threshold (75% of Target)	Interim (80% of Target)	Target	Maximum (125% of Target)
Revenue	25%
— Quarter 1		$106.6	$113.7	$142.1	$177.6	$146.9
— Quarter 2		$113.3	$120.8	$151.0	$188.8	$161.1
— Quarter 3		$124.3	$132.6	$165.7	$207.2	$189.8
— Annual		$482.7	$514.9	$643.7	$804.6	$719.5	124%
Gross Profit	25%
— Quarter 1		$28.0	$29.8	$37.3	$46.6	$38.2
— Quarter 2		$30.0	$32.0	$40.0	$49.9	$42.5
— Quarter 3		$32.9	$35.1	$43.9	$54.8	$44.2
— Annual		$129.2	$137.8	$172.3	$215.3	$175.4	104%
Adjusted EBITDA	25%
— Quarter 1		$9.1	$9.7	$12.2	$15.2	$15.0
— Quarter 2		$9.6	$10.2	$12.8	$16.0	$16.2
— Quarter 3		$11.7	$12.5	$15.6	$19.6	$19.6
— Annual		$45.6	$48.7	$60.8	$76.0	$71.2	134%
Payout as % of Target		50%	80%	100%	150%

Under the Progressive plan, any award earned for the personal goals category could not exceed 100% of the weighted target assigned to that category. No specific individual performance objectives were established for Mr. Robinson for 2014. However, based on his successful performance during the year both in leading Progressive and during his subsequent transition to the role of Chief Executive Officer of the Company, the Compensation Committee subjectively determined that Mr. Robinson’s performance for this category should be assessed at 100% of target.

Based on these results, Mr. Robinson’s overall annual incentive award was earned at 115% of target, or $461,336. The target award amount was prorated based on the time he was employed as Chief Executive Officer of Progressive and of the Company, respectively, during the year.

Long-term Incentive Awards. Mr. Robinson did not participate in our regular long-term incentive program in 2014. When we acquired Progressive, the Compensation Committee granted certain key executives retention equity grants with a value of 225% of base salary. At the time of our acquisition of Progressive, Mr. Robinson received a grant of 28,846 time-based RSUs that vest in full upon the fourth anniversary of the grant, based on his continued employment.

When Mr. Robinson was appointed as our Chief Executive Officer, the employment agreement we entered into with him provided for his participation in our 2015 long-term incentive program with an annual target award value of $5.2 million. As noted above, this agreement also provided for a grant of 5,000 time-based RSUs that vests in full upon the first anniversary of the grant date.

Based on subsequent discussions between the Compensation Committee and Mr. Robinson after his appointment as Chief Executive Officer, the Committee determined that it would be appropriate to provide additional motivation to Mr. Robinson in his new role by immediately granting the portion of Mr. Robinson’s 2015 LTIP award that was allocable to stock options. Accordingly, Mr. Robinson was granted 160,919 stock options in December 2014, with a grant date exercise price of $27.80, the Company’s closing stock price on the grant date. These options will vest one-third on each of the first, second and third anniversaries of the date Mr. Robinson signed his employment agreement.

The remaining performance share and time-based RSU components of Mr. Robinson’s 2015 LTIP award were made as part of our normal annual cycle when awards were granted to our other named executive officers during 2015.

Base Salary

The Compensation Committee views base salary as fixed compensation intended to reflect the scope of an executive’s role. It reviews base salaries annually and adjusts them as necessary to ensure that salary levels remain appropriate and competitive. Salary increases are periodic rather than annual and are made after the Compensation Committee considers relevant factors including:

•	breadth and scope of an executive’s role, including any significant change in duties;

•	competitive market pay levels;

•	internal comparisons to similar roles;

•	individual performance throughout the year; and

•	overall economic climate and Company performance.

In 2014, Messrs. Danielson, Kamerschen, Montanero, Allen and Buck did not receive increases because their salaries were viewed as appropriately aligned with the market. Mr. Michaels, however, received an increase of $90,000 in April 2014 to reflect his promotion to the role of President.

Annual Cash Bonuses

Annual incentive awards provide the opportunity to earn cash rewards for meeting Company financial and operational performance goals. Amounts earned are directly linked to performance results, and can vary based on the degree to which the related performance goals are achieved. In 2014, our named executive officers other than Mr. Robinson participated in our Company annual incentive plan.

Financial Goals for Messrs. Danielson, Kamerschen, Montanero, Allen and Buck. Under the annual incentive program designed for our executive officers at the beginning of 2014, these named executive officers had the potential to earn an annual cash incentive award based on performance against pre-determined goals for pre-tax earnings and same store revenue growth. These goals were selected by the Compensation Committee because they were viewed as key indicators of our financial success and growth at the beginning of 2014.

For this purpose, pre-tax earnings is measured on a non-GAAP basis, with adjustments for certain items as approved by the Committee. Same store revenue growth is measured by comparing revenues for the year to revenues for the prior year for all stores open for the entire 24-month period but excluding stores that received lease agreements from other acquired, closed or merged stores.

As a result of the Progressive acquisition during 2014 and the resulting change in our business strategy, the performance goals for these measures were revised. In addition, total Company revenues (based on financial statement results) was added as a third performance metric to reflect our strategic goal of growing both our existing business and our newly-acquired business.

At the beginning of the year, the Compensation Committee set the target awards for Messrs. Danielson, Kamerschen, Montanero, Allen and Buck at 70%, 45%, 45%, 100% and 70%, respectively, of base salary. Mr. Kamerschen’s target was increased during the year from 45% to 60% to reflect his promotion to the level of Executive Vice President and to more closely align with market-competitive award levels for his role.

Awards earned for each metric could range from 25% of target for achieving the threshold performance goal to 200% of target for results at or above the maximum performance goal. Awards for performance results between threshold and target, and between target and maximum, are interpolated on a straight-line basis.

Performance results for 2014 did not meet expectations. Because pre-tax earnings and same store revenues results were below the threshold goals established for each measure, no awards were earned for those performance categories. Performance against our total Company revenues goal was slightly below target, and resulted in awards being earned at 32% of target as indicated below.

Performance Measure	Weight	Performance Goals and Related Payouts			Actual Results	Award Earned as % of Target
		Threshold	Target	Maximum
Pre-tax Earnings	40%	$231 million	$257 million	$282 million	$192 million	0%
Same Store Revenue Growth	20%	.10%	.14%	.24%	<0%	0%
Total Company Revenues	40%	$2.65 billion	$2.75 billion	$2.85 billion	$2.73 billion	81%
Payout as % of Target		25%	100%	200%		32%

As described above, Messrs. Allen and Buck also were participants in the 2014 incentive plan described above, with target awards set at 100% and 70%, respectively, of base salary. Due to their retirements during the year, neither was entitled to a payment under the plan. However, at the Committee’s discretion, Mr. Buck received a prorated payment under this program for the portion of the year for which he served as our Chief Operating Officer. Mr. Allen received a prorated annual cash incentive award under the terms of his employment agreement, as described below.

Operational Goals for Mr. Michaels. Upon his promotion to President, the Compensation Committee concluded that Mr. Michaels should focus on key aspects of our Core business operations in this new role. Accordingly, the Committee increased Mr. Michaels’ target award from 45% to 100% of his base salary to provide additional incentive commensurate with the additional responsibilities he assumed at that time.

For 2014, the Compensation Committee assessed Mr. Michaels’ performance against the following categories of operational performance:

•	Emphasis on same store revenue growth. Initiatives related to operations restructuring, pricing adjustments, learning and development programs, enhanced marketing campaigns, refinement of business analytics, and expanded customer service efforts

•	Refine and grow our online platform. Improved website performance, development of e-commerce solutions, and enhancement of credit decision analytics

•	Drive cost efficiency to recapture margin. Realigned top operational management team and related staffing levels, revised inventory management processes, and conducted store rationalization analyses

•	Targeted new store growth. Extensive review of current and future potential markets

•	Strengthen and grow the franchise network. Enhanced services to franchisees, including increased staffing to improve support

The Committee selected these performance categories to focus Mr. Michaels’ efforts on key aspects of our Core operations in his new role as President. However, in light of the broad and strategic nature of these performance categories, the Committee did not assign specific or discrete metrics within each performance category, nor were specific weightings assigned. Further, because the strategies related to these operational performance areas extend longer than a single fiscal year, the Committee evaluated Mr. Michaels’ performance against these goals subjectively rather than being based on specific or discrete metrics.

Based on its review of his performance, and its subjective assessment of accomplishments in each category, the Committee determined that Mr. Michaels had earned an annual cash bonus for 2014 of $265,000. This award reflected a prorated calculation based on his base salary and target annual incentive award levels both before and after his promotion to President.

Discretionary Awards. To recognize extraordinary efforts in the face of a challenging business climate and to encourage retention and stability in a second year of significant leadership transitions, the Compensation Committee approved discretionary awards for Messrs. Kamerschen and Montanero.

The Committee awarded Mr. Kamerschen a discretionary cash payment of $150,000 in November 2014 to reflect his promotion earlier in the year, his performance during and contributions to the success of the Progressive acquisition, and his contributions during our various leadership transitions, as well as to encourage his retention. This payment is subject to repayment if Mr. Kamerschen voluntarily terminates his employment other than for good reason prior to November 4, 2015.

In addition, the Committee awarded additional discretionary payments at year-end to Messrs. Kamerschen and Montanero of $10,000 and $67,500, respectively. These amounts were determined based on the Committee’s concurrence with Mr. Robinson’s recommendations regarding the individual performance of Messrs. Kamerschen and Montanero during the year, with a particular emphasis on their efforts in assisting with the integration of Progressive’s operations with those of our Core business and in connection with their success in achieving the operational performance goals for which Mr. Michaels was responsible.

All Plans. The chart below shows the final annual cash incentive awards to our named executive officers other than Messrs. Robinson, Allen and Buck:

Named Executive Officer	Award Earned under Annual Incentive Plan	Discretionary Awards for Individual Performance	2014 Cash Bonus
Gilbert L. Danielson	$153,090	—	$153,090
Steven A. Michaels	$265,000	—	$265,000
Robert W. Kamerschen	$63,180	$160,000	$223,180
Tristan J. Montanero	$54,675	$67,500	$122,175

Program Changes for 2015. After considering the evolving business challenges we face, the Compensation Committee concluded that revising the performance measures to include revenues and adjusted EBITDA, weighted 40% and 60%, respectively, would better support the Company’s compensation objectives during 2015. Further, results for named executive officers other than Messrs. Robinson, Danielson, Michaels and Kamerschen will be measured quarterly.

Long-Term Equity Incentive Awards

Aaron’s long-term equity awards are intended to:

•	reward the achievement of long-term business objectives that benefit our shareholders;

•	align the interests of our executives with those of our shareholders; and

•	assist with retaining our senior management to ensure continuity of leadership.

The Compensation Committee considers a number of factors in structuring our long-term equity awards program. In addition to the objectives outlined above, the Compensation Committee also considers market design practices, potential for dilution, accounting expense and other internal considerations when deciding on the structure and size of equity awards.

2014 Program. Each year, the Compensation Committee grants equity awards to our named executive officers. The Committee designed the 2014 program to measure performance from multiple perspectives because this approach better supports the overall compensation program objectives. For this reason, in February 2014, the Committee granted equity awards to each of our named executive officers (other than Mr. Robinson) in the form of performance shares, stock options, and time-based RSUs. In the aggregate, these equity awards help to align the interests of our named executive officers with those of our shareholders.

The key objectives, relative allocation of grant date award values, and features of each form of equity award granted under our 2014 long-term incentive award program are described below.

Target awards. Target awards for our named executive officers for 2014, other than Mr. Robinson who did not participate in our regular long-term incentive award program, are shown below:

Named Executive Officer	LTIP Target as a Percentage of Base Salary
Gilbert L. Danielson	150%
Steven A. Michaels	150%*
Robert W. Kamerschen	110%*
Tristan J. Montanero	60%
Ronald W. Allen	250%
David L. Buck	125%

*	Denotes award level after mid-year promotion.

These award target percentages were set by the Compensation Committee after reviewing the general award levels across our historical retail-oriented peer group, as described above, and considering the responsibilities of each named executive officer. The award levels for Messrs. Michaels and Kamerschen reflect their increased target award percentage after each was promoted mid-year and were increased from 60% of base salary to 150% and 110%, respectively. Awards granted in February 2014 were based on the initial target awards at the start of the year. Promotional awards subsequently granted later in the year were determined based on the effective date of each named executive officer’s promotion.

Awards are converted to a target number of performance shares and the number of time-based RSUs by dividing the allocable portion of the grant date award value by our closing stock price on the date of grant. To determine the number of options to grant, the allocable portion of the grant date award value was divided by the estimated fair value of an option, as determined for benchmarking purposes using the Black-Scholes valuation methodology.

Key details of each type of award under our program, and the allocation of the grant date value of the award, are described below.

Performance shares – 50%. Performance shares could be earned based on the following parameters:

•	Performance shares could be earned only if threshold annual performance results for total Company revenue growth and pre-tax margin for the one-year period ending on December 31, 2014 were achieved. Thereafter, awards earned were subject to an additional two-year service requirement to vest in full.

•	The Committee selected these measures to focus participants on growing our business and on sustaining and improving the quality of our earnings. It further imposed the additional service period to promote retention and to ensure that the ultimate value of any awards earned was tied to subsequent stock price performance.

•	Performance results were based on annual financial results as compared to performance targets that were established early in the year and that were subsequently revised to reflect the impact of our acquisition of Progressive. Total revenue growth is based on Company revenue for 2014 as compared with 2013, with both amounts determined in accordance with generally accepted accounting principles. Pre-tax profit margin means Aaron’s, Inc. profit before taxes divided by total revenues for the year, and excludes the impact of certain non-recurring or one-time expenses but includes the impact of the Progressive acquisition.

•	The number of shares that could be earned range from a low of 20% of the target award for this component if threshold performance goals for both measures were achieved, to a maximum of 200% of the target award for this component if the maximum performance goals were achieved. Awards for performance results between threshold and target, and between target and maximum, would be interpolated on a straight-line basis.

•	Each performance share earned will be distributed in the form of Company common stock upon vesting.

Although our total revenue growth results of 22% fell between the threshold and target performance goals established for this metric of 18.59% and 23.06%, respectively, the pre-tax profit margin results were below the threshold goal of 8.71%. Accordingly, no performance shares were earned under the 2014 program by any of our named executive officers.

Time-based RSUs – 25%. Time-based RSUs vest in full on the third anniversary of the grant date, to promote retention and greater alignment with the interests of our shareholders.

Stock options – 25%. Stock options vest in full on the third anniversary of the grant date, to promote retention and greater alignment with the interests of our shareholders.

CEO Discretionary Equity Award Pool. In February 2014, the Compensation Committee established a pool of 100,000 shares to be granted by the Chief Executive Officer to employees (other than himself) at his discretion for retention and recognition purposes. Any awards proposed for executive officers must be approved by the Compensation Committee’s approval.

In total, Mr. Allen recommended grants of 70,350 shares from this pool during 2014. Based on their individual performance efforts during 2013, Mr. Allen recommended that each of Messrs. Michaels, Kamerschen, Montanero and Buck should receive a grant of 2,000 time-based RSUs from this award pool. The Compensation Committee approved this recommendation, and the time-based RSUs were granted in February 2014.

Promotional Awards and Other. To recognize the additional responsibilities that several of our named executive officers assumed in connection with the various leadership transitions that occurred throughout the year, and to provide additional motivation and retention, the Committee approved additional grants to select named executive officers.

•	Mr. Danielson was granted 15,000 time-based RSUs in September 2014 to compensate him for agreeing to serve as interim Chief Executive Officer upon Mr. Allen’s retirement and while the Company was conducting a search for a new Chief Executive Officer. These shares vested concurrent with Mr. Robinson’s appointment as Chief Executive Officer in November 2014.

•	As described above, Mr. Michaels’ target LTIP award was increased in connection with his promotion to President. To reflect this increase on a pro rata basis, he received additional grants of 7,597 stock options, 2,506 time-based RSUs, and 5,013 performance shares in April 2014. The options and time-based RSUs vest in full upon the third anniversary of the grant date. The performance shares have the same terms and conditions as the grants to other named executive officers. Mr. Michaels also received a promotional equity award of 10,000 shares of time-based RSUs in April 2014 that vested immediately upon grant.

•	Mr. Kamerschen’s long-term incentive target award was increased upon his promotion to Executive Vice President. To reflect this increase on a pro rata basis, he received additional grants of 7,521 stock options and 2,482 time-based RSUs in November 2014. He also received a grant of 3,000 time-based RSUs in February 2014 under the terms of his offer letter when he joined the Company in 2013. These RSUs vest in full on the third anniversary of the grant date.

•	Mr. Montanero received a one-time grant of 2,500 time-based RSUs in July 2014 for assuming additional duties in connection with Mr. Buck’s retirement. These shares vest in full on the third anniversary of the grant date.

Total 2014 Equity Awards. The long-term incentive awards that were granted to our named executive officers (other than Mr. Robinson) pursuant to the revised 2014 program structure, as well as any discretionary grants and promotional or other awards, are set forth in the table below:

Named Executive Officer	Number of Options	Number of Time- Based Restricted Stock Units	Number of Performance Shares	Aggregate Shares Underlying 2014 Equity Awards
Gilbert L. Danielson	25,776	23,503	17,005	66,284
Steven A. Michaels	12,332	16,068	8,137	36,537
Robert W. Kamerschen	12,867	9,246	3,527	25,640
Tristan J. Montanero	5,728	6,389	3,779	15,896
Ronald W. Allen	54,099	17,845	35,690	107,634
David L. Buck	15,911	7,249	10,497	33,657

CFO LTIP Equity Awards. In each of 2012 and 2013, Mr. Danielson was granted 75,000 performance-based restricted stock units. These awards can be earned upon the achievement of annual revenue growth and pre-tax margin targets. These performance measures were selected because of their importance to our overall business results and because they are viewed as solid indicators of our financial success.

The structure of the performance-based restricted stock units granted in 2012 and 2013 is shown in the table below:

Grant Year	Performance Measure	Year Performance is Measured and Number of Shares that can be Earned
		2012	2013	2014	2015
2012	6% Revenue Growth	12,500	12,500	12,500
	9.5% Pre-tax Margin	12,500	12,500	12,500
2013	6% Revenue Growth		12,500	12,500	12,500
	9.5% Pre-tax Margin		12,500	12,500	12,500

As indicated, one third of each grant could be earned at the end of each year in the three-year performance period. Of each third, 50% can be earned based on meeting the revenue growth goal and 50% based on meeting the pre-tax margin goal. Annual results are measured separately for each goal so that an award can be earned for meeting one goal without regard to whether the second goal is met.

Any earned performance-based restricted stock units will vest and be settled after the end of the three-year performance period in shares of common stock. No awards are earned unless either of the performance targets is met. Furthermore, no additional performance-based restricted stock units may be earned if actual performance exceeds the targets.

Based on meeting the revenue growth goal that applied to the 2014 tranche of his 2012 and 2013 grants, Mr. Danielson earned a total of 25,000 performance-based restricted stock units. However, he forfeited the 25,000 performance-based restricted stock units that could have been earned based on pre-tax margin because that goal was not met.

Program Changes for 2015. For 2015 the Compensation Committee concluded that the overall structure of the LTIP should remain the same as in 2014, in terms of the mix of award types. However, it determined that certain features should be revised to better support the Company’s compensation objectives and to more closely align the long-term incentive compensation of our key executives with the interests of our shareholders.

As a result, key features of the program approved by the Compensation Committee for 2015 include:

•	for performance shares, the measurement criteria will be revised to include total annual revenues, Company or Core adjusted EBITDA (based upon area of responsibility), and return on capital. Performance for each measure will be assessed separately;

•	the threshold payout level for performance shares will be increased slightly, from 20% to 25% of target;

•	vesting for all awards will be one-third each year over three years, rather than on a cliff basis, to more closely align with typical market practices;

•	2015 target awards as a percentage of base salary earnings remain the same for our named executive officers other than for Mr. Michaels, whose target award was increased to 200% of base salary to align more closely with market-level awards for his position; and

•	revised the vesting of equity awards to be on a “double trigger” basis, that is, requiring both the occurrence of a change in control and a subsequent employment termination to accelerate vesting of the awards.

CEO Discretionary Equity Award Pool. In 2015, the Compensation Committee again established a pool of 100,000 shares to be granted by the Chief Executive Officer at his discretion for retention and recognition purposes. Any awards proposed by Mr. Robinson for executive officers must be approved by the Compensation Committee.

Indirect Compensation and Perquisites

Our executive compensation program also provides certain benefits and perquisites to our named executive officers. The value of these benefits and perquisites represents a small portion of a named executive officer’s overall total compensation opportunity and does not materially influence the Compensation Committee’s decisions with respect to the salary and incentive elements of the compensation of the named executive officers.

Benefits. Our named executive officers receive a full range of standard benefits, including the medical, dental and voluntary disability coverage available to our employees generally. They also are eligible to participate on the same basis as other employees in the 401(k) Retirement Savings Plan, which we refer to as the 401(k) Plan, for all full-time employees. Employees with at least one year of service with the Company and who meet certain eligibility requirements are eligible for a Company match.

As of January 1, 2015, our 401(k) Plan uses a safe harbor formula that allows employees to contribute up to 75% of their annual compensation with 100% matching by the Company on the first 3% of compensation and an additional 50% match on the next 2% of compensation. All matching by the Company is immediately vested under the new plan formula and any prior contributions will continue to vest under the preceding vesting schedule.

Under the Company’s Nonqualified Deferred Compensation Plan, which we refer to as the Deferred Compensation Plan, a select group of management or highly compensated employees are eligible to elect to defer up to 75% of their base salary and up to 100% of their annual bonus on a pre-tax basis. Should they so elect, the Company will make restoration matching contributions under the same formula that applies for our 401(k) Plan.

The Company paid aggregate matching 401(k) Plan contributions of $57,731, respectively for the named executive officers in 2014. The Company did not make any matching contributions for the named executive officers under the Deferred Compensation Plan in 2014 other than $258 for Mr. Michaels.

Corporate Aircraft Use. The named executive officers may use the Company’s aircraft from time to time for non-business use. Incremental operating costs associated with such personal use is paid by the Company. The amount of income attributed to the named executive officer for income tax purposes from personal aircraft use is determined by the Standard Industry Fare Level method, and the executives are responsible for paying the tax on this income. The aggregate incremental cost to the Company of such use by each named executive officer, if any, is included under the “All Other Compensation” column of “Executive Compensation—Summary Compensation Table.”

Club Dues. The Company reimbursed Mr. Danielson’s monthly club dues during 2014.

Our Compensation Committee periodically reviews the perquisites and other personal benefits that we provide to senior management to ensure they remain in the best interests of the Company.

Employment Agreements and Other Post Termination Protections

Employment Agreements. In April 2012, the Company entered into new employment agreements with each of Messrs. Allen and Danielson. The employment agreements contain provisions addressing matters such as (i) compensation, (ii) benefits, (iii) change-in-control payments, and (iv) restrictive covenants.

As described above, in 2014 the Company entered into an employment agreement with Mr. Robinson when we acquired Progressive. We then entered into a new employment agreement with Mr. Robinson when he was promoted to serve as Chief Executive Officer of the Company.

The terms of all these agreements are summarized under “—Chief Executive Officer – Mr. John W. Robinson III” and “Executive Compensation—Employment Agreements with Named Executive Officers.” None of our other named executive officers have employment agreements with the Company.

The terms of retirement and severance for Messrs. Robinson, Danielson and Allen are described more fully in the section titled “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Severance Plan. In January 2014, the Compensation Committee adopted an Executive Severance Pay Plan, which we refer to as the “Severance Plan,” intended to provide senior managers certain benefits in the event their employment is terminated by us without cause or after a corporate transaction. This Severance Plan is intended to assist us in hiring executives, in retaining key leaders who are critical to the ongoing stability of our business, to foster objectivity across the participants should they be asked to evaluate proposals that may result in the loss of their employment, and to provide important protections to us in terms of confidential information and competitive matters that could arise after their employment is terminated.

Related Policies and Considerations

Stock Ownership Guidelines. In February 2014, the Compensation Committee approved the adoption of stock ownership guidelines to further align the interests of senior executives with our shareholders. The table below summarizes the current guidelines:

Feature	Provision
Required levels	Chief Executive Officer: 5x base salary Chief Financial Officer/Chief Operating Officer: 3x base salary Other Senior Managers: 1x base salary

Shares counted toward guidelines	Outright stock owned Shares held in retirement accounts Unvested time-based RSUs Earned but unvested performance shares “In the money” value of vested but unexercised stock options

Retention Ratio	Hold 50% of net after-tax shares from awards until ownership guideline is met

Policy on Compensation Deductibility. Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to our Chief Executive Officer and the three-other most highly-paid named executive officers (excluding our Chief Financial Officer Mr. Danielson) is not deductible for federal income tax purposes unless that compensation (i) is “performance-based,” (ii) was awarded under a performance-based plan approved by shareholders, and (iii) complies with certain other tax law requirements. The Company’s shareholders have previously approved the plans and terms under which the Company’s annual and long-term performance incentive awards may qualify as performance-based.

The Compensation Committee intends to preserve the tax deductibility of compensation paid to our executive officers to the extent consistent with our overall program objectives and philosophy, but recognizes that doing so may not always be feasible. Other compensation objectives, such as attracting, motivating and retaining qualified executives, are important and may supersede the goal of maintaining deductibility. Consequently, compensation decisions may be made without regard to deductibility when it is in the best interests of the Company and its shareholders to do so.

Forfeiture of Awards. The Compensation Committee has adopted a policy that provides that annual incentive and equity awards to our executive officers may be recouped if we restate our consolidated financial statements. Under this policy, covered employees including our named executive officers may be required to repay to the Company the difference between the amount of incentives received and the amount that would have been payable under the restated financial statements.

Securities Trading Policy. As part of our Insider Trading Policy, all of our officers and directors are prohibited from trading any interest or position relating to the future price of the Company’s securities. These prohibited transactions include trading in puts, calls, short sales or hedging transactions. Pledging of Company securities also is prohibited under our Insider Trading Policy.

COMPENSATION COMMITTEE REPORT

The Compensation Committee operates pursuant to a written charter adopted by the board of directors and available through the Company’s website, http://www.aaronsinc.com. The Committee is composed of six independent members of the Board as defined under the listing standards of the New York Stock Exchange and under the charter. The Compensation Committee is responsible for assisting the board of directors in fulfilling its oversight responsibilities with respect to executive and director compensation.

In keeping with its responsibilities, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section included in the Proxy Statement related to its 2015 Annual Meeting of Shareholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Based on such review and discussion, the Committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in the Proxy Statement and the Annual Report on Form 10-K.

This report is respectfully submitted by the Compensation Committee of the board of directors.

Kathy T. Betty (Chair)

Matthew E. Avril

Leo Benatar

Hubert L. Harris, Jr.

H. Eugene Lockhart

Ray M. Robinson

EXECUTIVE COMPENSATION

The following Summary Compensation Table summarizes the total compensation earned by, or awarded to, our named executive officers in 2014, 2013 and 2012, as applicable.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)		Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)		Total ($)
John W. Robinson III	2014	313,571	—		974,046	1,543,888	461,336	10,431	(5)	3,303,272
Chief Executive Officer

Gilbert L. Danielson	2014	675,000	—		1,143,673	247,715	153,090	15,720	(6)	2,235,198
Executive Vice President and	2013	675,000	—		2,194,500	—	298,000	14,017		3,181,517
Chief Financial Officer	2012	650,000	—		1,866,750	—	661,160	15,986		3,193,896

Steven A. Michaels	2014	374,096	—		711,473	119,941	265,000	9,714	(7)	1,480,224
President

Robert W. Kamerschen	2014	350,000	160,000	(8)	368,363	115,058	63,180	10,423	(9)	1,067,024
Executive Vice President,	2013	204,167	130,000	(10)	137,850	—	51,041	1,044		524,102
General Counsel and Corporate Secretary

Tristan J. Montanero	2014	375,000	67,500		300,976	55,048	54,675	10,416	(11)	863,615
Senior Vice President,	2013	361,667	20,000		219,450	—	90,417	10,589		702,123
Operations

Ronald W. Allen	2014	566,667	—		1,593,737	519,908	—	3,131,522	(12)	5,811,834
Former Chief Executive	2013	850,000	—		2,926,000	—	323,000	4,511		4,103,511
Officer	2012	850,000	—		2,489,000	—	718,797	3,833		4,061,630

David L. Buck	2014	291,666	—		528,298	152,909	—	307,878	(13)	1,280,751
Former Chief Operating	2013	437,500	32,000		244,133	—	143,229	44,122		900,984
Officer

(1)	Reflects the value of the discretionary cash bonus paid pursuant to a Compensation Committee approved amount recommended by the Chief Executive Officer.
(2)	Represents the aggregate grant date fair value of awards recognized by the Company as required by Financial Accounting Standards Board Codification Topic 718. See Note 11 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the assumptions used in calculating these amounts.
(3)	Reflects the value of the cash bonus earned under our non-equity incentive plan.
(4)	We provide a limited number of perquisites to our named executive officers and value those perquisites based on their aggregate incremental cost to the Company. During 2014, we calculated the incremental cost of Company aircraft use based on the average variable operating costs to the Company. Variable operating costs include fuel costs, maintenance fees, positioning costs, catering costs, landing/ramp fees and the amount, if any, of disallowed tax deductions associated with the personal use of Company aircraft. The total annual variable operating costs are divided by the annual number of flight hours flown by the aircraft to derive an average variable cost per flight hour. This average variable cost per flight hour is then multiplied by the flight hours flown for personal use to derive the incremental cost to the Company. This method excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries and benefits and hanger expenses. Aggregate incremental cost, if any, of travel by the executive’s family or other guests when accompanying the executive is also included.
(5)	Reflects costs associated with use of Company aircraft.
(6)	Includes (i) reimbursement of club dues in the amount of $9,271, (ii) matching contributions in the amount of $6,429 made by the Company to Mr. Danielson’s account in the Company’s 401(k) plan and (iii) costs associated with the use of Company aircraft in the amount of $20.
(7)	Includes (i) matching contributions in the amount of $9,701 made by the Company to Mr. Michaels’ account in the Company’s 401(k) plan and (ii) payment of insurance premiums in the amount of $13.
(8)	Includes a $150,000 retention bonus that is subject to forfeiture.
(9)	Includes (i) matching contributions in the amount of $10,400 made by the Company to Mr. Kamerschen’s account in the Company’s 401(k) plan and (ii) payment of insurance premiums in the amount of $23.
(10)	Includes a discretionary sign-on bonus of $100,000.
(11)	Includes (i) matching contributions in the amount of $10,400 made by the Company to Mr. Montanero’s account in the Company’s 401(k) plan and (ii) payment of insurance premiums in the amount of $16.

(12)	Includes (i) matching contributions in the amount of $10,400 made by the Company to Mr. Allen’s account in the Company’s 401(k) plan, (ii) costs associated with the use of Company aircraft in the amount of $9,811, (iii) cash severance payments totaling $3,089,063 and (iv) the value of the payment of insurance premiums following Mr. Allen’s retirement totaling $22,248. Amount shown does not include the value of stock options and equity awards of approximately $5.1 million which vested upon Mr. Allen’s retirement and which are reported under “—Option Exercises and Stock Vested in 2014.”
(13)	Includes (i) matching contributions in the amount of $10,400 made by the Company to Mr. Buck’s account in the Company’s 401(k) plan, (ii) costs associated with the use of Company aircraft in the amount of $20, (iii) payment of insurance premiums in the amount of $286 and (iv) cash severance payments totaling $297,172 that reflect salary continuaton, COBRA premiums and a pro-rated bonus based on actual achievement under the annual incentive plan.

Grants of Plan-Based Awards in 2014

Our Compensation Committee granted restricted stock, stock options and performance shares to our named executive officers during 2014. Set forth below is information regarding awards granted in 2014.

Name	Grant Date	Potential Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John W. Robinson III		200,000	400,000	550,000
	04/15/2014							28,846			843,746
	11/10/2014							5,000			130,300
	12/05/2014								160,919	27.80	1,543,888
Gilbert L. Danielson		118,125	472,500	945,000
	02/18/2014				3,401	17,005	34,010				506,239
	02/18/2014							8,503			253,134
	09/01/2014							15,000			384,300
	02/18/2014								25,776	29.77	247,715
Steven A. Michaels		81,000	324,000	648,000
	02/18/2014				625	3,124	6,248				93,001
	04/15/2014				1,003	5,013	10,026				146,630
	02/18/2014							2,000			59,540
	02/18/2014							1,562			46,501
	04/15/2014							10,000			292,500
	04/15/2014							2,506			73,301
	02/18/2014								4,735	29.77	45,505
	04/15/2014								7,597	29.25	74,436
Robert W. Kamerschen		48,750	195,000	390,000
	02/18/2014				705	3,527	7,054				104,999
	02/18/2014							1,764			52,514
	02/18/2014							3,000			89,310
	02/18/2014							2,000			59,540
	11/04/2014							2,482			62,000
	02/18/2014								5,346	29.77	51,377
	11/04/2014								7,521	24.98	63,681
Tristan J. Montenaro		42,188	168,750	337,500
	02/18/2014				756	3,779	7,558				112,501
	02/18/2014							2,000			59,540
	02/18/2014							1,889			56,236
	07/23/2014							2,500			72,700
	02/18/2014								5,728	29.77	55,048
Ronald W. Allen		212,500	850,000	1,700,000
	02/18/2014				7,138	35,690	71,380				1,062,491
	02/18/2014							17,845			531,246
	02/18/2014								54,099	29.77	519,908
David L. Buck		87,500	350,000	700,000
	02/18/2014				2,099	10,497	20,994				312,496
	02/18/2014							2,000			59,540
	02/18/2014							5,249			156,263
	02/18/2014								15,911	29.77	152,909

(1)	For Mr. Robinson, represents the amounts that could be earned under the annual incentive plan established by Progressive for 2014. For Mr. Michaels, represents the amounts that could be earned under the annual cash incentive award program based on performance against pre-determined operational goals. For the other named executive officers, represents the amounts that could be earned under the annual cash incentive award program based on performance against pre-determined goals for pre-tax earnings, same store revenue growth and total Company revenues. The amounts actually earned are included in the non-equity incentive plan compensation column of the Summary Compensation Table.
(2)	Represents the performance shares granted under our 2014 long-term equity incentive award program. Performance metrics included overall Company total revenue growth and pre-tax profit margin. The threshold number of shares represents 20% of target, and the maximum number of shares represents 200% of target. Any awards earned are subject to an additional two-year service requirement to vest in full. Based on our performance for the year, none of the performance shares were earned under the 2014 program.
(3)	Includes (a) a retention equity grant to Mr. Robinson of 28,846 time-based RSUs in connection with the acquisition of Progressive, that vests in full upon the fourth anniversary of the grant, (b) a grant of 5,000 time-based RSUs to Mr. Robinson in connection with his appointment as our Chief Executive Officer, that vests in full upon the first anniversary of the grant date, (c) the time-based RSUs granted to each of our named executive officers under our 2014 long-term equity incentive award program, that vest in full on the third anniversary of the grant date, (d) a grant of 15,000 time-based RSUs to Mr. Danielson for his service as interim Chief Executive Officer, that vested in November 2014, (e) a discretionary equity award pool grant of 2,000 time-based RSUs to each of Messrs. Michaels, Kamerschen, Montanero and Buck that vests in full on the third anniversary of the grant date, (f) a grant of 10,000 time-based RSUs to Mr. Michaels in connection with his promotion that vested immediately upon grant, and (g) a grant of 2,500 time-based RSUs to Mr. Montanero for assuming additional duties, that vests in full on the third anniversary of the grant date.
(4)	Includes: (a) the grant of the portion of Mr. Robinson’s 2015 LTIP award that was allocable to stock options, that will vest one-third on each of the first, second and third anniversaries of the date Mr. Robinson signed his employment agreement, and (b) the stock options granted under our 2014 long-term equity incentive award program, that vest in full on the third anniversary of the grant date.
(5)	Represents the aggregate grant date fair value of awards recognized by the Company as required by Financial Accounting Standards Board Codification Topic 718. See Note 11 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the assumptions used in calculating these amounts.

Employment Agreements with Named Executive Officers

John W. Robinson III, Gilbert L. Danielson and Ronald W Allen. In connection with Mr. Robinson’s appointment as Chief Executive Officer effective November 10, 2014, we entered into a new employment agreement with him that superseded his prior agreement. The key terms of this agreement are discussed in “Compensation Discussion and Analysis—Chief Executive Officer – Mr. John. W. Robinson III.”

We entered into employment agreements with each of Messrs. Allen and Danielson on April 18, 2012. Each of the employment agreements contain a rolling, two year term although the Company may, upon proper notice, cease the automatic extension. Mr. Allen’s employment agreement terminated upon his retirement in 2014.

The agreements provide for an annual base salary of $850,000 for Mr. Allen and $675,000 for Mr. Danielson.

Pursuant to their agreements, each of Messrs. Allen and Danielson are entitled to participate in any of the Company’s present and future stock or cash based bonus plans that are generally available to the Company’s executive officers. Messrs. Allen and Mr. Danielson are also entitled to paid vacation, life insurance, health insurance, fringe benefits and such other employee benefits generally made available by the Company to its executive officers. Under the agreements, Messrs. Allen and Danielson have also agreed to customary confidentiality, non-competition, non-solicitation and release provisions.

We have not entered into employment agreements with any of our other named executive officers.

Executive Bonus Plan

Our Executive Bonus Plan is an annual performance-based cash incentive plan approved by our shareholders on May 4, 2010. The Executive Bonus Plan is administered by our Compensation Committee and is open to participation by executive officers and other executives of the Company, its operating units, or its affiliates who are in management positions designated as eligible by the Compensation Committee.

Each year, our Compensation Committee determines (i) who may participate, (ii) the performance targets and measurement criteria, (iii) the portion of participant’s salary that will be paid as an incentive award upon satisfaction of performance thresholds, (iv) the manner of payment and (v) the times and conditions subject to which the awards may become payable.

Our Executive Bonus Plan has been terminated and will be replaced by the Aaron’s, Inc. 2015 Equity and Incentive Plan if approved by our shareholders at the Annual Meeting.

Amended and Restated 2001 Stock Option and Incentive Award Plan

General. The purpose of the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan, as amended (the “2001 Incentive Plan”), which was approved by shareholders at an annual meeting on May 5, 2009, is to (i) attract and retain employees, directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees’ and other eligible participants with those of the Company’s shareholders. The 2001 Incentive Plan has a term of ten years from February 24, 2009, and no further awards may be granted under the 2001 Incentive Plan after that date. The 2001 Incentive Plan will be terminated and replaced by the Aaron’s, Inc. 2015 Equity and Incentive Plan if approved by our shareholders at the Annual Meeting.

Administration. Our Compensation Committee administers the 2001 Incentive Plan and has the exclusive right to set the terms and conditions of grants and awards, including the term, exercise price, vesting conditions (including vesting based on the Company’s performance or upon share price performance), and consequences of termination of employment. Our Compensation Committee also selects the persons who receive such grants and awards and interprets and administers the 2001 Incentive Plan.

Awards Available for Grant. Our Compensation Committee may grant incentive stock options, nonqualified stock options, SARs, restricted stock, RSUs, stock awards, performance shares, performance units or any combination of the foregoing.

Number of Shares Authorized. The 2001 Incentive Plan provides for an aggregate of 13,825,827 common shares to be available for awards. No participant may be granted awards of options or SARs with respect to more than 600,000 common shares in any one year. No more than 600,000 common shares (or the equivalent fair market value thereof) may be earned in respect of performance compensation awards granted to any participant for a single calendar year during a performance period. The maximum amount that can be paid to a participant in any calendar year pursuant to a performance compensation award in the form of a cash bonus is $2,000,000. If there is a change in our corporate capitalization or a corporate transaction or event that affects our common shares, our Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance, the number of shares covered by awards then outstanding, the limitations on awards, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate under the 2001 Incentive Plan.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information on the current holdings of stock option and stock awards by the named executive officers, including both unexercised and unvested awards. The market value of the stock awards is based upon the closing market price for the Company’s common stock as of December 31, 2014, which was $30.57.

Name of Executive	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Un- exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John W. Robinson III	—		160,919	(2)	27.80	12/5/2024
							28,846	(3)	881,822
							5,000	(4)	152,850
Gilbert L. Danielson	75,000		—		14.11	10/16/2018
	—		25,776	(5)	29.77	2/18/2024
							25,000	(6)	764,250	25,000	(9)	764,250
							8,503	(8)	259,937	50,000	(10)	1,528,500
										17,005	(11)	519,843
Steven A. Michaels	7,500	(12)	3,750	(12)	19.92	2/23/2020
	—		4,735	(5)	29.77	2/18/2024
	—		7,597	(13)	29.25	4/15/2024
							581	(14)	17,761	3,124	(11)	95,501
							582	(14)	17,792	5,013	(20)	153,247
							847	(15)	25,893
							679	(16)	20,757
							666	(17)	20,360
							629	(18)	19,229
							2,000	(8)	61,140
							1,562	(8)	47,750
							2,506	(19)	76,608
Robert W. Kamerschen	—		5,346	(5)	29.77	2/18/2024
	—		7,521	(21)	24.98	11/4/2024
							2,000	(8)	61,140	3,527	(11)	107,820
							1,764	(8)	53,925
							3,000	(8)	91,710
							2,482	(22)	75,875
Tristan J. Montanero	5,000		—		14.11	10/16/2018
	7,500	(12)	3,750	(12)	19.92	2/23/2020
	—		5,728	(5)	29.77	2/18/2024
							887	(23)	27,116	3,779	(11)	115,524
							661	(16)	20,207
							7,500	(7)	229,275
							2,000	(8)	61,140
							1,889	(8)	57,747
							2,500	(24)	76,425
Ronald W. Allen	3,000		—		19.92	2/23/2020	—		—	—		—
David L. Buck	—		—		—	—	—		—	—		—

(1)	Reflects award value based on a share price of $30.57, the closing price of our common stock on December 31, 2014.
(2)	These options will vest 34% on November 10, 2015, 33% on November 10, 2016 and 33% on November 10, 2017.
(3)	These RSUs will vest on April 15, 2018.
(4)	These RSUs will vest on November 10, 2015.
(5)	These options will vest on February 18, 2017.
(6)	These RSUs will vest on April 10, 2015.
(7)	These RSUs will vest on February 18, 2016.
(8)	These RSUs will vest on February 18, 2017.
(9)	12,500 of these performance-based restricted stock units were earned in February 2015 based on our performance for 2014 and are subject to a further time vesting requirement (until April 10, 2015) and 12,500 were forfeited in February 2015.

(10)	12,500 of these performance-based restricted stock units were earned in February 2015 based on our performance for 2014 and are subject to a further time vesting requirement (until February 18, 2016), and 12,500 were forfeited in February 2015. The remaining 25,000 performance-based restricted stock units remain subject to meeting specified performance goals and service periods.
(11)	These performance shares were forfeited in February 2015.
(12)	These options vest 34% on February 23, 2013, 33% on February 23, 2014 and 33% on February 23, 2015.
(13)	These options will vest on April 15, 2017.
(14)	These RSUs will vest on August 15, 2016.
(15)	These RSUs will vest on July 10, 2017.
(16)	These RSUs will vest on August 7, 2017.
(17)	These RSUs will vest on November 6, 2017.
(18)	These RSUs will vest on February 18, 2018.
(19)	These RSUs will vest on April 15, 2017.
(20)	These performance-based restricted stock units will vest on April 15, 2017 if specified performance goals and service periods are met.
(21)	These options will vest on November 4, 2017.
(22)	These RSUs will vest on November 4, 2017.
(23)	These RSUs will vest on June 20, 2017.
(24)	These RSUs will vest on July 23, 2017.

Option Exercises and Stock Vested in 2014

The following table provides information for the named executive officers on (i) stock option exercises during 2014, including the number of shares acquired upon exercise and the value realized and (ii) the number of shares acquired upon the vesting of stock awards, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
John W. Robinson III	—	—	—	—
Gilbert L. Danielson	—	—	165,000	4,977,900
Steven A. Michaels	—	—	10,000	292,500
Robert W. Kamerschen	—	—	5,000	170,750
Tristan J. Montenaro	6,250	132,751	—	—
Ronald W. Allen	5,250	63,180	199,368	5,103,821
David L. Buck	7,500	123,601	—	—

(1)	Reflects the value of options exercised based on the difference between the closing price of our common stock on the day of exercise and the applicable exercise price.
(2)	Reflects the value of shares that vested based on the closing price of our common stock on the applicable vesting date.

Pension Benefits

We do not provide defined benefit pension plans for our named executive officers.

Non-Qualified Deferred Compensation as of December 31, 2014

Effective July 1, 2009, the Company implemented the Aaron’s, Inc. Deferred Compensation Plan, which we refer to as the Deferred Compensation Plan, an unfunded, nonqualified deferred compensation plan open to a select group of management, highly compensated employees and non-employee directors. On a pre-tax basis, eligible employees can defer receipt of up to 75% of their base salary and up to 100% of their annual bonus, and eligible non-employee directors can defer receipt of up to 100% of both their cash and stock director fees. In addition, the Company elected to make restoration matching contributions on behalf of eligible employees to compensate for certain limitations on the amount of matching contributions an employee can receive under the Company’s tax-qualified 401(k) plan.

Amounts deferred under the Deferred Compensation Plan are credited to each participant’s deferral account and a deferred compensation liability is recorded in accounts payable and accrued expenses in our consolidated balance sheets. Our aggregate liabilities under the Deferred Compensation Plan were approximately $12.7 million and $12.6 million as of December 31, 2014 and 2013, respectively. Liabilities are recorded at amounts due to participants, based on the fair value of participants’ selected investments. The Company has established a rabbi trust to fund our obligations under the Deferred Compensation Plan with Company-owned life insurance. The obligations are unsecured and the participants have no right, interest or claim in the assets of the Company, except as unsecured general creditors. The cash surrender value of these policies totaled $14.5 million and $14.1 million as of December 31, 2014 and 2013, respectively, and is included in prepaid expenses and other assets in our consolidated balance sheets.

Deferred compensation expense charged to operations for the Company’s matching contributions totaled $89,000, $139,000 and $285,000 in 2014, 2013 and 2012, respectively. Benefits of $1.9 million and $1.3 million were paid during the years ended December 31, 2014 and 2013, respectively.

The following table provides information on compensation deferred by our named executive officers pursuant to the Deferred Compensation Plan.

Name of Executive	Named Executive Officer Contributions in 2014	Company Contributions in 2014	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at December 31, 2014
John W. Robinson III(1)	—	—	—	—	—
Gilbert L. Danielson	—	—	$77,071	—	$1,451,216
Steven A. Michaels	$28,618	$258	$7,962	—	$170,811
Robert W. Kamerschen(1)	—	—	—	—	—
Tristan J. Montanero	$24,860	—	$11,103	—	$203,709
Ronald W. Allen(1)	—	—	—	—	—
David L. Buck	—	—	$2,132	—	$33,696

(1)	Messrs. Robinson, Kamerschen and Allen do not participate in the Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

John W. Robinson III. The CEO Agreement with Mr. Robinson specifies the payments to be provided if Mr. Robinson’s employment is terminated under various scenarios described in the agreement, including death, disability, termination with or without cause, and termination with or without good reason.

Other than during the two years following a change in control, if Mr. Robinson is (i) involuntarily terminated by the Company without cause (and other than due to death or disability) or (ii) voluntarily terminates his employment for good reason, Mr. Robinson would be entitled to receive (v) continued payment of salary for a period of twenty four months and additional cash payments during each of the twenty four months equal to one-twelfth of his target annual incentive for the year in which his termination occurs, (w) cash in an amount equal to the pro rata portion (based on the number of days in the year occurring prior to his termination) of the average of his bonuses earned during each of the two calendar years immediately preceding the year in which his termination occurs, (x) cash in an amount after taxes equal to twenty four multiplied by the difference between the monthly cost of participating in the Company’s medical and dental programs under COBRA and the monthly premium that an active employee would pay for the same coverage, as of the date of termination, (y) full vesting of all outstanding stock options, SARs, RSUs and other equity awards that have been granted to him to the extent provided under the terms of such awards and (z) payment for all accrued paid time off through his date of termination. Mr. Robinson’s stock options do not provide for vesting in connection with a termination without cause that does not occur during the two years following a change in control, however, Mr. Robinson’s time-based RSUs do provide for pro rata vesting in such circumstances.

During the two years following any change in control, if Mr. Robinson is (i) involuntarily terminated by the Company without cause (and other than due to death or disability) or (ii) voluntarily terminates his employment for good reason, Mr. Robinson would be entitled to receive (v) cash in an amount equal to two times his base salary plus two times his target annual incentive for the year in which his termination occurs, (w) cash in an amount equal to the pro rata portion (based on the number of days in the year occurring prior to his termination) of the average of his bonuses earned during each of the two calendar years immediately preceding the year in which his termination occurs, (x) cash in an amount after taxes equal to twenty four times the applicable COBRA premium to participate in the Company’s medical and dental programs, as of the date of termination, (y) full vesting of all outstanding stock options, SARs, RSUs and other equity awards that have been granted to him and (z) payment for all accrued paid time off through his date of termination.

If Mr. Robinson voluntarily terminates his employment (other than for good reason or due to death or disability) or is involuntarily terminated by the Company for cause, Mr. Robinson would be entitled only to accrued but unpaid salary and earned bonus through the last day of his employment.

In the event of Mr. Robinson’s termination due to death or disability, Mr. Robinson (or his estate or beneficiary, as the case may be) would be entitled to receive any amounts accrued through his termination, including base salary and earned bonus. In addition, he would also be entitled to receive a pro rata bonus for the fiscal year in which the termination occurs equal to the bonus that would be payable under any annual bonus plan based on the Company’s performance at the end of the last completed fiscal quarter, prorated based on the number of days he worked in such year.

If any payments to be made or benefits to be provided under the CEO Agreement would result in a “parachute payment” as defined in Section 280G of the Internal Revenue Code, then such payments or benefits will be reduced to the minimum extent necessary so that no such payment or benefit, as so reduced, would constitute a parachute payment, unless the net after-tax amount Mr. Robinson would receive without this reduction exceeds by at least 10% the net after-tax amount he would receive with this reduction.

Assuming Mr. Robinson’s employment terminated or there was a change-in-control on December 31, 2014, such payments and benefits have an estimated value of:

	Pro-rated Bonus	Total Cash Severance	Value of Accelerated Equity	Total
Termination for cause	$461,336	—	—	$461,336
Termination without cause or for good reason before Change in Control	$461,336	$2,835,794	$1,330,838	$4,627,968
Termination following Change in Control (without cause or for good reason)	$461,336	$2,849,238	$1,330,838	$4,641,412
Termination due to death	$461,336	—	$1,330,838	$1,792,174
Termination due to disability	$461,336	—	$1,330,838	$1,792,174
Termination by Executive for any other reason	$461,336	—	—	$461,336
Change in Control only	$461,336	—	$1,330,838	$1,792,174

Ronald W. Allen. Mr. Allen’s employment terminated when he retired as our Chief Executive Officer effective August 31, 2014. Under his 2012 employment agreement, which was terminated upon his retirement, Mr. Allen’s departure was treated as a termination without cause and resulted in the following amounts becoming payable to him:

	Total Cash Severance(1)	Value of Accelerated Equity(2)	Total
Termination without cause	$3,111,311	$5,103,821	$8,215,132

(1)	Calculated under the terms of Mr. Allen’s employment agreement as the sum of (i) two times Mr. Allen’s base salary in effect under his employment agreement, (ii) two times the average of cash bonuses received by Mr. Allen for the two calendar years immediately preceding the year in which termination occurred, (iii) a bonus for 2014 equal to the average bonus for the prior two calendar years, prorated based on the number of days worked in 2014, and (iv) an amount equal to the aggregate cost of Mr. Allen’s applicable COBRA premiums for a two year period following termination. The calculation assumes an increase in COBRA premiums for the second year of coverage.
(2)	Calculated as the number of restricted shares, RSUs and performance shares vesting upon termination of employment multiplied by the closing price of our common shares on the vesting date for the shares.

Gilbert Danielson. The agreement with Mr. Danielson specifies the payments to be provided if Mr. Danielson’s employment is terminated under various scenarios, including death, disability, termination with or without cause, and termination with or without good reason.

If Mr. Danielson is (i) involuntary terminated by the Company without cause or (ii) terminates his employment for good reason following a change in control of the Company, he would be entitled to (w) continued payment of salary for a period of twenty four months, (x) severance equal to twice the average cash bonus for the immediately preceding two calendar years, (y) cash payment in an amount sufficient after taxes to equal the cost of continued health care premiums and benefits for a twenty-four month severance period and (z) full vesting of all outstanding stock options, SARs, RSUs and other equity awards that have been granted to the executive.

If Mr. Danielson elects to voluntarily terminate his employment (other than for good reason following a change in control of the Company), he would be entitled only to accrued but unpaid base salary and earned bonus. In addition, he would be entitled to a pro-rata portion of the annual cash bonus for the year of termination, prorated for the period actually worked during the year.

If Mr. Danielson is terminated by the Company for cause, he would be entitled only to accrued but unpaid base salary and earned bonus.

In the event of a termination of employment due to death or disability, Mr. Danielson (or their respective estate, beneficiary or beneficiaries, as the case may be) would be entitled to receive his accrued amounts. In addition, and assuming the termination occurs following the end of the first quarter, the executive will also be entitled to a prorated bonus for the fiscal year in which the termination occurs equal to the bonus that would be payable to Mr. Danielson under any annual bonus plan based on the Company’s performance at the end of the last completed fiscal quarter, prorated as appropriate based on the number of days he worked in such year, divided by 365 days. A termination due to Mr. Danielson’s death or disability would not result in a forfeiture of any awards which were vested at the time of his death or disability.

If any payments to be made or benefits to be provided under the agreement would result in a “parachute payment” as defined in Section 280G of the Internal Revenue Code, then such payments or benefits will be reduced to the minimum extent necessary so that no such payment or benefit, as so reduced, constitutes a parachute payment, unless the net after-tax amount Mr. Danielson would receive without this reduction exceeds by at least 10% the net after-tax amount Mr. Danielson would receive with this reduction.

Assuming Mr. Danielson’s employment terminated or there was a change-in-control on December 31, 2014, such payments and benefits have an estimated value of:

	Pro-rated Bonus	Total Cash Severance	Value of Accelerated Equity	Total
Termination for cause	$153,090	—	—	$153,090
Termination without cause	$153,090	$2,358,398	$3,093,150	$5,604,638
Termination following Change in Control (without cause or for good reason)	$153,090	$2,358,398	$3,093,150	$5,604,638
Termination due to death	$153,090	—	$3,093,150	$3,246,240
Termination due to disability	$153,090	—	$800,400	$953,490
Termination by Executive for any other reason	$153,090	—	—	$153,090
Change in Control only	$153,090	—	$3,093,150	$3,246,240

Steven A. Michaels, Robert W. Kamerschen, Tristan J. Montanero and David L. Buck. We have not entered into employment agreements with any of Messrs. Michaels, Kamerschen, Montanero or Buck. In addition, we have not entered into any stand-alone change-in-control agreements with these individuals, though each would receive awards under our Severance Plan upon termination of employment without cause or following a corporate transaction. Under the terms of our Executive Bonus Plan, non-equity awards would also be granted in certain instances upon termination of employment or in the event of a change-in-control. Likewise, under the 2001 Incentive Plan, vesting is accelerated with respect to outstanding equity awards in certain instances upon termination of employment or in the event of a change-in-control.

Mr. Buck relinquished his position as our Chief Operating Officer effective August 1, 2014. His employment with us terminated effective with his retirement as of December 31, 2014. Under the terms of the arrangement we reached with him, he received the following payments:

	Pro-rated Bonus	Total Cash Severance	Value of Accelerated Equity	Total
Termination without cause	—	$297,172	—	$297,172

Assuming Mr. Michaels’ employment terminated or there was a change-in-control on December 31, 2014, such payments and benefits have an estimated value of:

	Pro-rated Bonus	Total Cash Severance	Value of Accelerated Equity	Total
Termination for cause	$265,000	—	—	$265,000
Termination without cause	$265,000	$417,897	$569,854	$1,252,751
Termination following Change in Control (without cause or for good reason)	$265,000	$835,794	$569,854	$1,670,648
Termination due to death	$265,000	—	$569,854	$834,854
Termination due to disability	$265,000	—	$448,063	$713,063
Termination by Executive for any other reason	$265,000	—	—	$265,000
Change in Control only	$265,000	—	$569,854	$834,854

Assuming Mr. Kamerschen’s employment terminated or there was a change-in-control on December 31, 2014, such payments and benefits have an estimated value of:

	Pro-rated Bonus	Total Cash Severance	Value of Accelerated Equity	Total
Termination for cause	$63,180	—	—	$63,180
Termination without cause	$63,180	$361,566	$436,790	$861,536
Termination following Change in Control (without cause or for good reason)	$63,180	$723,132	$436,790	$1,223,102
Termination due to death	$63,180	—	$436,790	$499,970
Termination due to disability	$63,180	—	$436,790	$499,970
Termination by Executive for any other reason	$63,180	—	—	$63,180
Change in Control only	$63,180	—	$436,790	$499,970

Assuming Mr. Montanero’s employment terminated or there was a change-in-control on December 31, 2014, such payments and benefits have an estimated value of:

	Pro-rated Bonus	Total Cash Severance	Value of Accelerated Equity	Total
Termination for cause	$54,675	—	—	$54,675
Termination without cause	$54,675	$393,260	$592,016	$1,039,951
Termination following Change in Control (without cause or for good reason)	$54,675	$627,389	$592,016	$1,274,080
Termination due to death	$54,675	—	$592,016	$646,691
Termination due to disability	$54,675	—	$315,418	$370,093
Termination by Executive for any other reason	$54,675	—	—	$54,675
Change in Control only	$54,675	—	$592,016	$646,691

Employment Agreement Definitions. For purposes of the employment agreements described herein, “Cause” generally means the named executive officer’s: (i) material fraud, malfeasance, gross negligence, or willful misconduct with respect to business affairs of the Company which is, or is reasonably likely to be if such action were to become known by others, directly or materially harmful to the business or reputation of the Company or any subsidiary of the Company; (ii) conviction of or failure to contest prosecution for a felony or a crime involving moral turpitude; or (iii) material breach of this Agreement.

A termination of the named executive officer for Cause based on clause (i) or (iii) of the preceding sentence shall take effect 30 days after the named executive officer receives from the Company written notice of intent to terminate and the Company’s description of the alleged Cause, unless the named executive officer shall, during such 30-day period, remedy the events or circumstances constituting Cause; provided, however, that such termination shall take effect immediately upon the giving of written notice of termination of Cause under any clause if the Company shall have determined in good faith that such events or circumstances are not remediable (which determination shall be stated in such notice).

For purposes of the employment agreements described herein, “Change in Control” generally means: (i) the acquisition (other than from the Company) by any person of beneficial ownership, of thirty-five percent (35%) or more of the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors, which we refer to as the Outstanding Company Voting Securities, excluding, however, (1) any acquisition by the Company or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (ii) a majority of the members of the board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election; or (iii) consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company; excluding, however, a transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, more than 50 percent of the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the Outstanding Company Voting Securities.

For purposes of the employment agreements described herein, “Good Reason” shall mean: (i) any material reduction in the named executive officer’s base salary; (ii) any material reduction in the named executive officer’s authority, duties or responsibilities; (iii) any change in the geographic location at which the named executive officer must perform his duties, which shall include the Company requiring the named executive officer to be based at any office or location more than 50 miles from the named executive officer’s principal office; or (iv) any material breach of the named executive officer’s employment agreement by the Company.

For purposes of the employment agreements described herein, “Disability” shall mean the named executive officer’s inability, due to physical or mental injury or illness, to perform the essential functions of his position with or without reasonable accommodation for a period of 180 days, whether or not consecutive, occurring within any period of 12 consecutive months.

Severance Plan Definitions. Our Severance Plan contains definitions for the terms “Cause,” “Change in Control,” “Good Reason” and “Disability” which are substantially similar to those contained in “—Potential Payments Upon Termination or Change in Control—Employment Agreement Definitions” above.

Incentive Plans. Generally, under the terms of our Executive Bonus Plan, in the event of a change in control, the named executive officer would receive an automatic payment of target-level cash bonuses, prorated to the extent the change in control occurs during the annual performance period. The Executive Bonus Plan does not contain a provision accelerating or awarding payments in the event of termination.

Generally, under the terms of the 2001 Incentive Plan and the related award agreements, all outstanding unvested shares of restricted stock and RSUs immediately vest in the event of termination of employment due to death or, in the case of awards granted in 2014, disability. In the event of termination for any other reason, all unvested shares of restricted stock are forfeited. For stock options, all outstanding unvested stock options immediately vest in the event of termination of employment of the named executive officers with the Company due to death or, in the case of options granted in 2014, disability. If the named executive officer’s employment with the Company terminates for any other reason, all unvested stock options are forfeited. In the event of a change in control, all outstanding unvested stock options, performance shares and restricted stock awards would immediately vest.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth aggregate information as of December 31, 2014 about the Company’s compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	1,432,371	$21.52	13,825,827
Equity Compensation Plans Not Approved by Shareholders	N/A	N/A	N/A
Total	1,432,371	$21.52	13,825,827

(1)	Of the 1,432,371 securities to be issued upon exercise of outstanding options, warrants and rights, 623,514 are options with a weighted average exercise price of $21.52 and the remaining 808,857 are RSUs and performance shares that do not have an exercise price.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP, which we refer to as “EY,” to audit our consolidated financial statements for the year ending December 31, 2015 and to prepare a report on this audit. A representative of EY will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by shareholders.

We are asking our shareholders to ratify the appointment of EY as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board of directors is submitting the selection of EY to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, it is anticipated that no change in our independent registered public accounting firm would be made for fiscal year 2015 because of the difficulty and expense of making any change during the current fiscal year. However, the board of directors and the Audit Committee would consider the vote results in connection with the engagement of an independent registered public accounting firm for fiscal year 2016. Even if the appointment of EY is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our shareholders or may elect to change our independent registered public accounting firm in the future.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

Fees Billed in the Last Two Fiscal Years

EY served as the independent registered public accounting firm of the Company for the years ended December 31, 2014 and 2013 and has been selected by the Audit Committee to continue as the Company’s auditors for the current fiscal year. The following table sets forth the fees for services provided by our independent auditors in each of the last two fiscal years.

	Year Ended December 31,
	2014	2013
Audit Fees(1)	$2,062,076	$1,372,205
Audit-Related Fees(2)	368,658	25,748
Tax Fees(3)	1,803,663	590,567
All Other Fees(4)	1,995	—
TOTAL	$4,236,392	$1,988,520

(1)	Includes fees associated with the annual audit of the consolidated financial statements (including amounts in connection with certain 2014 audit procedures for Progressive Finance Holdings, LLC) and internal control over financial reporting, reviews of the quarterly reports on Form 10-Q, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.
(2)	Includes fees associated with the audit of the 401(k) plan, review of the Franchise Disclosure Document filed with Federal Trade Commission, due diligence services and amounts billed to the Company in 2014 in connection with the 2013 audit of Progressive Finance Holdings, LLC.
(3)	Includes fees for tax compliance, tax advice and tax planning services.
(4)	Includes fees associated with the Company’s online accounting research subscription.

Approval of Auditor Services

The Audit Committee is responsible for pre-approving all audit and permitted non-audit services provided to the Company by its independent auditors. To help fulfill this responsibility, the Audit Committee has adopted an

Audit and Non-Audit Services Pre-Approval Policy, which we refer to as the “Pre-Approval Policy.” Under the Pre-Approval Policy, all auditor services must be pre-approved by the Audit Committee either (i) before the commencement of each service on a case-by-case basis—called specific pre-approval—or (ii) by the description in sufficient detail in the Pre-Approval Policy of particular services which the Audit Committee has generally approved, without the need for case-by-case consideration—called general pre-approval.

Unless a particular service has received general pre-approval, it must receive the specific pre-approval of the Audit Committee or its Chairperson. The Pre-Approval Policy describes the audit, audit-related and tax services that have received general pre-approval—these general pre-approvals allow the Company to engage the independent auditors for the enumerated services for individual engagements up to the fee levels prescribed in the Pre-Approval Policy. The annual audit engagement for the Company is subject to the specific pre-approval of the Audit Committee. Any engagement of the independent auditors pursuant to a general pre-approval must be reported to the Audit Committee at its next regular meeting. The Audit Committee periodically reviews the services that have received general pre-approval and the associated fee ranges. The Pre-Approval Policy does not delegate the Audit Committee’s responsibility to pre-approve services performed by the independent auditors to management.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of independent members of the board of directors as defined under the listing standards of the New York Stock Exchange and operates pursuant to a written charter adopted by the board and available through the Company’s website, http://www.aaronsinc.com. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent auditors for 2014, Ernst & Young LLP, are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management and has discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the board of directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

This report is respectfully submitted by the Audit Committee of the board of directors.

The Audit Committee

Cynthia N. Day (Chair)

Matthew E. Avril

Leo Benatar

Kathy T. Betty

David L. Kolb

PROPOSAL FOUR

APPROVAL OF AARON’S, INC. 2015 EQUITY AND INCENTIVE PLAN

We are asking you to approve the Aaron’s, Inc. 2015 Equity and Incentive Plan (the “2015 Plan”).

On March 10, 2015, the Compensation Committee of the board of directors adopted the 2015 Plan for the benefit of non-employee directors, officers, and eligible employees of the Company and its subsidiaries. Shareholder approval of the 2015 Plan, including the performance measures which may be utilized thereunder, is sought:

•	in order to qualify the 2015 Plan under Section 162(m) of the Internal Revenue Code (the “Code”), and to thereby allow the Company to deduct for federal income tax purposes certain compensation paid under the 2015 Plan to named executive officers;

•	to satisfy the requirements of Section 422(b) of the Code so that certain options issued under the 2015 Plan may be “incentive stock options;” and

•	to satisfy the governance requirements of the New York Stock Exchange.

If approved by shareholders, the 2015 Plan will become the successor to the 2001 Incentive Plan, and no further grants of awards will be made thereunder.

Why We Believe You Should Vote to Approve the 2015 Plan

The purpose of the 2015 Plan is to promote the long-term growth and profitability of Aaron’s and its subsidiaries by providing employees, directors, consultants, advisors and other persons who work for the Company and its subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company. In addition, we believe the 2015 Plan will help us attract, retain and reward the best talent and align their interests with shareholders. As described above, if shareholders approve the 2015 Plan, no further grants will be made under the 2001 Incentive Plan. Because only 5,000,000 shares will be available for issuance pursuant to awards granted under the 2015 Plan and, there were approximately 13,800,000 shares available for issuance under the 2001 Incentive Plan, we are reducing the shares available to be granted under the plan by over 8,000,000 shares and, thereby, significantly reducing the “cost” of the Company’s incentive award plans (i.e., their dilutive effect). There are other important differences between the 2015 Plan and the 2001 Incentive Plan that we believe are beneficial to shareholders, including the following:

•	the 2015 Plan does not include liberal share counting methodologies, such as allowing shares tendered or withheld for taxes to be added back to the shares available under the 2015 Plan;

•	the 2015 Plan does not permit the grant of stock options at a discounted exercise price, unless required to maintain intrinsic or economic value in certain corporate transactions (e.g., spin-offs, etc.);

•	the 2015 Plan prohibits the re-pricing of awards without shareholder approval; and

•	awards granted under the 2015 Plan will be subject to any clawback policy adopted by the Company.

Summary of the 2015 Plan

The following summary of the material terms of the 2015 Plan is qualified in its entirety by reference to the full text of the 2015 Plan, which is attached as Appendix A to this Proxy Statement.

Capitalized terms used in this summary, but not otherwise defined in this summary, shall have the respective meanings ascribed to them in the 2015 Plan.

Administration of the 2015 Plan

The 2015 Plan will be administered by the Compensation Committee or such other committee consisting of two or more members as may be appointed by the board of directors to administer the 2015 Plan (in each case, the “Committee”). The Committee is currently designated by the board of directors to administer the 2015 Plan. The Committee has the right to select the persons who receive awards under the 2015 Plan, to set the terms and conditions of such awards (including the term, exercise price, vesting conditions, and the consequences of termination of employment), and to interpret and administer the 2015 Plan. Subject to the express provisions of the 2015 Plan, the Committee is authorized and empowered to do all things that the Committee in its discretion determines to be necessary or appropriate in connection with the administration and operation of the 2015 Plan.

Eligible Participants

Employees of the Company or certain affiliates, non-employee members of the board of directors, and any other individual who provides bona fide services to the Company or certain affiliates not in connection with the offer or sale of securities in a capital raising transaction (subject to certain limitations) will be eligible for selection by the Committee for the grant of awards under the 2015 Plan.

Types of Awards

The 2015 Plan provides for the grant of non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), SARs, restricted stock, RSUs, performance shares, performance units, annual incentive awards and other stock-based awards to eligible participants. ISOs may only be granted to employees of the Company or its subsidiaries.

Shares Available for Issuance

The number of shares that will be available for issuance pursuant to awards granted under the 2015 Plan is 5,000,000 shares (the “Share Pool”), subject to adjustment as described in the 2015 Plan. The shares issued by the Company under the 2015 Plan will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions.

If shares awarded under the 2015 Plan or the 2001 Incentive Plan are not issued, or are reacquired by the Company, as a result of a forfeiture of restricted stock or an RSU, or the termination, expiration or cancellation of an NQSO, ISO, SAR, performance share or performance unit, or the settlement of an award in cash in lieu of shares, that number of shares will be added back to the Share Pool. If the exercise price of an option, or the purchase price and/or tax withholding obligation under any award is satisfied by the Company retaining shares or by the participant tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further awards under the 2015 Plan. To the extent a SAR is settled in shares of common stock, the gross number of shares subject to such SAR shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further awards under the 2015 Plan. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options shall not be added back to the Share Pool.

Individual Limits

Subject to adjustment as described in the 2015 Plan, and except to the extent the Committee determines that an award is not intended to comply with the performance-based compensation provisions of Section 162(m), the number of awards that, in the aggregate, may be granted in any one fiscal year to any participant shall be limited as follows:

(a)	the maximum number of number of options and SARs is 1,000,000;

(b)	the maximum number of shares of restricted stock and/or RSUs is 600,000 shares and/or units;

(c)	the maximum aggregate payout with respect to performance units is $5,000,000 dollars (to the extent settled in cash) or 600,000 shares (to the extent settled in shares);

(d)	the maximum number of other awards is the fair market value (determined as of the grant date) of 600,000 shares;

(e)	the maximum aggregate payout (determined as of the end of the applicable performance period) with respect to annual incentive awards is $5,000,000;

(f)	the maximum aggregate number of shares under all awards granted in any one fiscal year to any non-employee director (excluding any awards made at the election of the director in lieu of all or a portion of the director’s annual and committee cash retainer fees) is 20,000 shares.

The limitations on performance shares, performance units and other awards will be applied based on the maximum amount that could be paid under each such award.

Adjustments

The Committee will make equitable adjustments in the number and class of securities available for issuance under the 2015 Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2015 Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, or exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transactions or events.

Stock Options

A stock option provides the participant with the right to buy a specified number of shares at a specified price (“exercise price”) after certain conditions have been met. The Committee may grant both NQSOs and ISOs under the 2015 Plan. The tax treatment of NQSOs is different from the tax treatment of ISOs, as explained in the section below entitled “Federal Income Tax Consequences.” The Committee will determine and specify in the award agreement whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised (including the impact of a termination of employment). No option can be exercisable more than ten years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to a participant who is a stockholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant.

Each option shall be counted as one share subject to an award and deducted from the Share Pool.

A participant may pay the exercise price under an option (i) in cash, by check, bank draft money order or other cash equivalent approved by the Committee; or (ii) if approved by the Committee, by tendering previously-acquired shares having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered shares must have been held by the participant for any period required by the Committee), pursuant to a cashless exercise procedure adopted by the Committee, by any other means which the Committee determines to be consistent with the 2015 Plan’s purpose and applicable law, including net exercise, or (iii) by a combination of these payment methods. No certificate representing a share will be delivered until the full option price has been paid.

Stock Appreciation Rights

A SAR entitles the participant to receive cash, shares, or a combination thereof, in an amount equal to the excess of the fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR exercise price (which generally must be at least equal to the fair market value of a share on the date of grant of the SAR), the conditions upon which the SAR becomes vested and exercisable, and the period of time during which the SAR may be exercised (including the impact of a termination of employment). No SAR can be exercisable more than ten years after the date of grant. Each SAR that may be settled in shares of common stock shall be counted as one share subject to an award and deducted from the Share Pool. SARs that may not be settled in shares of common stock shall not result in a reduction from the Share Pool.

Restricted Stock and RSUs

The Committee will specify the terms of a restricted stock or RSU award in the award agreement, including the number of shares of restricted stock or units, the purchase price, if any, to be paid for such restricted stock/unit, any restrictions applicable to the restricted stock/unit such as continued service or achievement of performance goals, the length of the restriction period and whether any circumstances, such as death or disability, shorten or terminate the restriction period, and whether RSUs will be settled in cash, shares or a combination of both. Unless the Committee specifies otherwise, RSUs will be settled in shares of common stock.

Except as provided in the 2015 Plan or in the award agreement, a participant who receives a restricted stock award will have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends; provided, however, the Committee may require that any dividends during the restriction period be subject to the same restrictions on vesting as the underlying award. A participant receiving an RSU will not have voting rights and will accrue dividend equivalents only to the extent provided in the RSU agreement and subject to the same vesting and payment restrictions as on the underlying award. Each share of restricted stock and each RSU that may be settled in shares of common stock shall be counted as one share subject to an award and deducted from the Share Pool. RSUs that may not be settled in shares of common stock will not result in a deduction from the Share Pool.

Performance Shares and Units

A performance share will have an initial value equal to the fair market value of a share on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance unit, the Committee will set performance goals which, depending on the extent to which they are met, will determine the number or value of the performance shares or units that will be paid out to the participant. The Committee may provide for payment of earned performance shares/units in cash or in shares or in the form of other awards granted under the 2015 Plan which have a fair market value equal to the value of the earned performance shares/units at the close of the applicable performance period. Unless the Committee specifies otherwise, earned performance shares/units will be settled in the form of shares of common stock.

Performance shares/units will not possess voting rights and will accrue dividend equivalents only to the extent provided in the agreement relating to the award and subject to the same restrictions on vesting and payment as the underlying award.

Each performance share that may be settled in shares of common stock shall be counted as one share subject to an award, based on the number of shares that would be paid under the performance share for achievement of target performance, and deducted from the Share Pool. Each performance unit that may be settled in shares of common stock shall be counted as a number of shares subject to an award, based on the number of shares that would be paid under the performance unit for achievement of target performance, and this number shall be deducted from the Share Pool. In the event that the performance shares or performance units are later settled based on above-target performance, the additional number of shares of common stock corresponding to the above-target performance shall be deducted from the Share Pool at the time of such settlement; in the event that the award is later settled based on below-target performance, the difference between the number of shares of common stock awarded based on the below-target performance and the number previously deducted from the Share Pool based on the target performance shall be added back to the Share Pool. Performance shares and performance units that may not be settled in shares of common stock will not result in a deduction from the Share Pool.

Other Awards

The Committee will have the authority to grant other forms of equity-based or equity-related awards, not otherwise described herein, that the Committee determines consistent with the purpose of the 2015 Plan and the best interests of the Company and its shareholders. These other awards may include an award of, or the right to acquire, shares of common stock that are not subject to restrictions, or provide for cash payments based in whole or in part on the value or future value of shares, for the acquisition or future acquisition of shares, or any combination thereof. Where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price may not be less than 100% of the fair market value of a share on the date of grant. The Committee will determine all terms and conditions of such awards, including the performance measures (as described below), the performance period, the potential amount payable, and the timing of the payment. Other awards that may be settled in shares of common stock shall be counted as one share subject to an award and deducted from the Share Pool. Other awards that may not be settled in shares of common stock shall not result in a deduction from the Share Pool.

Annual Incentive Awards

The Committee may grant annual incentive awards to participants in such amounts and upon such terms as the Committee shall determine and shall comply with the requirements for performance-based compensation under Section 162(m). Unless provided otherwise at the time of grant, annual incentive awards (i) shall be payable in cash, and (ii) are intended to be exempt from Section 409A as short-term deferrals, and, thus, will be payable no later than two and a half (2 1⁄2) months after the end of the Company’s fiscal year to which the award relates.

Performance Measures

For awards under the 2015 Plan that are intended to qualify under the performance-based compensation provisions of Section 162(m), the performance measure or measures to be used for purposes of such awards must be chosen from among the following: earnings, earnings before income taxes, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest, taxes, depreciation, amortization and rent (EBITDAR), gross margin, operating margin, profit margin, market value added, market share, revenue, revenue growth, return measures (including but not limited to return on equity, return on shareholders’ equity, return on investment, return on assets, return on net assets, return on capital, return on sales, and return on invested capital), total shareholder return (either in absolute terms or relative to that of a peer group determined by the Committee), profit, economic profit, capitalized economic profit, operating profit, after-tax profit, net operating profit after tax (NOPAT), pretax profit, cash, cash flow measures (including but not limited to operating cash flow, free cash flow, cash flow return, cash flow per share, and free cash flow per share), earnings per share (EPS), consolidated pretax earnings, net earnings, operating earnings, segment income, economic value added, net income, net income from continuing operations available to common shareholders excluding special items, operating income, adjusted operating income, assets, sales, net sales, sales volume, sales growth, net sales growth, comparable store sales, sales per square foot, inventory turnover, inventory turnover ratio, productivity ratios, number of active stores/sites (including but not limited to Company-owned stores, franchised stores, and/or retail or merchant stores at which the Company has entered into lease-to-own arrangements during a specified time period), number of customers, invoice volume, debt/capital ratio, return on total capital, cost, unit cost, cost control, expense targets or ratios, charge-off levels, operating efficiency, operating expenses, customer satisfaction, improvement in or attainment of expense levels, working capital, working capital targets, improvement in or attainment of working capital levels, debt, debt to equity ratio, debt reduction, capital targets, capital expenditures, price/earnings growth ratio, acquisitions, dispositions, projects or other specific events, transactions or strategic milestones, the Company’s common stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee), and book value per share.

All criteria may be measured on a Generally Accepted Accounting Principles (“GAAP”) basis, adjusted GAAP basis, or non-GAAP basis. Any performance measure for an award may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. The Committee will specify the period over which the performance goals for a particular award will be measured.

The Committee may also establish other performance measures for awards granted to participants that are not intended to qualify for the performance-based compensation exception from Section 162(m).

The Committee will determine whether the applicable performance goals have been met with respect to a particular award and, if they have, the Committee must so certify in writing and ascertain the amount payable under the award. In determining whether any performance objective has been satisfied, the Committee is authorized to exclude the effects of extraordinary items and/or other items that are unusual or nonrecurring, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine; provided that, in the case of awards that are intended to qualify under the performance-based compensation exception from the deductibility limitations of Section 162(m), such exclusions and adjustments may only apply to the extent the Committee specifies in writing (not later than the time performance objectives are required to be established) which exclusions and adjustments the Committee will apply to determine whether a performance objective has been satisfied.

The Committee may exercise negative discretion to reduce any award as it determines appropriate. In the event that the Committee determines that it is advisable to grant awards which are not intended to qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m), the Committee may make such grants without satisfying the requirements of Section 162(m).

Change in Control

Unless otherwise provided in an award agreement, upon a change in control of the Company, any outstanding option, SAR, restricted stock and RSU shall vest as of or immediately prior to the change in control if such award is not assumed, continued or replaced with a “replacement award.” If the participant receives a replacement award in connection with a change in control, and the participant’s employment is terminated without cause within two years following the consummation of a change in control, outstanding options, SARs, restricted stock and RSUs held by such participant shall vest on the participant’s termination date. “Replacement award” means an award (a) of the same type (e.g., option, RSU, etc.) as the award, (b) that has a value at least equal to the value of the award, (c) that relates to publicly traded equity securities of the Company or its successor or is payable solely in cash, and (d) that has other terms and conditions of which are not less favorable to the participant than the terms and conditions of the award.

With respect to awards that are subject to performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) or may make necessary and appropriate adjustments in the performance objectives.

Clawback and Cancellation Policies

Awards under the 2015 Plan are subject to any clawback policy adopted by the Company from time to time, including clawback policies adopted to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. For information regarding the Company’s existing clawback policy, see “Compensation Discussion and Analysis—Related Policies and Considerations—Forfeiture of Awards.”

Transferability

Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, except in the event of a participant’s death to his beneficiary, or by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime. However, the Committee may provide in an award agreement for an NQSO that the NQSO be transferable consistent with securities law and other applicable law. NQSOs and SARs may not be transferred for value or consideration.

Amendment and Termination

The Committee may amend or terminate the 2015 Plan in whole or in part at any time, but the amendment or termination cannot adversely affect any rights or obligations with respect to an award previously granted without the affected participant’s written consent. The Company must obtain the approval of the stockholders before amending the 2015 Plan to the extent required by Section 162(m) or Section 422 of the Code or the rules of the NYSE or other applicable law.

The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the 2015 Plan, but the amendment will not be effective without the participant’s written consent if the amendment is adverse to the participant. The Committee cannot amend outstanding awards, without shareholder approval, to reduce the exercise price of outstanding awards, or cancel outstanding options or SARs in exchange for cash, another award or stock option or SAR with an option exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR.

Federal Income Tax Consequences

The following is a summary of the general federal income tax consequences to our Company and to U.S. taxpayers of awards granted under the 2015 Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

Incentive Stock Options. A participant does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of ISO shares, the participant recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the participant has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and we are not entitled to a federal income tax deduction. ISO holding period requirements are waived when a participant dies. If a participant sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the participant recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any additional gain is treated as long-term or short-term capital gain depending upon how long the participant has held the ISO shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes, if any, as a result of the disposition.

Nonqualified Stock Options. A participant does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such a stock option, the participant recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the stock option.

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. A participant may make an election under Internal Revenue Code Section 83(b) to recognize income at the time of grant of restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. We will receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Restricted Stock Units. A participant who receives an award of RSUs will recognize ordinary income equal to the amount of cash and the fair market value of any shares at the time of vesting. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes.

SARs. A participant who exercises a SAR will recognize ordinary income upon the exercise equal to the amount of cash and the fair market value of any shares received as a result of the exercise. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the SAR.

Performance Units, Performance Shares and Other Awards. In the case of an award of performance unit awards, performance share awards, or other stock-based awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment. In that taxable year, we would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Section 409A. Section 409A of the Internal Revenue Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes along with an additional tax equal to 20% of the amount included in income, and interest on deemed underpayments in certain circumstances. While certain awards under the 2015 Plan could be subject to Section 409A, the 2015 Plan has been drafted to comply with the requirements of Section 409A, where applicable.

Section 162(m) Limitations. Special rules under Internal Revenue Code Section 162(m) limit the deductibility of compensation paid to our Chief Executive Officer and to each of our three other most highly compensated executive officers (other than the Chief Financial Officer) named in the summary compensation table, provided that the executive officer is employed by us as an executive officer as of the end of that year. Under Section 162(m), the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1,000,000. However, we can preserve the deductibility of compensation related to the exercise of stock options or SARs or the vesting of performance-based equity awards if certain conditions of Section 162(m) are met, including shareholder approval of the 2015 Plan with set limits on the number of such awards that any person may receive in a given period. Preserving the deductibility of performance-based equity awards also requires shareholder approval of the 2015 Plan with respect to certain key terms of performance related equity awards, as described in further detail above. The 2015 Plan has been designed to permit the board of directors to grant stock options, SARs and performance-based equity awards that satisfy the conditions of Section 162(m).

New Plan Benefits

The following reflects grants made under the 2015 Plan in March 2015, subject to shareholder approval of the 2015 Plan. All future awards to directors, executive officers, and employees will be made at the discretion of the Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the plan at this time.

Name and Position	2015 Annual Incentive Award (1)	Number of Units (2)	Number of Units (3)
John W. Robinson III, Chief Executive Officer	$700,000	59,867	99,770
Gilbert L. Danielson, Executive Vice President and Chief Financial Officer	$472,500	9,000	18,100
Steven A. Michaels, President	$412,000	7,300	14,700
Robert W. Kamerschen, Executive Vice President, General Counsel	$216,600	6,500	7,100
Tristan J. Montanero, Senior Vice President, Operations	$168,750	2,000	4,000
Ronald W. Allen, Former Chief Executive Officer	$—	—	—
David L. Buck, Former Chief Operating Officer	$—	—	—
Executive Officer Group	$3,039,825	92,867	159,870
Non-Executive Director Group	$—	—	—
Non-Executive Officer Employee Group	$2,200,000	—	—

(1)	Represents target cash award.
(2)	Represents time-based RSUs granted under our 2015 LTIP program.
(3)	Represents performance shares granted under our 2015 LTIP program.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE AARON’S, INC. 2015 EQUITY AND INCENTIVE PLAN.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information, as of March 2, 2015, with respect to the beneficial ownership, as defined in Section 13(d) under the Exchange Act of our outstanding common stock by (i) each person known by us to beneficially own 5% or more of the outstanding shares of our common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers for 2014, and (iv) all of our executive officers, directors and director nominees as a group. Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class(2)
FMR LLC.	10,871,127	(3)	14.99%
245 Summer Street
Boston, MA 02210
Shapiro Capital Management LLC.	8,061,872	(4)	11.12%
3060 Peachtree Road, Suite 1555
Atlanta, GA 30305
Vintage Capital Management, LLC.	7,277,000	(5)	10.03%
4705 S. Apopka Vineland Road, Suite 210
Orlando, FL 32819
T. Rowe Price Associates, Inc.	6,353,474	(6)	8.76%
100 E. Pratt Street,
Baltimore, MD 21202
The Vanguard Group	4,767,783	(7)	6.57%
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.	4,504,795	(8)	6.21%
40 East 52nd Street
New York, NY 10022
T. Rowe Price Small-Cap Value Fund, Inc.	4,242,000	(9)	5.85%
100 E. Pratt Street,
Baltimore, MD 21202
John W. Robinson III	50,000	(10)	*
Gilbert L. Danielson	211,894	(11)	*
Steven A. Michaels	18,831	(12)	*
Robert W. Kamerschen	3,486	(13)	*
Tristan J. Montanero	17,548	(14)	*
Ronald W. Allen	135,494	(15)	*
David L. Buck	1,703	(16)	*
Matthew E. Avril	—	(17)	*
Leo Benatar	22,495	(18)	*
Kathy T. Betty	14,118	(19)	*
Cynthia N. Day	4,940	(19)	*
Hubert L. Harris, Jr.	6,940	(20)	*
Brian R. Kahn	—	(21)	*
David L. Kolb	60,265	(18)	*
H. Eugene Lockhart	1,950	(17)	*
Ray M. Robinson	17,565	(22)	*
All executive officers, directors and nominees as a group (a total of 20 persons)	634,500	(23)	*

*	Less than 1%.
(1)	Unless otherwise stated, the address for each beneficial owner is c/o Aaron’s, Inc., 309 E. Paces Ferry Road N.E., Atlanta, Georgia 30305.

(2)	Percentages are based on (i) 72,503,352 shares of common stock outstanding at March 2, 2015 plus (ii) for each named person or group, options exercisable by such person or group within 60 days thereafter.
(3)	As of December 31, 2014, based on information provided in a Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC, Edward C. Johnson 3d., Abigail P. Johnson and Fidelity Small Cap Discovery Fund. FMR LLC reported sole dispositive power with regard to the shares of common stock listed, but possesses sole voting power only with regard to 18,000 shares. Mr. Johnson and Ms. Johnson each reported sole dispositive, but no voting, power with regard to the shares of common stock listed. Fidelity Small Cap Discovery Fund reported voting, but not dispositive, power with regarding to 5,594,735 shares of our common stock. Mr. Johnson is a director and the chairman of FMR LLC, and Ms. Johnson is a director, the vice chairman, the chief executive officer and the president of FMR LLC. Members of Mr. Johnson’s family, including Ms. Johnson, are the predominant owners, directly or through trusts, of the Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. None of FMR LLC, Mr. Johnson or Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(4)	As of December 31, 2014, based on information provided in a Schedule 13G/A filed with the SEC on February 13, 2015 by Shapiro Capital Management LLC and Samuel R. Shapiro. Shapiro Capital Management LLC is an investment adviser under the Investment Advisers Act of 1940. One or more of Shapiro Capital Management LLC’s advisory clients is the legal owner of the shares listed. Pursuant to the investment advisory agreements with its clients, Shapiro Capital Management LLC has the authority to direct the investments of its advisory clients, and consequently to authorize the disposition of our common stock. Samuel R. Shapiro is the chairman, a director and majority shareholder of Shapiro Capital Management LLC, and exercises dispositive power over the securities beneficially owned by Shapiro Capital Management LLC. Mr. Shapiro, therefore, may be deemed to have indirect beneficial ownership over such securities. As of December 31, 2014, Mr. Shapiro owned 15,000 shares of the Company for his own account. He may be deemed to be the beneficial owner of the 8,061,872 shares.
(5)	Based on information provided in a Schedule 13D/A filed with the SEC on May 14, 2014 by Vintage Capital, Management, LLC, which we refer to as “Vintage Capital,” Kahn Capital Management, LLC, which we refer to as “Kahn Capital,” and Brian Kahn. Vintage Capital serves as investment adviser to investment funds and managed accounts and, as investment adviser, may be deemed to have beneficial ownership over the shares of our common stock held for those funds and accounts. Kahn Capital, as a member and the majority owner of Vintage Capital, may be deemed to have the power to direct the voting and disposition of the shares beneficially owned by Vintage Capital, and may be deemed to be the indirect beneficial owner of such shares. Kahn Capital disclaims beneficial ownership of such shares for all other purposes. Mr. Kahn, as the manager of each of Vintage Capital and Kahn Capital, may also be deemed to have the power to direct the voting and disposition of the shares beneficially owned by Vintage Capital, and may be deemed to be the indirect beneficial owner of such shares. Mr. Kahn disclaims beneficial ownership of such shares for all purposes.
(6)

As of December 31, 2014, based on information provided in a Schedule 13G/A filed with the SEC on February 10, 2015 by T. Rowe Price Associates, Inc., which we refer to as Price Associates, and the T. Rowe Price Small-Cap Value Fund, Inc., which we refer to as the TRP Value Fund in which Price Associates reported that it holds its shares as an investment advisor and has sole voting power with respect to 2,034,380 shares of our common stock and sole power to dispose of, or direct the disposition of, 6,353,474 shares of our common stock. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, our common stock. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, our common stock, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Based on the Schedule 13G/A, except for shares beneficially owned by TRP Value Fund, not more than 5% of our common stock is owned by any one client subject to the investment advice of Price Associates.
(7)	As of December 31, 2014, based on information provided in a Schedule 13G/A filed with the SEC on February 10, 2015 by The Vanguard Group, which we refer to as “Vanguard,” in which Vanguard reported that it holds its shares as an investment advisor and has sole voting power with respect to 42,007 shares of our common stock, sole power to dispose of, or direct the disposition of, 4,730,576 shares of our common stock, and shared power to dispose of, or direct the disposition of, 37,207 shares of our common stock. Based on the Schedule 13G/A, (i) the Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 37,207 shares as a result of its serving as investment manager of collective trust accounts and (ii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 4,800 shares as a result of its serving as investment manager of Australian investment offerings.
(8)	As of December 31, 2014, based on information provided in a Schedule 13G/A filed with the SEC on January 30, 2015 by BlackRock, Inc. which is the parent holding company of various persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of the Company. No one person’s interest in the common stock of the Company is more than five percent of our outstanding common stock.
(9)	As of December 31, 2014, based on information provided in a Schedule 13G/A filed with the SEC on February 10, 2015 by Price Associates and TRP Value Fund.
(10)	Does not include (i) 160,919 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that remain subject to vesting conditions and (ii) 33,846 RSUs that remain subject to vesting conditions.
(11)	Includes (i) 75,000 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that are currently exercisable, (ii) 43,806 shares of common stock held by a family trust and (iii) 2,362 shares of common stock held by Mr. Danielson’s spouse. Does not include (i) 25,776 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that remain subject to vesting conditions and (ii) 83,503 RSUs that remain subject to vesting conditions.
(12)	Includes (i) 11,250 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that are currently exercisable and (ii) 909 shares of common stock held in Mr. Michael’s 401(k) plan account. Does not include (i) 12,332 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that remain subject to vesting conditions and (ii) 15,065 RSUs that remain subject to vesting conditions.
(13)	Includes (i) 154 shares of common stock held in Mr. Kamerschen’s 401(k) plan account. Does not include (i) 12,867 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that remain subject to vesting conditions and (ii) 9,246 RSUs that remain subject to vesting conditions.
(14)	Includes (i) 16,250 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that are currently exercisable and (ii) 1,258 shares of common stock held in Mr. Montanero’s 401(k) plan account. Does not include (i) 5,728 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that remain subject to vesting conditions and (ii) 15,437 RSUs that remain subject to vesting conditions.
(15)	Includes 3,000 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that are currently exercisable.
(16)	Represents shares of common stock held in Mr. Buck’s 401(k) plan account.
(17)	Does not include (i) 1,936 shares of restricted common stock that remain subject to vesting conditions or (ii) 1,636 RSUs that remain subject to vesting conditions.
(18)	Includes 6,000 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that are currently exercisable. Does not include 1,636 RSUs that remain subject to vesting conditions.

(19)	Does not include 1,636 RSUs that remain subject to vesting conditions.
(20)	Includes 2,000 shares of common stock held by Mr. Harris’ spouse. Does not include 1,636 RSUs that remain subject to vesting conditions.
(21)	Mr. Kahn as manager of Kahn Capital, as a member and the majority owner of Vintage Capital, may be deemed to have the power to direct the voting and disposition of the shares beneficially owned by Vintage Capital, and may be deemed to be the indirect beneficial owner of such shares. Kahn Capital disclaims beneficial ownership of such shares for all other purposes. Mr. Kahn, as the manager of each of Vintage Capital and Kahn Capital, may be deemed to have the power to direct the voting and disposition of the shares beneficially owned by Vintage Capital, and may be deemed to be the indirect beneficial owner of such shares. Does not include (i) 1,936 shares of restricted common stock that remain subject to vesting conditions or (ii) 1,636 RSUs that remain subject to vesting conditions.
(22)	Includes 6,000 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that are currently exercisable and 7,125 shares beneficially owned by Mr. Robinson which are pledged as part of an omnibus pledge of a brokerage account as security for a line of credit. Does not include 1,636 RSUs that remain subject to vesting conditions.
(23)	Includes (i) 167,000 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that are currently exercisable and (ii) 13,832 shares of common stock held in 401(k) plan accounts. Does not include (i) 279,918 shares of common stock issuable upon the exercise of options issued under the 2001 Incentive Plan that remain subject to vesting conditions, (ii) 5,808 shares of restricted common stock that remain subject to vesting conditions and (iii) 312,192 RSUs that remain subject to vesting conditions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions

The charter of the Nominating and Corporate Governance Committee provides that the Committee shall review and ratify all transactions to which the Company is a party and in which any director or executive officer has a direct or indirect material interest, apart from their capacity as director or executive officer of the Company.

In addition, the Company’s Code of Business Conduct and Ethics provides that conflict of interest situations involving directors or executive officers must receive the prior review and approval of the Audit Committee. The Code of Conduct sets forth various examples of when conflict of interest situations may arise, including: when an officer or director or members of his or her family receive improper personal benefits as a result of his or her position in or with the Company; have certain relationships with competing businesses or businesses with a material financial interest in the Company, such as suppliers or customers; or receive improper gifts or favors from such businesses.

Described below are transactions that we have entered into with parties that are related to us.

Related Party Transactions

Aaron Ventures. Aaron Ventures I, LLC, which we refer to as “Aaron Ventures,” was formed in December 2002 for the purpose of acquiring properties from the Company and leasing them back to the Company. In December 2002, Aaron Ventures purchased eleven properties from the Company, all former Heilig-Meyers stores, for a total purchase price of $5,000,000. The Company acquired these properties from Heilig-Meyers in 2001 and 2002 for an aggregate purchase price of approximately $4,000,000. The price paid by Aaron Ventures was arrived at by adding the Company’s acquisition cost to the cost of improvements made by the Company to the properties prior to the sale to Aaron Ventures.

In October and November of 2004, Aaron Ventures purchased an additional eleven properties from the Company for a total purchase price of $6,895,000. The Company acquired these properties over a period of several years. The purchase price paid by Aaron Ventures was determined from the individual fair market value and the results of current formal written appraisals completed for each location. In 2006, Aaron Ventures sold one of the properties to a third party.

During 2014, Messrs. Danielson, Cates, Sinclair and Buck, each an executive officer or former executive officer of the Company, served as managers of Aaron Ventures. All of Aaron’s Ventures owners are current or former officers of the Company and include Messrs. Danielson, Cates, Sinclair, Buck and Montanero. The combined ownership interest for all current executive officers represents approximately 40% of Aaron Ventures.

During 2014, Aaron Ventures leased 19 properties to the Company for 15-year terms at a current annual rental of approximately $1,954,500.

Marketing Agreement with Atlanta Braves. In February 2013, the Company entered into a three-year marketing agreement with the Atlanta Braves. In exchange for sponsorship fees of $440,200, $440,200 and $453,406 in 2013, 2014 and 2015, respectively, the Company received certain benefits related to marketing, advertising, merchandising and media. Mr. Schuerholz, a director of the Company during a portion of 2014, is President of the Atlanta Braves.

Vintage Group Agreement. On May 13, 2014, we entered into an agreement with a group of investors led by Vintage Capital Management, LLC (collectively, the “Vintage Group”) and Mr. Avril pursuant to which we agreed to increase the size of the board of directors from eight to ten directors and to appoint two new directors proposed by the Vintage Group. Mr. Kahn, Managing Member of Vintage Capital Management, LLC, was appointed to the board of directors on May 20, 2014 pursuant to the agreement and was subsequently elected to serve as director at our 2014 Annual Meeting of Shareholders. Mr. Avril was also appointed to the board of directors pursuant to the terms of this agreement and took office in July 2014. As part of the execution of this agreement, the Vintage Group terminated its then-pending proxy contest with respect to the election of directors at our 2014 Annual Meeting of Shareholders and agreed to take no further action in that regard.

ADDITIONAL INFORMATION

Shareholder Proposals for 2016 Annual Meeting of Shareholders

In accordance with the provisions of Rule 14a-8(e) of the Exchange Act, proposals of shareholders intended to be presented at the 2016 Annual Meeting of Shareholders must be received by December 9, 2015 to be eligible for inclusion in the Company’s Proxy Statement and form of proxy for that meeting.

Other shareholder proposals not made in accordance with the provisions of Rule 14a-8 must be submitted to the board of directors in compliance with the Company’s bylaws between 90 to 120 days prior to the date of the 2016 Annual Meeting of Shareholders in order to be considered timely, which we currently anticipate will be held on or around May 4, 2016. Any such shareholder proposals must also be accompanied by the following information: (i) the full text in writing of the shareholder proposal as it will be proposed; (ii) the purpose or purposes for which the shareholder proposal is desired and a statement that the shareholder proposal is to be considered at the 2016 Annual Meeting of Shareholders; (iii) the names, addresses and number of shares of the Company held of record by the shareholder or shareholders making the proposal (or the number of shares of the Company beneficially owned and represented by a nominee certificate on file with the Company); (iv) the number of shares of the Company that have been solicited with regard to the proposal and the number of shares of the Company whose holders have agreed (in writing or otherwise) to vote in any specific fashion on the proposal; and (v) a written statement by the proponent that it intends to continue ownership of such voting shares through the date of the 2016 Annual Meeting of Shareholders.

Any shareholder desiring to nominate a candidate for election as a director at the 2016 Annual Meeting of Shareholders must submit the nomination in writing by first class registered mail to our President no earlier than the close of business on January 7, 2016 and no later than the close of business on March 7, 2016, unless the date of the 2016 Annual Meeting of Shareholders is not scheduled to be held between April 6, 2016 and July 15, 2016 (in which case any such nomination must be submitted to our President not earlier than the close of business on the one hundred twentieth (120th) day prior to the 2016 Annual Meeting of Shareholders and not later than the close of business on the later on the sixtieth (60th) day prior to the 2016 Annual Meeting of Shareholders or the tenth (10th) day following the day when the date of the 2016 Annual Meeting of Shareholders is first publicly announced by us). Any nomination must also contain the following information about the nominee, to the extent known by the shareholder submitting the nomination: (i) the nominee’s name, address and principal present occupation; (ii) to the shareholder’s knowledge, the total number of shares of our common stock that may be voted for the nominee; (iii) the names and addresses of the shareholders proposing to make the nomination, and the number of shares of our common stock owned by each such shareholder; (iv) the nominee’s age, past employment, education, beneficial ownership of shares of our common stock, past and present financial standing, criminal history (including any convictions, indictments or settlements thereof), involvement in any past or pending litigation or administrative proceedings (including threatened involvement), relationship to and agreements (whether or not in writing) with the shareholders (and their relatives, subsidiaries and affiliates) intending to make the nomination, past and present relationships or dealings with us or any of our subsidiaries, affiliates, directors, officers or agents, plans or ideas for managing our affairs (including any termination of employees, any sales of corporate assets, any proposed merger, business combination or recapitalization, and any proposed dissolution or liquidation); (v) the nominee’s written consent to being named in a proxy statement as a nominee and to serving as director if elected; and (vi) all additional information relating to the nominee that would be required to be disclosed, or otherwise required, pursuant to Sections 13 or 14 of the Exchange Act, and the rules and regulations promulgated there under, in connection with any acquisition of shares by the nominee or in connection with the solicitation of proxies by the nominee for his or her election as a director, regardless of the applicability of such provisions of the Exchange Act.

The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after their respective deadlines for submission as described above. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to such deadlines provided (i) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue its own proxy statement.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” this Proxy Statement and other proxy materials. This means that only one copy of this Proxy Statement and other proxy materials may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver additional copies of this Proxy Statement and other proxy materials to any shareholder who contacts the Company’s principal corporate office at 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377 requesting such additional copies; alternatively, you may contact the Company’s proxy solicitor, MacKenzie Partners. If a shareholder is receiving multiple copies of this Proxy Statement and other proxy materials at the shareholder’s household and would like to receive in the future only a single copy of this Proxy Statement and other proxy materials for a shareholder’s household, such shareholders should contact their broker or other nominee record holder to request the future mailing of only a single copy of the Company’s Proxy Statement and other proxy materials.

Communicating with the Board of Directors and Corporate Governance Documents

The Company’s security holders and other interested parties may communicate with the board of directors, the non-management or independent directors as a group, or individual directors by writing to them in care of the Corporate Secretary, Aaron’s, Inc., 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377. Correspondence will be forwarded as directed by the writer. The Company may first review, sort, and summarize such communications, and screen out solicitations for goods or services and similar inappropriate communications unrelated to the Company or its business. All concerns related to audit or accounting matters will be referred to the Audit Committee.

The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, the Company’s Code of Business Conduct and Ethics, its Code of Ethics for the Chief Executive Officer and the senior financial officers and employees and its Corporate Governance Guidelines can each be viewed by clicking the “Corporate Governance” tab on the Investor Relations area of the Company’s website at http://www.aaronsinc.com. You may also obtain a copy of any of these documents without charge by writing to the Corporate Secretary, Aaron’s, Inc., 309 E. Paces Ferry Road, N.E., Atlanta, Georgia 30305-2377.

Other Action at the Meeting

As of the date of this Proxy Statement, we have no knowledge of any business, other than described herein, and customary procedural matters that will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy card will have authority to vote such proxy in accordance with their best judgment on such business.

Moreover, the board of directors reserves the right to adjourn or postpone the Annual Meeting for failure to obtain a quorum, for legitimate scheduling purposes or based on other circumstances that our board of directors believes would cause such adjournments or postponements to be in the best interests of our shareholders.

*   *   *   *   *   *

BY ORDER OF THE BOARD OF DIRECTORS

ROBERT W. KAMERSCHEN

Executive Vice President, General Counsel

and Corporate Secretary

April 7, 2015

Appendix A

AARON’S, INC.

2015 EQUITY AND INCENTIVE PLAN

A-i

A-ii

AARON’S, INC.

2015 EQUITY AND INCENTIVE PLAN

ARTICLE 1—PURPOSE AND GENERAL PROVISIONS

1.1 Establishment of Plan. Aaron’s, Inc., a Georgia corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Aaron’s, Inc. 2015 Equity and Incentive Plan” (the “Plan”), as set forth in this document.

1.2 Purpose of Plan. The purpose of the Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (i) providing certain employees, directors, consultants, advisors and other persons who perform services for the Company and its subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company, and (ii) enabling the Company to attract, retain and reward outstanding individuals to serve as directors, officers and employees.

1.3 Types of Awards. Awards under the Plan may be made to eligible Participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Awards, Annual Incentive Awards, or any combination thereof.

1.4 Effective Date. The Plan shall be effective on March 10, 2015 (the “Effective Date”), the date it was adopted by the Compensation Committee of the Board of Directors of the Company, contingent upon approval by the Company’s shareholders.

1.5 Termination of the Plan. No awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Awards granted under the Plan on or prior to the tenth (10th) anniversary of the Effective Date shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Agreements corresponding to such Awards.

ARTICLE 2—DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

“AGREEMENT” means the written or electronic agreement evidencing an Award granted to a Participant under the Plan. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of Award in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.

“ANNUAL INCENTIVE AWARD” mean an Award under Article 10 that entitles the Participant to receive a payment in cash or other property specified by the Committee to the extent performance goals are achieved.

“AWARD” means an award granted to a Participant under the Plan that consists of one or more Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Awards, Annual Incentive Awards, or a combination of these.

“BOARD” means the Board of Directors of the Company.

“CAUSE” means, unless provided otherwise in the Agreement, (i) the Participant’s material fraud, malfeasance, gross negligence, or willful misconduct with respect to business affairs of the Employer, which is, or is reasonably likely to be if such action were to become known by others, directly or materially harmful to the business or reputation of the Employer; (ii) the Participant’s conviction of or failure to contest prosecution for a felony or a crime involving fraud, embezzlement, theft or moral turpitude; (iii) the Participant’s breach of the Agreement (including, without limitation, any provisions relating to maintaining confidential information and not soliciting the Employer’s employees and customers); or (iii) the willful and continued failure or habitual neglect by the Participant to perform his duties with the Employer substantially in accordance with the operating and personnel policies and procedures of the Employer. “Cause” shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if the Participant has entered into an employment agreement with the Employer that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the Participant for Awards under this Plan.

“CHANGE IN CONTROL” means the occurrence of one of the following events:

(a) The acquisition (other than from the Company) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act (but without regard to any time period specified in Rule 13d-3(d)(1)(i))), of thirty-five percent (35%) or more of the combined voting power of then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, (1) any acquisition by the Company or (2) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b) A majority of the members of the Board is replaced during any 12- month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(c) Consummation by the Company of a reorganization, merger, or consolidation or sale of all or substantially all of the assets of the Company (a “Transaction”); excluding, however, a Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Transaction will beneficially own, directly or indirectly, more than 50 percent of the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors of the corporation resulting from such Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Transaction, of the Outstanding Company Voting Securities.

Notwithstanding the foregoing, for purposes of any 409A Award, if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described above unless the event would also constitute a change in ownership of the Company, a change in effective control of the Company, or a change in ownership of a substantial portion of the Company’s assets under Code section 409A.

“CODE” means the Internal Revenue Code of 1986, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Code includes any applicable regulations promulgated under that section. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

“COMMITTEE” means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board from time to time to administer this Plan pursuant to Article 3. If the Common Stock is traded on the NASDAQ or the NYSE, all of the members of the Committee shall be independent directors within the meaning of the NASDAQ’s or NYSE’s listing standards (as applicable). If any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Code section 162(m), the Board shall appoint a subcommittee of the Committee, consisting of at least two Non-Employee Directors to grant Awards to Covered Employees and to Insiders; each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

“COMMON STOCK” means the Common Stock of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company

“COMPANY” means Aaron’s, Inc., a Georgia corporation, and its successors and assigns.

“COVERED EMPLOYEE” means a Participant whom the Committee determines is or may be subject to the limitations of Code section 162(m).

“DISABILITY” means, with respect to any Incentive Stock Option, a disability as determined under Code section 22(e)(3), and with respect to any other Award, unless provided otherwise in an Agreement (in which case such definition shall apply for purposes of the Plan with respect to that particular Award), (i) with respect to a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer, the date on which the insurer or administrator under such program of long-term disability insurance determines that the Participant is eligible to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer), the Participant’s inability, due to physical or mental injury or illness, to perform the essential functions of his position with or without reasonable accommodation for a period of one hundred eighty (180) days, whether or not consecutive, occurring within any period of twelve (12) consecutive months, subject to any limitation imposed by federal, state or local laws, including, without limitation, the American with Disabilities Act.

Notwithstanding the preceding provisions of this definition or anything in any Agreement to the contrary, to the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the Participant’s Disability, then there shall not be a Disability that triggers payment until the date (if any) that the Participant is disabled within the meaning of Code section 409A(a)(2)(C). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability (and other Participant rights that are tied to a Disability, such as vesting, shall not be affected by the prior sentence).

“EFFECTIVE DATE” shall have the meaning ascribed to such term in Section 1.4 hereof.

“EMPLOYEE” means any individual whom the Employer treats as a common law employee for payroll tax purposes, either within or outside the United States.

“EMPLOYER” means the Company and the Subsidiaries.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Exchange Act includes any applicable regulations promulgated under that section. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

“FAIR MARKET VALUE” of a share of Common Stock of the Company means, as of the date in question,

(a) if the Common Stock is listed for trading on the NASDAQ, the closing sale price of a share of Common Stock on such date, as reported by the NASDAQ or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(b) if the Common Stock is listed for trading on the NYSE, the closing sale price of a share of Common Stock on such date, as reported by the NYSE or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(c) if the Common Stock is not listed for trading on the NASDAQ or the NYSE but is listed for trading on another national securities exchange, the closing sale price of a share of Common Stock on such date as reported on such exchange, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(d) if the Common Stock is not listed for trading on a national securities exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of a share of Common Stock on such date, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(e) if the Common Stock is not publicly traded and reported, the fair market value as established in good faith by the Committee or the Board.

For purposes of subsection (c) above, if the Common Stock is not traded on the NASDAQ or the NYSE but is traded on more than one other securities exchange on the given date, then the largest exchange on which the Common Stock is traded shall be referenced to determine Fair Market Value.

Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a share of Common Stock on the NASDAQ or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422 or a Qualified Performance-Based Award, Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422 or Code section 162(m), as applicable.

“409A AWARD” means an Award that is not exempt from Code section 409A.

“GENERAL AWARD” means an Award that is not a Qualified Performance-Based Award.

“INCENTIVE STOCK OPTION” or “ISO” means an Option that is designated as an “incentive stock option” and intended to meet the requirements of Code section 422.

“INSIDER” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Exchange Act section 16(a).

“NASDAQ” means The NASDAQ Stock Market LLC or its successor.

“NON-EMPLOYEE” means any consultant or advisor, other than an Employee or Non-Employee Director, who provides bona fide services to the Employer not in connection with the offer or sale of securities in a capital raising transaction.

“NON-EMPLOYEE DIRECTOR” means any individual who is a member of the Board and who is not also employed by the Employer.

“NONQUALIFIED STOCK OPTION” or “NQSO” means any Option that is not designated as an “incentive stock option” or that otherwise does not meet the requirements of Code section 422.

“NYSE” means the New York Stock Exchange or its successor.

“OPTION” means an Award granted under Article 5 that is either an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

“OPTION EXERCISE PRICE” means the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

“OTHER AWARD” means any form of equity-based or equity-related award, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Share, a Performance Unit or an Annual Incentive Award, that is granted pursuant to Article 9.

“PARTICIPANT” means an Employee, Non-Employee or Non-Employee Director who is eligible to receive or has received an Award under this Plan.

“PERFORMANCE PERIOD” shall have the meaning ascribed to such term in Section 8.3.

“PERFORMANCE SHARE” means an Award under Article 8 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) in the case of a Covered Employee, unless the Committee does not intend for such Award to be a Qualified Performance-Based Award.

“PERFORMANCE UNIT” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) in the case of a Covered Employee, unless the Committee does not intend for such Award to be a Qualified Performance-Based Award.

“PERMITTED TRANSFEREE” means any members of the immediate family of the Participant (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members.

“PERSON” means any “person” or “group” as those terms are used in Exchange Act Sections 13(d) and 14(d).

“PLAN” means the Aaron’s, Inc. 2015 Equity and Incentive Plan set forth in this document and as it may be amended from time to time.

“PRIOR PLAN” means the Aaron’s, Inc. 2001 Stock Option and Incentive Award Plan, as amended from time to time.

“QUALIFIED PERFORMANCE-BASED AWARD” means an Award (or a specified portion of an Award) to a Participant that is intended to satisfy the requirements for the Section 162(m) Exception.

“RESTRICTED STOCK” means an Award of shares of Common Stock under Article 7 of the Plan, which shares are issued with such restrictions as the Committee, in its sole discretion, may impose.

“RESTRICTED STOCK UNIT” or “RSU” means an Award under Article 7 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of cash or other property as the Committee shall determine and that has such restrictions as the Committee, in its sole discretion, may impose.

“RESTRICTION PERIOD” means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine, during which time the Award is subject to forfeiture as provided in the Agreement.

“SECTION 162(M) EXCEPTION” means the performance-based compensation exception to the deductibility limitation of Code section 162(m).

“SHARE POOL” shall have the meaning ascribed to such term in in Section 4.1.

“STOCK APPRECIATION RIGHT” or “SAR” means an Award granted under Article 6 that provides for delivery of cash or other property as the Committee shall determine with a value equal to the excess of the Fair Market Value of a share of Common Stock on the day the Stock Appreciation Right is exercised over the specified exercise price.

“SUBSIDIARY” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof are owned directly or indirectly by the Company. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company and the Committee shall be authorized to act on behalf of all other entities included within the definition of “Subsidiary.”

ARTICLE 3—ADMINISTRATION; POWERS OF THE COMMITTEE

3.1 General. This Plan shall be administered by the Committee.

3.2 Authority of the Committee.

(a) Subject to the provisions of the Plan, the Committee shall have the full and discretionary authority to (i) select the persons who are eligible to receive Awards under the Plan, (ii) determine the form and substance of Awards made under the Plan and the conditions and restrictions, if any, subject to which such Awards will be made, (iii) modify the terms of Awards made under the Plan, (iv) interpret, construe and administer the Plan and Awards granted thereunder, (v) make any adjustments necessary or desirable in connection with Awards made under the Plan to eligible Participants located outside the United States, and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate.

(b) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c) Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive, final and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

(d) In the event the Company shall assume outstanding equity awards or the right or obligation to make such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards as it shall deem equitable and appropriate to prevent dilution or enlargement of benefits intended to be made under the Plan.

(e) In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may relay on the advice of experts, including but not limited to employees of the Company and professional advisors.

3.3 Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (i) amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where a Participant works or resides or to meet the goals and objectives of the Plan; (ii) establish one or more sub-plans for these purposes; and (iii) establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein that are subject to variation in a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan with respect to each Participant or group of Participants affected by such non-U.S. jurisdiction.

3.4 Delegation of Authority. The Committee may, in its discretion, at any time and from time to time, delegate to one or more of its members such of its authority as it deems appropriate (provided that any such delegation shall be to at least two members of the Committee with respect to Awards to Covered Employees and Insiders). Except with respect to the grant or amendment or certification of performance of Qualified Performance-Based Awards, the Committee may, at any time and from time to time, delegate to one or more other members of the Board such of its authority as it deems appropriate. To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to Covered Employees and Insiders.

3.5 Agreements. Each Award granted under the Plan shall be evidenced by an Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. Each Agreement shall specify the period over which the Award will vest or with respect to which any risk of substantial forfeiture will lapse. A copy of the Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant. Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into an agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time (as so modified or amended, the “Non-Compete Agreement”). The provisions of the Non-Compete Agreement may also be included in, or incorporated by reference in, the Agreement.

3.6 Indemnification. No member or former member of the Committee or the Board or person to whom the Committee has delegated responsibility under the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. The Company shall indemnify and hold harmless each member and former member of the Committee and the Board against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s or former member’s own willful misconduct, fraud, bad faith or as expressly prohibited by statute. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the member or former member may have as a director or under the by-laws of the Company or otherwise.

ARTICLE 4—SHARES AVAILABLE UNDER THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in this Section 4.1 and in Section 4.3, the aggregate number of shares of Common Stock that are available for issuance pursuant to Awards granted under the Plan is five million (5,000,000) shares (the “Share Pool”). All of the Share Pool may, but is not required to, be issued pursuant to Incentive Stock Options. If Awards are granted in substitution or assumption of awards of an entity acquired, by merger or otherwise, by the Company (or any Subsidiary), to the extent such grant shall not be inconsistent with the terms, limitations and conditions of Code section 422, Exchange Act Rule 16b-3 or applicable NASDAQ or NYSE rules, the number of shares subject to such substitute or assumed Awards shall not increase or decrease the Share Pool.

The shares issued pursuant to Awards under the Plan shall be made available from shares currently authorized but unissued or shares currently held (or subsequently acquired) by the Company as treasury shares, including shares purchased in the open market or in private transactions.

No further grants shall be made under the Prior Plan after the record date for the Company’s 2015 annual shareholders meeting (the “Record Date”); provided, however, if the shareholders do not approve the Plan at the 2015 annual shareholders meeting, the Prior Plan shall continue in effect and grants may continue to be made under the Prior Plan.

The following rules shall apply for purposes of the determination of the number of shares of Common Stock available for grants of Awards under the Plan:

(a) Each Option shall be counted as one share subject to an Award and deducted from the Share Pool.

(b) Each share of Restricted Stock, each Restricted Stock Unit that may be settled in shares of Common Stock, and each Other Award that may be settled in shares of Common Stock shall be counted as one share subject to an Award and deducted from the Share Pool. Restricted Stock Units and Other Awards that may not be settled in shares of Common Stock shall not result in a deduction from the Share Pool.

(c) Each Performance Share that may be settled in shares of Common Stock shall be counted as one share subject to an Award, based on the number of shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Share Pool. Each Annual Incentive Award and each Performance Unit that may be settled in shares of Common Stock shall be counted as a number of shares subject to an Award, based on the number of shares that would be paid under the Annual Incentive Award or Performance Unit for achievement of target performance, with the number determined by dividing the value of the Annual Incentive Award or Performance Unit at the time of grant by the Fair Market Value of a share of Common Stock at the time of grant, and this number shall be deducted from the Share Pool. In the event that the Award (of Performance Shares, Performance Units or an Annual Incentive Award) is later settled based on above-target performance, the additional number of shares of Common Stock corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Share Pool at the time of such settlement; in the event that the Award is later settled based on below-target performance, the difference between the number of shares of Common Stock awarded based on the below-target performance and the number previously deducted from the Share Pool based on the target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Share Pool. Annual Incentive Awards, Performance Shares and Performance Units that may not be settled in shares of Common Stock shall not result in a deduction from the Share Pool.

(d) Each Stock Appreciation Right that may be settled in shares of Common Stock shall be counted as one share subject to an Award and deducted from the Share Pool. Stock Appreciation Rights that may not be settled in shares of Common Stock shall not result in a reduction from the Share Pool.

(e) If, for any reason, any shares subject to an Award under the Plan are not issued or are returned to the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or a Restricted Stock Unit, or the termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, or Other Award, or settlement of any Award in cash rather than shares, such shares shall again be available for Awards under the Plan and, if originally deducted from the Share Pool, shall be added back to the Share Pool.

(f) If, for any reason, after the Record Date any shares subject to an award under the Prior Plan are not issued or are returned to the Company, for reasons including, but not limited to, a forfeiture of restricted stock or a restricted stock unit, or the termination, expiration or cancellation of an option, stock appreciation right, restricted stock, restricted stock unit, performance share, performance unit, or other award, or settlement of any award in cash rather than shares, such shares shall be available for Awards under the Plan and shall be added to the Share Pool.

(g) Notwithstanding anything to contrary contained herein, if the Option Exercise Price, purchase price and/or tax withholding obligation under an Award is satisfied by the Company retaining shares or by the Participant tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further Awards under the Plan. To the extent an SAR that may be settled in shares of Common Stock is, in fact, settled in shares of Common Stock, the gross number of shares subject to such Stock Appreciation Right shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further Awards under the Plan. Similarly, after the Record Date, if the option exercise price, purchase price and/or tax withholding obligation under a Prior Plan award is satisfied by the Company retaining shares or by the holder tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further Awards under the Plan. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after the Record Date, options under any Prior Plan, shall not be added back to the Share Pool.

4.2 Individual Limits. Subject to adjustment as provided in Section 4.3, the following rules shall apply to Awards under the Plan:

(a) The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one fiscal year of the Company to any one Participant shall be one million (1,000,000).

(b) The maximum number of shares of Restricted Stock and Restricted Stock Units intended to be Qualified Performance-Based Awards that, in the aggregate, may be granted in any one fiscal year of the Company to any one Participant shall be six hundred thousand (600,000).

(c) The maximum aggregate payout (determined as of the end of the applicable Performance Period) with respect to Performance Units intended to be Qualified Performance-Based Awards granted in any one fiscal year of the Company to any one Participant shall be Five Million Dollars ($5,000,000). The maximum number of shares of Common Stock subject to Awards of Performance Shares intended to be Qualified Performance-Based Awards granted in any one fiscal year of the Company to any one Participant shall be six hundred thousand (600,000).

(d) The maximum number of Other Awards intended to be Qualified- Performance-Based Awards that, in the aggregate, may be granted in any one fiscal year of the Company to any one Participant shall equal the Fair Market Value of six hundred thousand (600,000) shares of Common Stock (determined as of the grant date). This limitation shall be applied based on the maximum amount that could be paid under each Other Award.

(e) The maximum aggregate payout (determined as of the end of the applicable Performance Period) with respect to Annual Incentive Awards intended to be Qualified Performance-Based Awards granted in any one fiscal year of the Company to any one Participant shall be Five Million Dollars ($5,000,000). If any Annual Incentive Award is settled by payment of shares of Common Stock, the value of the payout for purposes of this limit shall be calculated based on the Fair Market Value of the shares on the date the Annual Incentive Award would be paid to the Participant, ignoring any deferral under an applicable plan of the Company.

(f) The maximum aggregate number of shares under all Awards granted in any one fiscal year of the Company to any one Non-Employee Director (excluding Awards made at the election of the Non-Employee Director in lieu of all or a portion of the Non-Employee Director’s annual and committee cash retainer fees) shall not exceed twenty thousand (20,000) shares.

For purposes of the Section 162(m) Exception, any Award that is denominated in shares of Common Stock may be settled in cash based on the Fair Market Value of the Award as of the applicable vesting or payment date.

The multipliers specified in subsections (a) through (g) of Section 4.1 shall not apply for purposes of applying the foregoing individual limitations of this Section 4.2.

4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than an ordinary cash dividend) results in the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock), or a material change in the value of the outstanding shares of Common Stock as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the Plan, in:

(a) the number and class of stock or other securities that comprise the Share Pool as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

(b) the limitations on the aggregate number of shares of Common Stock that may be awarded to any one Participant under various Awards as set forth in Section 4.2;

(c) the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under an outstanding Award;

(d) the Option Exercise Price under outstanding Options, the exercise price under outstanding Stock Appreciation Rights, and the number of shares of Common Stock to be transferred in settlement of outstanding Awards; and

(e) the terms, conditions or restrictions of any Award and Agreement, including but not limited to the price payable for the acquisition of shares of Common Stock.

It is intended that, if possible, any adjustment contemplated above shall be made in a manner that satisfies applicable legal requirements as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code section 424, Code section 409A, and Code section 162(m)) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).

Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.

ARTICLE 5—STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may from time to time grant Options to eligible Participants. The Committee shall have sole discretion in determining the number of shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that the Committee may grant Incentive Stock Options only to individuals who are employees (within the meaning of Code section 3401(c)) of the Company or its subsidiaries (as defined for this purpose in Code section 424(f)). Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant Options to individuals who provide direct services on the date of grant of the Options to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.

5.2 Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option shall become vested and exercisable and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated in the Agreement as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO. Dividend equivalents shall not be paid with respect to Options.

5.3 Option Exercise Price. The per share Option Exercise Price for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, spinoff, or liquidation; provided that the Committee determines that such Option Exercise Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option is granted).

5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date. If an Agreement does not specify an expiration date, the Option’s expiration date shall be the 10th anniversary of its grant date.

5.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic exercise on a certain date and/or for accelerated vesting and other rights upon the occurrence of events specified in the Agreement.

5.6 Payment. Options shall be exercised, in whole or in part, by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative in the form prescribed by the Company, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time. Full payment of the Option Exercise Price for such shares (less any amount previously paid by the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Exercise Price shall be paid to the Company in United States dollars either: (a) in cash, (b) by check, bank draft, money order or other cash equivalent approved by the Committee, (c) unless not permitted by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification or attestation of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the tendered shares must have been held by the Participant for any period required by the Committee), (d) unless not permitted by the Committee, by cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law, including a net exercise; or (f) by a combination of the foregoing. “Payment Date” shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the Option exercise. No certificate or cash representing a share of Common Stock shall be delivered until the full Option Exercise Price has been paid.

5.7 Special Rules for ISOs. The following rules apply notwithstanding any other terms of the Plan.

(a) No ISOs may be granted under the Plan after the 10th anniversary of the date the Plan was approved by the Board.

(b) In no event shall any Participant who owns (within the meaning of Code section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code section 424(e) or (f), respectively) be eligible to receive an ISO (i) at an Option Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, or (ii) that is exercisable later than the fifth (5th) anniversary date of its grant date.

(c) The aggregate Fair Market Value of shares of Common Stock with respect to which ISOs (within the meaning of Code section 422) granted to a Participant are first exercisable in any calendar year under the Plan and all other incentive stock option plans of the Employer shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, Fair Market Value shall be determined with respect to a particular ISO on the date on which such ISO is granted. In the event that this One Hundred Thousand Dollar ($100,000) limit is exceeded with respect to a Participant, then ISOs granted under this Plan to such Participant shall, to the extent and in the order required by Treasury Regulations under Code section 422, automatically become NQSOs granted under this Plan.

(d) Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish the Share Pool shall only be applied to the extent permitted by Code section 422 and the regulations promulgated thereunder.

ARTICLE 6—STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and provisions of the Plan, the Committee may grant SARs to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine. A Stock Appreciation Right shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the specified exercise price, times the number of shares with respect to which the SAR is exercised. The Committee may provide in the Agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, and/or for accelerated vesting and other rights upon the occurrence of events specified in the Agreement. Notwithstanding anything in this Article 6 to the contrary, except for SARs that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant SARs to individuals who provide direct services on the date of grant of the SARs to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.

6.2 Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the exercise price, the duration of the SAR, the number of shares of Common Stock to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable and such other provisions as the Committee shall determine. Dividend equivalents shall not be paid with respect to SARs.

6.3 Duration of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date. If an Agreement does not specify an expiration date, the SAR’s expiration date shall be the 10th anniversary of its grant date.

6.4 Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all shares of Common Stock, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such payment will be in the form of shares of Common Stock. If payment is to be made in shares, the number of shares shall be determined based on the Fair Market Value of a share on the date of exercise. The Committee shall have sole discretion to determine and set forth in the Agreement the timing of any payment made in cash or shares, or a combination thereof, upon exercise of SARs.

6.5 Exercise Price. The exercise price for each Stock Appreciation Right shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the SAR is granted. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than set forth in the preceding sentence if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such SAR exercise price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the SAR is granted).

6.6 Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of events specified in the Agreement.

ARTICLE 7—RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock and Restricted Stock Units. Subject to provisions of the Plan, the Committee may from time to time grant Awards of Restricted Stock and RSUs to Participants. Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

7.2 Agreement. The Restricted Stock or RSU Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of shares of Restricted Stock or the number of RSUs granted; the purchase price, if any, to be paid for such Restricted Stock or RSUs, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock or RSU such as continued service or achievement of performance objectives; the length of the Restriction Period, if any, and any circumstances that will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends or dividend equivalents with respect to the shares during the Restriction Period. The Restriction Period may be of any duration and the Agreement may provide for lapse of the Restriction Period in monthly or longer installments over the course of the Restriction Period, as determined by the Committee. The Committee shall have sole discretion to determine and specify in each RSU Agreement whether the RSUs will be settled in the form of all cash, all shares of Common Stock, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock.

7.3 Certificates. Upon an Award of Restricted Stock to a Participant, shares of restricted Common Stock shall be registered in the Participant’s name. Certificates, if issued, may either (i) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and/or (ii) be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. Upon settlement of an RSU in shares, and, with respect to Restricted Stock, if and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant or registered in the Participant’s name on the Company’s or transfer agent’s records; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the terms of the Plan and the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law. Concurrently with the settlement of RSUs by the delivery of shares and with the lapse of any risk of forfeiture applicable to the Restricted Stock, the Participant shall be required to pay to the Company an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 15 below.

7.4 Dividends and Other Distributions. Except as provided in this Article 7 or in the applicable Agreement, a Participant who receives a Restricted Stock Award shall have (during and after the Restriction Period), with respect to such Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights; provided, however, the Committee may require that any dividends on such shares of Restricted Stock (during the Restriction Period) be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock (during the Restriction Period) be paid to the Company for the account of the Participant and held pending and subject to the same restrictions on vesting as the underlying Award; provided, however that to the extent that any dividends are deferred, reinvested or otherwise not paid when such dividends would otherwise normally be paid (i) all terms and conditions for such delayed payment shall be included in the Agreement, and (ii) such deferral, reinvestment or delay in payment of the dividends shall only be allowed to the extent it complies with, or is exempt from, the requirements of Code section 409A. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (again, provided that all such terms shall, to the extent required, comply with Code section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Agreement relating to the Award; provided, however, that rights to dividend equivalents shall only be allowed to the extent they comply with, or are exempt from, Code section 409A. The Committee shall require that any such dividend equivalents be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for the Section 162(m) Exception.

ARTICLE 8—PERFORMANCE SHARES AND UNITS

8.1 Grant of Performance Shares and Performance Units. The Committee may grant Performance Shares and Performance Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.

8.2 Agreement. The Performance Share or Performance Unit Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Performance Shares or Performance Units granted; the purchase price, if any, to be paid for such Performance Shares or Performance Units, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; the performance objectives applicable to the Performance Shares or Performance Units; and any additional restrictions applicable to the Performance Shares or Performance Units such as continued service. Unless provided otherwise at the time of grant, each Performance Share or Performance Unit shall have a Performance Period of at least one year except that, if any Award is made at the time of the Participant’s commencement of employment with the Employer or on the occasion of a promotion, then the Performance Period may be less than one year; provided further, that any Qualified Performance-Based Award shall comply with the timing requirements of Code section 162(m). The Committee shall have sole discretion to determine and specify in each Performance Shares or Performance Units Agreement whether the Award will be settled in the form of all cash, all shares of Common Stock, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock. Any such shares may be granted subject to any restrictions deemed appropriate by the Committee.

8.3 Value of Performance Shares and Performance Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both, as applicable, that will be paid out to the Participant. For purposes of this

Article 8, the time period during which the performance objectives must be met shall be called a “Performance Period.” For General Awards, the Committee may, but is not obligated to, set such performance objectives by reference to the performance measures set forth in Article 11.

8.4 Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares or Performance Units shall be entitled to receive a payout of the number and value of Performance Shares or Performance Units, as applicable, earned by the Participant over the Performance Period, if any, to be determined as a function of the extent to which the corresponding performance objectives have been achieved and any applicable non-performance terms have been met.

8.5 Dividends and Other Distributions. A Participant receiving Performance Shares or Performance Units shall not possess voting rights. A Participant receiving Performance Shares or Performance Units or any other Award that is subject to performance conditions shall accrue dividend equivalents on such Award only to the extent provided in the Agreement relating to the Award; provided, however, that rights to dividend equivalents shall only be allowed to the extent they comply with, or are exempt from, Code section 409A. Any rights to dividends or dividend equivalents on Performance Shares or Performance Units or any other Award subject to performance conditions shall be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Covered Employees, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Performance Shares and Performance Units such that the dividends and/or Performance Shares or Performance Units maintain eligibility for the Section 162(m) Exception.

ARTICLE 9—OTHER AWARDS

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described in Articles 5 through 8 or Article 10 of this Plan that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company (“Other Awards”). Other Awards may include awards of, or the right to acquire, shares of Common Stock that are not subject to forfeiture or other restrictions, which may be awarded in payment of Non-Employee Director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of a performance goal, or otherwise. Other Awards may also provide for cash payments based in whole or in part on the value or future value of shares of Common Stock, for the acquisition or future acquisition of shares of Common Stock, or any combination of the foregoing. Notwithstanding the foregoing, where the value of an Other Award is based on the difference in the value of a share of Common Stock at different points in time, the grant or exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant unless the Other Award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that the Other Award preserves the economic benefit of the replaced award and is either exempt from or in compliance with the requirements of Code section 409A.

ARTICLE 10—ANNUAL INCENTIVE AWARDS

The Committee may grant Annual Incentive Awards to Participants in such amounts and upon such terms as the Committee shall determine. Annual Incentive Awards may be Qualified Performance-Based Awards or General Awards, with Qualified Performance-Based Awards being granted and administered in accordance with the requirements of Article 11 to permit the Annual Incentive Award to satisfy the Section 162(m) Exception. The Committee may specify the terms and conditions of Annual Incentive Awards in individual Agreements or through the timely adoption of plan rules or other Annual Incentive Award plan documentation. Unless provided otherwise at the time of grant, Annual Incentive Awards shall have a Performance Period of one fiscal year except that, if any Annual Incentive Award is made at the time of the Participant’s commencement of employment with the Employer or on the occasion of a promotion, then the Performance Period may be less than one fiscal year; provided further, that any Qualified Performance-Based Award shall comply with the timing requirements of Code section 162(m). Unless provided otherwise at the time of grant, Annual Incentive Awards (i) shall be payable in cash, and (ii) are intended to be exempt from Code section 409A as short-term deferrals, and, thus, will be payable no later than 2  1⁄2 months after the end of the Company’s fiscal year to which the Award relates.

ARTICLE 11—PERFORMANCE MEASURES

11.1 In General. The Committee may, in its discretion, include performance objectives in any Award. If the Committee intends to grant a Qualified Performance-Based Award, the Committee shall designate the Award as such in writing at the time the Award is granted. Any such designation is irrevocable. To the extent the Committee does not designate an Award as a Qualified Performance-Based Award at the time the Award is granted, it shall be a General Award.

11.2 Qualified Performance-Based Awards. In the case of a Qualified Performance-Based Award, the Committee shall establish at least one performance objective that is intended to permit the Award to satisfy the Section 162(m) Exception with respect to the Award and shall determine the maximum amount payable under the Qualified Performance-Based Award for attainment of the performance objective. The Committee may also establish lower amounts payable for lower levels of achievement with respect to the performance objective and may also establish one or more threshold levels of achievement with respect to the performance objective in order for any amount to be paid pursuant to the Qualified Performance-Based Award. If none of the threshold levels of achievement with respect to the performance objective intended to permit the Award to satisfy the Section 162(m) Exception are attained, no amount may be paid pursuant to the Qualified Performance-Based Award. The Committee shall establish in writing the performance objective intended to permit the Award to satisfy the Section 162(m) Exception within the first 90 days of the Performance Period and at a time when the outcome of the performance objective is substantially uncertain. Notwithstanding the 90-day deadline specified in the prior sentence, in the event that a Performance Period (or a Participant’s service during a Performance Period) is expected to be less than 12 months, the Committee shall establish in writing the performance objective intended to permit the Award to satisfy the Section 162(m) Exception on or before the date when 25% of the Performance Period (or the Participant’s service during the Performance Period), as each is scheduled in good faith at the time the objective is established, has elapsed. In addition to specifying the performance objective intended to permit the Award to satisfy the Section 162(m) Exception, the Committee may specify one or more additional performance objectives, or such other conditions and criteria as it chooses, and may specify that it can use its negative discretion to decrease the amount that would otherwise be payable under an Award based on the attainment or failure to attain such other conditions and criteria.

11.3 Performance Measures for Qualified Performance-Based Awards. In the case of a Qualified Performance-Based Award, the performance measures intended to permit the Award to satisfy the Section 162(m) Exception shall be stated as levels of, or growth or changes in, or other objective specification of performance with respect to one or more of the following performance criteria:

earnings, earnings before income taxes; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest, taxes, depreciation, amortization and rent (EBITDAR); gross margin; operating margin; profit margin; market value added; market share; revenue; revenue growth; return measures (including but not limited to return on equity, return on shareholders’ equity, return on investment, return on assets, return on net assets, return on capital, return on sales, and return on invested capital); total shareholder return (either in absolute terms or relative to that of a peer group determined by the Committee); profit; economic profit; capitalized economic profit; operating profit; after-tax profit; net operating profit after tax (NOPAT); pre-tax profit; cash; cash flow measures (including but not limited to operating cash flow; free cash flow; cash flow return; cash flow per share; and free cash flow per share); earnings per share (EPS); consolidated pre-tax earnings; net earnings; operating earnings; segment income; economic value added; net income; net income from continuing operations available to common shareholders excluding special items; operating income; adjusted operating income; assets; sales; net sales; sales volume; sales growth; net sales growth; comparable store sales; sales per square foot; inventory turnover; inventory turnover ratio; productivity ratios; number of active stores/sites (including but not limited to Company-owned stores, franchised stores, and/or retail or merchant stores at which the Company has entered into lease-to-own arrangements during a specified time period); number of customers; invoice volume; debt/capital ratio; return on total capital; cost; unit cost; cost control; expense targets or ratios, charge-off levels; operating efficiency; operating expenses; customer satisfaction; improvement in or attainment of expense levels; working capital; working capital targets; improvement in or attainment of working capital levels; debt; debt to equity ratio; debt reduction; capital targets; capital expenditures; price/earnings growth ratio; acquisitions, dispositions, projects or other specific events, transactions or strategic milestones; the Company’s common stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee); and book value per share.

All criteria may be measured on a Generally Accepted Accounting Principles (“GAAP”) basis, adjusted GAAP basis, or non-GAAP basis.

11.4 General Awards. If the Committee assigns a Participant a General Award, the Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.

11.5 Performance Measures for General Awards and Negative Discretion. In the case of a General Award, and when selecting targets to guide the exercise of negative discretion with respect to a Qualified Performance-Based Award, the Committee may establish one or more performance objectives that is based on categories of performance that are different than those set forth in Section 11.3.

11.6 Definitions of Performance Objectives. If the Committee makes an Award subject to a particular performance objective, the Committee shall adopt or confirm a written definition of that performance objective at the time the performance objective is established, provided that the Committee retains the discretion to forego such written definition in connection with a General Award. The performance objective for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, subsidiary, Employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations, or a stock market or other index. If the Committee specifies more than one individual performance objective for a particular Award, the Committee shall also specify, in writing, whether one, all or some other number of such objectives must be attained.

11.7 Determinations of Performance. For each Award that has been made subject to a performance objective, within 90 days following the end of each Performance Period (or such shorter period necessary to preserve the Employer’s tax deduction), the Committee shall determine whether the performance objective for such Performance Period has been satisfied. With respect to the performance objective related to a Qualified Performance-Based Award, the Award may not be paid out unless and until the Committee has made a final written certification that the performance objective intended to permit such Award to satisfy the Section 162(m) Exception has, in fact, been satisfied. This may be accomplished through approved minutes of the Committee meeting (or by some other form of written certification). When applicable, prior to paying out an Award, the Committee shall also determine whether any performance objective or other conditions or criteria specified to guide the exercise of its negative discretion were satisfied, and thereby make a final determination with respect to the Award. If a performance objective applicable to a General Award for a Performance Period is not achieved, the Committee in its sole discretion may pay all or a portion of that Award based on such criteria as the Committee deems appropriate, including without limitation individual performance, Company-wide performance or the performance of the specific division, subsidiary, Employer, department, region, or function employing the Participant.

11.8 Adjustments and Exclusions. In determining whether any performance objective has been satisfied, the Committee may exclude the effect of any or all extraordinary items and/or other items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Employer, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. For purposes of determining whether any performance objective has been satisfied with respect to a Qualified Performance-Based Award unless specifically provided otherwise in the Award Agreement (or, with respect to an Annual Incentive Award, in the plan rules or other action of the Committee setting forth the terms of the Award), the Committee shall exclude the effects of the extraordinary, unusual and/or non-recurring items identified above, if such exclusion has the effect of increasing performance and if such items were not anticipated and factored into the performance measures when such measures were established by the Committee; provided, however, the Committee may then exercise negative discretion to reduce the Award as it determines appropriate (including to ignore some or all of the increase in the Award resulting from such adjustments). In addition, the Committee may adjust any performance objective for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Employer, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine (including adjustments that would result in the Company’s payment of non-deductible compensation under a General Award). Except as expressly provided above, in the case of a Qualified-Performance-Based Award, such exclusions and adjustments may only apply to the extent the Committee specifies in writing (not later than the time performance objectives are required to be established) which exclusions and adjustments the Committee will apply to determine whether a performance objective has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines (if such determination is memorialized in writing) that they may apply without adversely affecting the Award’s status as a Qualified Performance-Based Award. To the extent that a performance objective is based on the price of the Company’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance objective as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants.

11.9 Increases. The Committee may not increase the amount payable under a Qualified Performance-Based Award, except as a result of an adjustment or exclusion permitted by Section 11.8. The Committee may increase the amount payable under a General Award based on such factors as it determines in its discretion.

11.10 Changes. If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards (including Awards to Covered Employees) that do not qualify for the Section 162(m) Exception, the Committee may make such grants without satisfying the requirements of the Section 162(m) Exception.

ARTICLE 12—CHANGE IN CONTROL

Unless provided otherwise in an Award Agreement, upon a Change in Control of the Company, each outstanding Option, SAR, Restricted Stock and RSU shall vest as of or immediately prior to the Change in Control if such Award is not assumed or continued or replaced with an Award that constitutes a Replacement Award. “Replacement Award” means an award (A) of the same type (e.g., option, RSU, etc.) as the Award, (B) that has a value at least equal to the value of the Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control or is payable solely in cash, and (D) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Award if the requirements of the two preceding sentences are satisfied.

Unless provided otherwise in an Award Agreement, if the Participant receives a Replacement Award in connection with a Change in Control, and the Participant’s employment is terminated without Cause within two years following the consummation of a Change in Control, outstanding Options, SARs, Restricted Stock and RSUs held by such Participant shall vest on the Participant’s termination date.

With respect to Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such full or prorated Award will be paid under the provisions of this Article 12 prior to when any or all such performance objectives are certified (or without regard to whether they are certified) or may make necessary and appropriate adjustments in the performance objectives.

ARTICLE 13—BENEFICIARY DESIGNATION

To the extent permitted by the Committee, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing (including electronically if permitted by the Company) with the Company or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s spouse, and if the Participant has no surviving spouse, to the Participant’s estate.

ARTICLE 14—DEFERRALS

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to RSUs and Other Awards, or the satisfaction of any requirements or objectives with respect to Performance Shares and Performance Units. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which rules and procedures shall comply with Code section 409A. The deferral of Option and SAR gains is prohibited.

ARTICLE 15—WITHHOLDING TAXES

15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award.

15.2 Share Withholding. Except as otherwise determined by the Committee or provided in the Agreement corresponding to an Award:

(a) With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, the settlement of Restricted Stock Units or Other Awards, upon the achievement of performance objectives related to Annual Incentive Awards, Performance Shares or

Performance Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in shares of Common Stock, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates (or at any greater rate as may be permitted under accounting standards without resulting in adverse accounting treatment, as determined by the Committee). All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

(b) A Participant may elect to deliver shares of Common Stock to satisfy, in whole or in part, the withholding requirement. Such an election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The Fair Market Value of the shares to be delivered will be determined as of the date the amount of tax to be withheld is determined. Such delivery must be made subject to the conditions and pursuant to the procedures established by the Committee with respect to the delivery of shares of Common Stock in payment of the corresponding Option Exercise Price.

(c) A Participant who is subject to the Company’s securities Insider Trading Policy relative to disclosure and trading on inside information, at the time the tax withholding requirement arises with respect to his or her Restricted Stock or, to the extent settled in shares of Common Stock, his or her Restricted Stock Units, Performance Shares, Performance Units, Other Awards, Options or SARs, may elect to satisfy such withholding requirement by delivering payment of the tax required to be withheld in cash or by check on the date on which the amount of tax to be withheld is determined. Once made, the election shall be irrevocable.

ARTICLE 16—AMENDMENT AND TERMINATION

16.1 Amendment or Termination of Plan. The Board or the Committee may at any time terminate and from time to time amend the Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless such action is required by applicable law or any listing standards applicable to the Common Stock or the affected Participants consent in writing. To the extent required by Code section 162(m) or Code section 422, other applicable law, and/or any such listing standards, no amendment shall be effective unless approved by the shareholders of the Company.

16.2 Amendment of Agreement. The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as expressly permitted or provided for in the Plan or in the Agreement, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant (as determined by the Committee) without the consent of such Participant. Except for adjustments as provided in Sections 4.3 or in connection with a Change in Control, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Awards or cancel outstanding Options or SARs with per share exercise prices that are more than the Fair Market Value at the time of such cancellation in exchange for cash, other awards, or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

16.3 Clawback. All Awards under the Plan (and payments and shares in settlement of Awards) shall be subject to clawback by the Company to the extent provided in any policy adopted by the Board including any policy adopted to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

16.4 Cancellation of Awards for Detrimental Activity. The Committee may provide in the applicable Agreement or a separate policy that if a Participant engages in detrimental activity, as defined in such Agreement or separate policy, the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the detrimental activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement or separate policy may also provide that if the Participant exercises an Option or SAR, receives an RSU, Performance Share, Performance Unit, Annual Incentive Award or Other Award payout, or receives or vests in shares of Common Stock under an Award at any time during the time specified in such Agreement or separate policy, the Participant shall be required to pay to the Company the excess of the then fair market value of the shares that were received with respect to the Award (or if the Participant previously disposed of such shares, the fair market value of such shares at the time of the disposition) over the total price paid by the Participant for such shares.

16.5 Assumption or Cancellation of Awards Upon a Corporate Transaction

(a) In the event of a sale of all or substantially all of the assets or stock of the Company, a spinoff, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a “Corporate Transaction”), the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor or spun-off corporation or a parent or subsidiary of such successor corporation and adjusted as appropriate).

(b) In addition or in the alternative, the Committee, in its discretion, may cancel all or certain types of outstanding Awards at or immediately prior to the time of the Corporate Transaction provided that the Committee either (i) provides that the Participant is entitled to a payment (in cash or shares) equal to the value of the Award, as determined below and to the extent there is any such value, or (ii) at least 15 days prior to the Corporate Transaction (or, if not feasible to provide 15 days’ notice, within a reasonable period prior to the Corporate Transaction), notifies the Participant that, subject to rescission if the Corporate Transaction is not successfully completed within a certain period, the Award will be terminated and provides the Participant the right to exercise the Option or other Award as to all shares, including shares that would not otherwise be exercisable (or with respect to Restricted Stock, RSUs, Performance Shares, Performance Units, or Other Awards, provides that all restrictions shall lapse) prior to the Corporate Transaction.

(c) For purposes of this provision, the value of the Award shall be measured as of the date of the Corporate Transaction and shall equal the value of the cash, shares or other property that would be payable to the Participant upon exercise or vesting of the Award, as applicable, less the amount of any payment required to be tendered by the Participant upon such exercise. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price of such Option or SAR and may cancel each Option or SAR with an exercise price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option or SAR. For example, under this provision, in connection with a Corporate Transaction, the Committee can cancel all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to the Corporate Transaction if their Options had been fully exercised immediately prior to such Corporate Transaction, less the aggregate Option Exercise Price that would have been payable therefor, or if the amount that would have been payable to the Option holders pursuant to such Corporate Transaction if their Options had been fully exercised immediately prior thereto would be less than the aggregate Option Exercise Price that would have been payable therefor, the Committee can cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to this cancellation provision may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

(d) Any actions taken under this Section 16.4 shall be valid with respect to a 409A Award only to the extent that such action complies with Code section 409A.

ARTICLE 17—MISCELLANEOUS PROVISIONS

17.1 Restrictions on Shares. If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part (as applicable), no such Award may be paid out (as applicable) and no shares may be issued pursuant to such Award (as applicable) unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any listing standards applicable to the Common Stock and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable state, federal and foreign laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity.

17.2 Rights of a Shareholder. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, SAR, RSU, Performance Share, Performance Unit or Other Award shall have any right as a shareholder with respect to any shares covered by such Award prior to the date of issuance to him or her or his or her delegate of a certificate or certificates for such shares or the date the Participant’s name is registered on the Company’s books as the shareholder of record with respect to such shares.

17.3 Transferability. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to a beneficiary in accordance with Article 13 or by will or the laws of descent and distribution. If permitted by the Committee, a Participant may transfer NQSOs to a Permitted Transferee in accordance with procedures approved by the Committee. Except for a permitted transfer of NQSOs by a Participant to a Permitted Transferee, unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no Award granted under the Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than upon the Participant’s death, to a beneficiary in accordance with Article 13 or by will or the laws of descent and distribution, and (ii) each Option and SAR outstanding to a Participant may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative (provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer to a Permitted Transferee as permitted under this Section 17.3 or by the Committee, appropriate evidence of any transfer to the Permitted Transferee shall be delivered to the Company at its principal executive office. If all or part of an Award is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Award as the Participant. For the avoidance of doubt, any permitted transfer of an Award will be without payment of consideration by the Permitted Transferee.

17.4 No Fractional Shares. Unless provided otherwise in the Agreement applicable to an Award, no fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and any fractional share otherwise payable pursuant to an Award shall be forfeited unless the Agreement provides for payment of cash for such fractional share.

17.5 No Implied Rights. Nothing in the Plan or any Agreement shall confer upon any Participant any right to continue in the employ or service of the Employer, or to serve as a Non-Employee Director thereof, or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship at any time and for any reason. Unless otherwise determined by the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. An Award of any type made in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such Participant in that year or any subsequent year. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

17.6 Transfer of Employee. The transfer of an Employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship. If an Employee’s employment or other service relationship is with a Subsidiary and that entity ceases to be a Subsidiary of the Company, a termination of employment shall be deemed to have occurred when the entity ceases to be a Subsidiary unless the Employee transfers his or her employment or other service relationship to the Company or its remaining Subsidiaries.

17.7 Expenses of the Plan. The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan.

17.8 Compliance with Laws.

(a) At all times when the Committee determines that compliance with Code section 162(m) is required or desirable, all Awards to Covered Employees shall comply with the requirements of Code section 162(m). In addition, in the event that changes are made to Code section 162(m) to permit greater flexibility with respect to any Awards, the Committee may, subject to the requirements of Article 16, make any adjustments it deems appropriate.

(b) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. It is the intent of the Company that the awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

17.9 Successors. The terms of the Plan and outstanding Awards shall be binding upon the Company and its successors and assigns.

17.10 Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any Award on the Participant’s not making an election under Code section 83(b).

17.11 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which shares of Common Stock are traded.

17.12 Compliance with Code Section 409A. At all times, this Plan shall be interpreted and operated (i) with respect to 409A Awards in accordance with the requirements of Code section 409A, and (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a 409A Award to the extent such discretionary authority would conflict with Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that a 409A Award provides for payment upon the recipient’s termination of employment as an Employee or cessation of service as a Non-Employee Director or Non-Employee, the 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A. To the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the occurrence of a change in control, then such payment shall not be made unless such change in control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a change in control. To the extent an Award is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award. In the event that an Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party.

17.13 Legal Construction.

(a) If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b) Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Georgia, without giving effect to any choice of law provisions. Unless otherwise provided in the applicable Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of Georgia to resolve any and all issues that may arise out of or relate to the Plan or such Agreement.

IN WITNESS WHEREOF, this Plan is executed as of the date approved by the Board of Directors of the Company, the     day of                     , 2015.

AARON’S, INC.

By:

Electronic Voting Instructions Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 5, 2015.
Vote by Internet
• Go to www.investorvote.com/AAN
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Matthew E. Avril	☐	☐	☐	02 - Leo Benatar	☐	☐	☐	03 - Kathy T. Betty	☐	☐	☐
	04 - Brian R. Kahn	☐	☐	☐	05 - H. Eugene Lockhart	☐	☐	☐	06 - John W. Robinson III	☐	☐	☐
	07 - Ray M. Robinson	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of a non-binding resolution to approve the Company’s executive compensation.	☐	☐	☐	3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.	☐	☐	☐
4.	Adopt and approve the Aaron’s, Inc. 2015 Equity and Incentive Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. The full name of a corporation should be signed by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Aaron’s, Inc.	COMMON STOCK

This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on May 6, 2015

The undersigned shareholder of Aaron’s, Inc. hereby constitutes and appoints John W. Robinson III, Gilbert L. Danielson and Robert W. Kamerschen, or any of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of Common Stock of Aaron’s, Inc., at the Annual Meeting of Shareholders to be held in Atlanta, Georgia on Wednesday, the 6th day of May 2015, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof as follows.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE, “FOR” APPROVAL OF A NON-BINDING RESOLUTION TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION, “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015 AND “FOR” THE ADOPTION AND APPROVAL OF THE AARON’S, INC. 2015 EQUITY AND INCENTIVE PLAN, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

Participants in any retirement plan of Aaron’s, Inc. may vote their proportionate share of Company Common Stock held in the plan by signing and returning this card, or by voting electronically or by telephone. By doing so, you are instructing the trustee to vote all of your shares at the meeting, and at any and all adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side of this proxy. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote your shares in accordance with the recommendations of the Company’s board of directors listed above. If this card is not returned (and your shares are not otherwise voted electronically or by telephone) or if this card is returned unsigned, your shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 7, 2015, and the Proxy Statement furnished therewith.

It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of the Annual Meeting of Shareholders to the undersigned.

This proxy is revocable at or at any time prior to the Annual Meeting.

(Continued and to be dated and signed on reverse side)